As filed with the U.S. Securities and Exchange Commission on September 5, 2025.

Registration No. 333-287713

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 2 to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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C&K GROUP LIMITED
(Exact name of registrant as specified in its charter)

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British Virgin Islands	5094	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Flat 3309-11, 33/F, Tower 5, The Gateway, No. 15 Canton Road
Tsim Sha Tsui, Kowloon, Hong Kong
Tel: +852 3700 3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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With a Copy to:

Arila E. Zhou, Esq. Anna J. Wang, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th floor New York, NY 10017 Tel: (212) 451-2908	Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5655 South Yosemite St., Suite 350 Greenwood Village, CO 80111 Telephone: (303) 292 3883

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Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus. A prospectus to be used for the public offering of 2,000,000 Class A ordinary shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•        Resale Prospectus. A prospectus to be used for the resale by the selling shareholders set forth therein of 1,568,000 Class A ordinary shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers and back covers;

•        they contain different Offering sections in the Prospectus Summary section beginning on page 18 and page Alt-1 respectively;

•        they contain different Use of Proceeds sections on page 53 and page Alt-2 respectively;

•        a selling shareholder section is included in the Resale Prospectus;

•        a selling shareholder Plan of Distribution is inserted; and

•        the Legal Matters section in the Resale Prospectus on page Alt-5 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling shareholders.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Preliminary Prospectus	SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2025

C&K GROUP LIMITED

2,000,000 CLASS A ORDINARY SHARES

This is a firm commitment initial public offering of 2,000,000 Class A ordinary shares of C&K Group Limited (the “Company” or “C&K Group”, “we”, “us”), no par value per share (“Class A Ordinary Shares”). The estimated initial public offering price for the Class A Ordinary Shares in the offering is expected to be between $4.00 and $5.00 per Class A Ordinary Share. The selling shareholders (as defined herein) are offering 1,568,000 Class A Ordinary Shares of C&K Group to be sold in the offering pursuant to the Resale Prospectus. We will not receive any proceeds from the sale of the Class A Ordinary Shares of C&K Group to be sold by the selling shareholders.

We have reserved the symbol “CKJ” for purpose of listing our Class A Ordinary Shares on the Nasdaq Capital Market. This offering is contingent upon the final approval from Nasdaq for our listing on Nasdaq Capital Market. There is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq Capital Market. Further, there can be no assurance that the offering will be closed and our Class A Ordinary Shares will be trading on the Nasdaq Capital Market. We will not proceed to consummate this offering if Nasdaq Capital Market denies our listing.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 20 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

We are a holding company incorporated in the British Virgin Islands (“BVI”). As a holding company with no material operations, our operations are conducted by our wholly-owned subsidiary, C&K Jewellery Limited (“C&K Jewellery”), in Hong Kong, a special administrative region of the People’s Republic of China (the “PRC” or “mainland China”). This is an offering of the Class A Ordinary Shares of C&K Group Limited, the holding company incorporated in BVI, instead of shares of C&K Jewellery, our operating entity in Hong Kong. You may never directly hold any equity interest in our operating entity.

C&K Group’s issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of ordinary shares being offered in this offering. Each of the Class A Ordinary Shares has one (1) vote per share, while each of the Class B Ordinary Shares has twenty (20) votes per share. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

Due to the disparate voting powers associated with our two classes of ordinary shares, upon completion of this offering, the largest shareholder of our company, Prosper Spring Group Limited, a company controlled by Ms. Cheng Ka Ki, our director, Chairman and Chief Executive Officer, as the owner of 8,039,000 Class A Ordinary Shares and 3,300,000 Class B Ordinary Shares, will beneficially own 88.1% of the total aggregate voting power, assuming that the underwriters do not exercise their over-allotment option. As such, Ms. Cheng Ka Ki will control matters subject to a vote by C&K Group’s shareholders, and C&K Group will be a “controlled company” as defined under the Nasdaq Stock Market Rules. As a “controlled company,” C&K Group is permitted to elect not to comply with certain corporate governance requirements. Although C&K Group currently does not intend to rely on the “controlled company” exemption for at least one year after the initial public offering, it may elect to rely on this exemption in the future. If C&K Group relies on these exemptions in the future, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See “Prospectus Summary — Implications of Being a Controlled Company” on page 17 for additional information.

We and our subsidiary are not based in mainland China and do not have operations in mainland China. We currently do not have or intend to set up any subsidiary in mainland China, and do not foresee the need to enter into any contractual arrangements with a variable interest entity (“VIE”) to establish a VIE structure in mainland China. For the year ended September 30, 2024, we generated approximately 44%, 32% and 21% of our revenues from the United States, Hong Kong and Japan, respectively. For the six months ended March 31, 2025, we generated approximately 43%, 47% and 7% of our revenues from the United States, Hong Kong, and Japan, respectively. Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and (iii) may cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

We are also aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland Chinese companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In addition, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to whether in the future we will be required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities. If we and our subsidiary (i) do not receive or maintain such permissions or approvals, should such approvals be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless. As advised by our PRC counsel, Commerce & Finance Law Offices, as of the date of this prospectus, on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company currently does not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (iii) the Company and its subsidiary do not have any business operations in mainland China; (iv) the main parts of our business activities are conducted in Hong Kong, not mainland China, and our main place of business is located in Hong Kong, not mainland China, and all our senior managers in charge of operation and management of the Company are permanent residents of Hong Kong and are not domiciled in mainland China and, (v) the Company and its subsidiary possess personal information of less than 1 million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC; (vii) neither the Company nor its subsidiary is recognized as an “operator of critical information infrastructure” by any PRC Authorities; (viii) neither the Company nor its subsidiary have been involved in any investigations initiated by the CAC, or received any inquiry, notice, warning, or sanction in such respect, we are not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities; specifically, we are currently not required to obtain any permission or approval from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. The laws and regulations of mainland China do not currently have any material impact on our business, financial condition or results of operations and we are currently not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of mainland China.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what potential impact such modified or new laws and regulations will have on C&K Group’s daily business operation, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. If there is significant change to current political arrangements between mainland China and Hong Kong, the PRC government intervenes or influences operations of companies operated in Hong Kong like us, or exerts more control through change of laws and regulations over offerings conducted overseas and/or foreign investment in issuers like us, it may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure” beginning on page 30 and “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 33 of this prospectus for more information.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it had completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which amended the HFCA Act, and on December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Our auditor, WWC, P.C., is headquartered in San Mateo, California, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for two consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted.

The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and this offering — Although the audit report included in this prospectus is prepared by U.S. auditors who are subject to PCAOB inspections on a regular basis, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which amended the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.” on page 40 and “The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.” on page 42 of this prospectus for more information.

C&K Group is permitted under the laws of BVI to provide funding to our subsidiary C&K Jewellery through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions or limitation under the laws of BVI on C&K Group’s ability to distribute earnings from its businesses, including subsidiary, to the U.S. investors. C&K Jewellery is permitted under the laws of Hong Kong to provide funding to C&K Group through dividend distribution without restrictions on the amount of the funds or restrictions on foreign exchange. As of the date of this prospectus and since our reorganization, (1) no cash transfers have occurred between C&K Group and C&K Jewellery, (2) C&K Jewellery has not made any dividend payment or distribution to C&K Group and, (3) neither C&K Group nor C&K Jewellery has made any dividends or distributions to its investors. However, on December 31,

2024, prior to our reorganization, C&K Jewellery declared total dividend of HKD3,144,443 (US$ 404,175) to its then shareholders, which was paid in full as of February 14, 2025. See “Corporate History and Structure” of our combined financial statements included in this prospectus for additional details. Both C&K Group and C&K Jewellery currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Neither C&K Group or its subsidiary has any dividend payout policy, and each entity needs to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions with other entities. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from C&K Jewellery. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiary C&K Jewellery. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. See “Dividend Policy” on page 55 and “Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 30 of this prospectus for more information.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors” and “Prospectus Summary — “Implications of Our Being an Emerging Growth Company” on pages 20 and 15, respectively.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price(1)	$4.500	$9,000,000
Underwriter discounts and commissions(2)	$0.315	$630,000
Proceeds to us, before expenses(3)	$4.185	$8,370,000

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(1)      Initial public offering price per share is assumed as $4.50 per share, which is the midpoint of the range set forth on the cover page of this prospectus. The table above assumes that the underwriter does not exercise its over-allotment option. For more information, see “Underwriting” beginning on page 124 of this prospectus.

(2)      An underwriting discount equal to 7% of the public offering price will be provided to the underwriter. We have agreed to reimburse the underwriter for certain expenses. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the underwriter. See the section titled “Underwriting” beginning on page 124 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.

(3)      We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) not to exceed $190,000, exclusive of the above discounts. For a detailed description of the compensation to be received by the underwriter, see “Underwriting” beginning on page 124 of this prospectus.

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the Class A Ordinary Shares if any such Class A Ordinary Shares are taken. We have granted the underwriter an option for a period of forty-five (45) days after the closing date of our initial public offering to purchase up to 15% of the total number of the Class A Ordinary Shares to be offered by us pursuant to this offering (excluding Class A Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, if any, at the public offering price less the underwriting discounts. If the underwriter exercises the option in full, and assuming an offering price of $4.50 per Class A Ordinary Share, which is the midpoint of the range set forth on the cover page of this prospectus, the total gross proceeds to us, before underwriting discounts and expenses, will be $10,350,000.

The underwriter expects to deliver the shares to purchasers in the offering on or about [•], 2025.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Revere Securities LLC

Prospectus dated [•], 2025

We and the underwriter have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed offering, and only prospectus dated hereof, is authorized by us to be used in connection with our proposed offering. The preliminary prospectus will only be distributed by us and no other person has been authorized by us to use this document to offer or sell any of our securities.

Until [•], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “we”, or “us” in this prospectus are to C&K Group Limited, a British Virgin Islands company and its subsidiary, unless the context otherwise indicates;

•        “BVI” are to the “British Virgin Islands”;

•        “BVI Act” are to the BVI Business Companies Act (Law Revision 2020) (as amended);

•        “China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•        the “Company” or “C&K Group” are to C&K Group Limited, a BVI company;

•        “mainland China” are to the mainland of the People’s Republic of China;

•        “C&K Jewellery” are to C&K Jewellery Limited, a Hong Kong company;

•        “Class A Ordinary Shares” refers to the Class A ordinary shares of C&K Group Limited, no par value per share;

•        “Class B Ordinary Shares” refers to the Class B ordinary shares of C&K Group Limited, no par value per share;

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “HKD” or “HK Dollar” are to the legal currency of Hong Kong;

•        “Memorandum and Articles of Association” refers to the memorandum and articles of association of C&K Group Limited (or “C&K Group,” as defined above), filed with the Registry of Corporate Affairs of the BVI on January 28, 2025;

•        “Ordinary Shares” are to the Class A and Class B Ordinary Shares;

•        “$,” “dollars,” “US$” or “U.S. dollars” are to the legal currency of the United States; and

•        “U.S. GAAP” are to generally accepted accounting principles in the United States.

ii

PUBLIC OFFERING PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors” before deciding whether to buy our Class A Ordinary Shares.

Business Overview

C&K Group Limited (“C&K Group” or the “Company”), through its operating subsidiary, C&K Jewellery Limited (“C&K Jewellery), incorporated in Hong Kong on November 3, 2016, is principally engaged in the purchasing, designing and sales of loose pearls and finished jewelry products.

We believe our strategic location in Hong Kong positions us advantageously within the global pearl trading market. Hong Kong has established itself as a leading trading and distribution center for pearls and, in 2023, was the largest importer and the sixth largest exporter of pearls globally. We currently offer a selection of over 1,000 styles of pearls and finished jewelry products.

Our revenue was HKD75.5 million and HKD66.8 million (US$8.6 million) for the years ended September 30, 2023 and 2024, respectively, and HKD33.0 million (US$4,2 million) for the six months ended March 31, 2025. We recorded net income of HKD15.2 million and HKD14.0 million (US$1.8 million) for the years ended September 30, 2023 and 2024, respectively, and HKD3.9 million (US$0.5 million) for the six months ended March 31, 2025. We pride ourselves on operational excellence, which is reflected in our value-adding products and services. Our commitment to maintaining high standards of product quality has earned us a good reputation for high quality products among our customers and business partners.

Competitive Strengths

We attribute our success to the following key competitive strengths:

•        We have established access to high-quality pearl suppliers and seasonal auctions.

•        We have strong and stable vendor relationships.

•        We have a strong and experienced management team with strong commitment.

•        We have a quality control system, which allows us to deliver high quality products and maintain market reputation.

•        We offer an online platform for customers to place purchase orders.

Growth Strategy

Our growth strategy includes increasing our market presence through geographical expansion, increasing our product diversification, and strengthening our brand recognition, through increased social media marketing, and strengthening our reputation in our existing markets. We intend to strengthen our market presence in the pearls and jewelry industry, by implementing the following business strategies and plans:

Diversify our product portfolio.

We intend to expand our existing pearls and jewelry product portfolio to offer a wider range of products to our customers, including new jewelry product collections based on lab-grown diamonds. Currently, we offer a selection of over 1,000 styles of pearls and finished jewelry products. We plan to introduce more products and new jewelry collections incorporating a wider variety of gemstones and precious metals into our sales channels in order to appeal to wider customer base. We believe we can leverage the expertise and experience we have gained from selling pearls and jewelry products to expand into other jewelry product markets in the future. We believe our established network of resourceful suppliers and diverse customer base allows us to diversify our product portfolio with fewer concerns about procurement and sales channels. We are committed to maintaining a diverse product portfolio and plan to introduce additional pearl and luxury jewelry products in the future.

Expand our market presence in the pearls and jewelry industry.

We are preparing to expand into new markets in Asia, particularly Thailand and Singapore, leveraging digital marketing and e-commerce platforms to reach a broader customer base. By utilizing our experience and expertise in providing high-quality products at competitive prices in our industry, we aim to offer a wide selection of products in these new markets. We believe this initiative will not only diversify our product offerings, but also strengthen our position in the pearls and jewelry market, catering to a broader geographic market and increased demand for our products.

Our Business Operations

The key markets that we serve are Hong Kong, the United States, Japan, Australia and Europe. We offer over 1,000 styles of pearls and finished jewelry products.

Our Products and Services

Our Products

Our products primarily consist of loose pearls and finished jewelry products. The Company’s sales of loose pearls contributed 58.2% and 49.8% to our total revenues for the years ended September 30, 2023 and 2024, respectively, and 31.1% for the six months ended March 31, 2025. Sales of finished jewelry products contributed 41.8% and 50.2% to the Company’s total revenues for the years ended September 30, 2023 and 2024, respectively, and 68.9% for the six months ended March 31, 2025.

Below are some of products we offer:

•        Loose pearls, matched pairs, and pearl strands

•        Custom-designed pearl jewelry

•        Gemstone and semi-precious stone jewelry

•        Pearl and diamond or gemstone jewelry sets

•        Classic pearl strands in various jewelry styles, including necklaces, bracelets, rings, pendants, earrings, brooches, and clasps

Our Services

We offer tailor-made jewelry design services wherein we design and produce jewelry products based on customer specifications.

Our Distribution Channels

The Company’s loose pearls and finished jewelry products are distributed through wholesale and retail channels. Our revenues generated through the wholesale channel represented 82.1%, 95.0%, and 95.4% of total revenues for the years ended September 30, 2023 and 2024 and the six months ended March 31, 2025, respectively. Sales revenue generated through the retail channel represented 17.9%, 5.0%, and 4.6% for the years ended September 30, 2023 and 2024 and the six months ended March 31, 2025, respectively.

Sales Revenue by Channels for The Years Ended September 30, 2023 and 2024, and the six months ended March 31, 2025
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
17.9%
82.1%
5.0%
95.0%
4.6%
95.4%
9/30/2023
9/30/2024
31/3/2025
Wholesale
Retail

Revenue by distribution channel for the years ended September 30, 2023 and 2024, and the six months ended March 31, 2025

Our Customers

Our customers primarily consist of business-to-business (“B2B”) customers, including wholesalers, jewelry manufacturers, independent designers and retail sellers located primarily in Hong Kong, the United States, Japan, Australia and the European Union. Currently, we have strategically decided to focus on B2B sales, which we believe is more suitable to our purchasing patterns, where we obtain discounts and lower prices for our bulk purchases and lot purchases. Additionally, we believe our focus on B2B sales will help create more stabilized recurring sales, improve efficiencies and foster our customer relationships. For the year ended September 30, 2023, our sales revenue from our customers in Hong Kong, the United States, Japan, China and Australia was 30.9%, 27.0%, 21.2%, 17.4%, and 0.6% of total revenues for the year, respectively. For the year ended September 30, 2024, our sales revenue from our customers in Hong Kong, the United States, Japan, China and Australia was 31.5%, 44.0%, 21.0%, 1.7% and 0.7% of total revenues for the year, respectively. For the six months ended March 31, 2025, our sales revenue from our customers in Hong Kong, the United States, Japan and China was 47.3%, 43.2%, 7.4%, and 1.0% of total revenues for the period, respectively.

Sales Revenue by Jurisdictions for The Years Ended September 30, 2023 and 2024, and the six months ended March 31, 2025
PERCENTAGE
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
47.3%
43.2%
44.0%
31.5%
30.9%
27.0%
21.0%
21.2%
7.4%
17.4%
1.0%
1.7%
0.0%
0.7%
0.6%
Hong Kong
United States
Japan
China
Australia
JURISDICTIONS
9/30/2023 Total
9/30/2024 Total
31/3/2025 Total

Revenue by customer location for the years ended September 30, 2023 and 2024, and the six months ended March 31, 2025

We have not entered into written agreements with any of our B2B or B2C customers. Because of the longstanding and well-established relationship with our customers, we do not impose any requirement for a minimum quantity of products to be purchased by any of our B2B customers. All of our sales in Hong Kong are outright sales whereby titles of goods pass to the B2B or B2C customer upon the delivery of products to the customer.

The following tables set forth information as to each customer that accounted for 10% or more of the sales of the Company for the fiscal years ended September 30, 2023 and 2024 and the six months ended March 31, 2025.

For the year ended September 30, 2023, there were three customers each generating over 10% of the Company’s total revenue for the year, and they in aggregate accounted for approximately 53% of our total revenue for the year.

	For the year ended September 30, 2023
Customers	Amount	Amount	%
	HKD	US$
Customer A	18,013,328	2,318,527	24%
Customer B	13,907,506	1,790,059	18%
Customer C	8,450,520	1,087,681	11%
Total	40,371,354	5,196,267	53%

For the year ended September 30, 2024, there were three customers each generating over 10% of the Company’s total revenue for the year, and they in aggregate accounted for approximately 73% of our total revenue for the year.

	For the year ended September 30, 2024
Customers	Amount	Amount	%
	HKD	US$
Customer A	27,468,400	3,535,505	41%
Customer B	12,731,001	1,638,629	19%
Customer D	8,514,888	1,095,966	13%
Total	48,714,289	6,270,100	73%

For the six months ended March 31, 2025, there were two customers each generating over 10% of the Company’s total revenue for the period, and they in aggregate accounted for approximately 76% of our total revenue for the period.

	For the six months ended March 31, 2025
Customers	Amount	Amount	%
	HKD	US$
Customer A	13,364,582	1,717,835	40%
Customer D	11,800,000	1,516,729	36%
Total	25,164,582	3,234,564	76%

Although the Company’s sales were highly concentrated on our major customers in the fiscal years ended September 30, 2023 and 2024, and remained concentrated during the six months ended March 31, 2025, we have been able to retain a longstanding and well-established relationship with our customers and we are confident in our ability to continue attracting new customers and adapting to evolving market conditions.

Our Suppliers

Our suppliers primarily consist of major pearl farmers and other manufacturers. The Company maintains long-term relationships with its suppliers to ensure high-quality production and efficient wholesale distribution of sourced materials. During the evaluation and selection of our suppliers, the Company considers various factors including, but not limited to, industry presence, reputation, cost, quality and on-time delivery capabilities. Further, we have close relationships with the major pearl farms located in Australia which allows the Company to receive private invitations to seasonal auctions for new pearl harvests that are exclusive to selected companies only. Our relationships with our suppliers provide us with access to supplier industry information which enables us keep abreast of the latest market prices and industry trends.

The Company’s major pearls and jewelry materials suppliers are located in Hong Kong, the People’s Republic of China and Japan. For the year ended September 30, 2023, our suppliers in Hong Kong, the People’s Republic of China and Japan accounted for 90.0%, 9.8% and 0.2% of our total purchases for the year, respectively. For the year ended September 30, 2024, our suppliers in Hong Kong, the People’s Republic of China and Japan accounted for 85.2%, 10.6% and 4.2% of our total purchases for the year, respectively. For the six months ended March 31, 2025, our suppliers in Hong Kong, the People’s Republic of China and Japan accounted for 90.3%, 9.4% and 0.2% of our total purchases for the period, respectively.

Location of Suppliers by Total Amount of Purchases for The Years Ended September 30, 2023 and 2024, and the six months ended March 31, 2025
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
90.0%
9.8%
0.2%
85.2%
10.6%
4.2%
90.3%
9.4%
0.2%
9/30/2023
9/30/2024
31/3/2025
Hong Kong
PRC
Japan

Purchases by supplier location for the years ended September 30, 2023 and 2024, and the six months ended March 31, 2025

We have not entered into written agreements with any of our suppliers. Nevertheless, we believe we have long-term strong relationships with major pearl farmers and other suppliers that allow us access to steady supply of pearls and materials to satisfy our customers’ demands. Our largest major supplier has operated in the jewelry industry in Hong Kong for over 30 years. Our second largest major supplier, located in Hong Kong, is a subsidiary of a German-based company principally engaged in the precious metals business and has operated in Hong Kong for over 45 years.

The following tables set forth information as to each supplier that accounted for 10% or more of the purchases of the Company for the fiscal years ended September 30, 2023 and 2024 and the six months ended March 31, 2025.

For the year ended September 30, 2023, two suppliers each accounted for over 10% of the Company’s total purchases for the year, and they in aggregate accounted for approximately 44% of our total purchases for the year.

	For the year ended September 30, 2023
Suppliers	Amount	Amount	%
	HKD	US$
Supplier A	10,995,786	1,415,287	34%
Supplier B	3,412,118	439,180	10%
Total	14,407,904	1,854,467	44%

For the year ended September 30, 2024, two suppliers each accounted for over 10% of the Company’s total purchases for the year, and they in aggregate accounted for approximately 61% of our total purchases for the year.

	For the year ended September 30, 2024
Suppliers	Amount	Amount	%
	HKD	US$
Supplier A	11,314,746	1,456,340	34%
Supplier C	9,025,372	1,161,671	27%
Total	20,340,118	2,618,011	61%

For the six months ended March 31, 2025, two suppliers each accounted for over 10% of the Company’s total purchases for the period, and they in aggregate accounted for approximately 57% of our total purchases for the period.

	For the six months ended March 31, 2025
Suppliers	Amount	Amount	%
	HKD	US$
Supplier A	5,423,768	697,151	36%
Supplier C	3,132,135	402,593	21%
Total	8,555,903	1,099,744	57%

Sales and Marketing

Our sales and marketing initiatives include promoting our pearls and jewelry products using social media and participating in trade exhibitions in Hong Kong. Additionally, we promote our products and brand by participating in product design competitions in Hong Kong.

Seasonality

Our sales follow the traditional seasonal shopping patterns in Hong Kong, the United States, Japan and our other markets. A high proportion of our sales are typically recorded around holidays (e.g., Valentine’s day, Mothers’ day, and Christmas day) because of a concentration of promotional sales and other promotional events in the period surrounding these dates while our sales decrease during and summertime (e.g., summer vacation time in Europe). As a result, our revenue is usually higher in the first and fourth quarter of the year and usually lower during the third quarter of the year.

Competition

The pearl and jewelry industry is highly fragmented and competitive, with various market players competing for market share based on product quality, price and design. There is no single company that dominates the industry, and our competition comes from wholesalers, manufacturers, independent designers, and retailers in our markets. However, many of these companies leverage their access to local and international markets to source a wide range of materials as well as having more robust product design capabilities, thereby catering to different consumer preferences we are currently unable to satisfy. Despite the strong competition we face in our industry, we believe we are positioned to compete effectively by virtue of our well-established relationship with our customers, our presence in the pearls and jewelry industry, our quality control system, and our experienced and dedicated management team.

Intellectual Property

We regard our trademark, domain names, product designs, and similar intellectual property as critical to our success, and we rely on trademark law in Hong Kong, as well as confidentiality procedures and contractual provisions with our employees, contractors and others to protect our proprietary rights.

As of the date of this prospectus, we hold one trademark which is registered in Hong Kong, under registration number 305358763, and which was registered on August 12, 2020 and expires on August 11, 2030.

As of the date of this prospectus, we do not hold patents for the jewelry products we design and develop for our customers. Our customers retain ownership of related patents for the design of these jewelry products.

We have registered the domain names of “www.cnkjewellery.com” and “www.cnkjewel.com”.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed in more detail in the section titled “Risk Factors” beginning on page 20 of this prospectus.

Risks Related to Our Business

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•        A decline in discretionary consumer spending may adversely affect our industry, our operations, and ultimately our profitability. See more detailed discussion of this risk factor on page 20 of this prospectus.

•        Our jewelry products exported from Hong Kong to the United States may be subject to the additional tariffs recently imposed by the U.S. government on certain products imported from China (including Hong Kong), which could adversely affect our cost structure and results of operations. See more detailed discussion of this risk factor on page 20 of this prospectus.

•        We have a substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues. See more detailed discussion of this risk factor on page 21 of this prospectus.

•        We rely on a limited number of suppliers. A loss of any of these suppliers could significantly negatively affect our business. See more detailed discussion of this risk factor on page 21 of this prospectus.

•        We face intense competition from other jewelry traders, and if we do not compete effectively, our results of operations and business prospects may be adversely affected. See more detailed discussion of this risk factor on page 23 of this prospectus.

•        Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations. See more detailed discussion of this risk factor on page 24 of this prospectus.

•        Our principal shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders. See more detailed discussion of this risk factor on page 25 of this prospectus.

Risks Related to Acquisitions

We are also subject to risks and uncertainties related to our future acquisitions, including, but not limited to, the following:

•        We may have difficulty integrating acquisitions, which can reduce the benefits we receive from acquisitions.

Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

•        If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected. See more detailed discussion of this risk factor on page 31 of this prospectus.

•        If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer. See more detailed discussion of this risk factor on page 32 of this prospectus.

•        We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies. See more detailed discussion of this risk factor on page 32 of this prospectus.

Risks Related to Doing Business in Hong Kong

All of our operations are in Hong Kong; therefore, we face risks and uncertainties relating to doing business in Hong Kong in general, including, but not limited to, the following:

•        Although we and our subsidiary are not based in mainland China and we have no operations in mainland China, the PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. It may result in a material adverse change in C&K Jewellery’s operations, significantly limit or completely hinder C&K Group’s ability to offer or continue to offer securities to investors and cause the value of C&K Group’s securities to significantly decline or become worthless, which would materially affect the interests of the investors. See more detailed discussion of this risk factor on page 33 of this prospectus.

•        There remain some uncertainties as to whether we will be required to obtain approvals from Chinese authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. See more detailed discussion of this risk factor on page 33 of this prospectus.

•        It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within China. See more detailed discussion of this risk factor on page 37 of this prospectus.

Risks Related to Our Class A Ordinary Shares and This Offering

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Class A Ordinary Shares and this offering, including, but not limited to, the following:

•        There has been no public market for our Class A Ordinary Shares prior to this offering and the sales of our Class A Ordinary Shares by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, and if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all. See more detailed discussion of this risk factor on page 40 of this prospectus.

•        Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities. See more detailed discussion of this risk factor on page 42 of this prospectus.

•        Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. See more detailed discussion of this risk factor on page 43 of this prospectus.

•        We do not intend to pay dividends for the foreseeable future. See more detailed discussion of this risk factor on page 44 of this prospectus.

•        The offering price of this underwritten public offering and resale offering could differ. See more detailed discussion of this risk factor on page 45 of this prospectus.

•        The resale by the selling shareholders may cause the market price of our Class A Ordinary Shares to decline. See more detailed discussion of this risk factor on page 45 of this prospectus.

•        As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Market corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares. See more detailed discussion of this risk factor on page 46 of this prospectus.

•        If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a foreign private issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them. See more detailed discussion of this risk factor on page 46 of this prospectus.

•        We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. See more detailed discussion of this risk factor on page 47 of this prospectus.

Corporate History and Holding Company Structure

We are a holding company incorporated in the BVI on January 28, 2025 under the BVI Act with operations conducted by our wholly-owned subsidiary, C&K Jewellery, in Hong Kong, which was incorporated on November 3, 2016.

On February 17, 2025, C&K Jewellery underwent a reorganization (the “Reorganization”). On January 28, 2025, then-existing shareholders of C&K Jewellery (80% owned by Splendid Wealth Investments Limited and 20% owned by New Jumbo Global Limited) entered into a sale and purchase agreement (the “SPA”) for the transfer of all of their shares of C&K Jewellery to eleven individuals, who on the same day entered into a share exchange agreement (the “SEA”) with C&K Group and C&K Jewellery, pursuant to which the eleven individuals transferred all of their rights in the shares in C&K Jewellery (pursuant to and under the SPA) to C&K Group in exchange for 100% shares in C&K Group on a pro rata basis. The share transfers and issuances contemplated by the SPA and SEA were effectuated on February 17, 2025. Following the completion of the contemplated transactions under the SPA and SEA, C&K Group became the 100% parent company of C&K Jewellery. The majority of C&K Jewellery’s shares remain to be held by the same beneficial owners before and after the Reorganization.

The following diagram illustrates our corporate legal structure.

Permission Required from the PRC Authorities for This Offering

As advised by our PRC counsel, Commerce & Finance Law Offices, as of the date of this prospectus, on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company currently does not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (iii) the main parts of our business activities are conducted in Hong Kong, not mainland China, and our main place of business is located in Hong Kong, not mainland China, and all our senior managers in charge of operation and management of the Company are permanent residents of Hong Kong and are not domiciled in mainland China; (iv) the Company and its subsidiary possess personal information of less than 1 million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC; (v) neither the Company nor its subsidiary is recognized as an “operator of critical information infrastructure” by any PRC authorities; and (vi) neither the Company nor its subsidiary have been involved in any investigations initiated by the CAC, or received any inquiry, notice, warning, or sanction in such respect, we are not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities; specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. The laws and regulations of mainland China do not currently have any material impact on our business, financial condition or results of operations and we are currently not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the mainland China.

Nevertheless, we are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland Chinese companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what potential impact such modified or new laws and regulations will have on C&K Group’s daily business operations, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchange. If there is significant change to current political arrangements between mainland China and Hong Kong, the PRC government intervenes or influences operations of companies operated in Hong Kong like us, or exerts more control through change of laws and regulations over offerings conducted overseas and/or foreign investment in issuers like us, it may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure” beginning on page 30 and “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 33 of this prospectus for more information.

Transfers of Cash To and From Our Subsidiary

C&K Group is permitted under the laws of British Virgin Islands to provide funding to our subsidiary in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions or limitation on C&K Group’s ability to distribute earnings from its businesses, including subsidiary, to the U.S. investors.

Our equity structure is a direct holding structure, that is, the overseas entity to be listed in the U.S., C&K Group holds 100% of shares of C&K Jewellery, our Hong Kong operating entity. Cash is transferred through our organization in the following manner: (i) funds may be transferred from C&K Group, the holding company incorporated in the British Virgin Islands to C&K Jewellery in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by C&K Jewellery to C&K Group. C&K Jewellery is permitted under the laws of Hong Kong to provide funding to C&K Group through dividend distribution without restrictions on the amount of the funds or restrictions on foreign exchange. If C&K Group intends to distribute dividends to its shareholders, it will depend on payment of dividends from C&K Jewellery in accordance with the laws and regulations of Hong Kong, and the dividends will be distributed by C&K Group to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. If C&K Jewellery incurs debt on its own in the future, the instruments governing such debt may restrict C&K Jewellery’s ability to pay dividends, make distribution or transfer funds to C&K Group. As of the date of this prospectus, our subsidiary has not made any dividends or distributions to C&K Group. As of the date of this prospectus, we do not have any U.S. investors, so no dividends or distributions have been made to any U.S. investors. Both C&K Group and C&K Jewellery currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the British Virgin Islands and Hong Kong. In the future, cash proceeds from overseas financing activities, including this offering, can be directly transferred to subordinate operating entity C&K Jewellery via capital contribution or shareholder loans, as the case may be.

In the reporting periods presented in this prospectus, no cash and other asset transfers have occurred among the Company and its subsidiary.

Currently, all of our operations are in Hong Kong. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in mainland China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The laws and regulations of mainland China do not currently have any material impact on transfer of cash from C&K Group to C&K Jewellery or from C&K Jewellery to C&K Group and the investors in the U.S.

Subject to the BVI Act and our Memorandum and Articles of Association, our board of directors may authorize a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

See “Dividend Policy” on page 55 and “Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 30 of this prospectus for more information.

Capital Structure

Under our Memorandum and Articles of Association, we are authorized to issue a maximum of 440,000,000 Class A Ordinary Shares, with no par value per share, and 60,000,000 Class B Ordinary Shares, with no par value per share. Each Class A Ordinary Share entitles its holder to one vote with respect to any matters submitted to the shareholders for a vote whereas each Class B Ordinary Share entitles its holder to twenty votes with respect to any matters submitted to the shareholders for a vote. Holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters presented to our shareholders for their vote approval. Class B Ordinary Shares are convertible, at the option of the holder, at any time after issue and without the payment of any additional sum, into such number of Class A Ordinary Shares, as may be issued at the conversion rate of 1:1. Class A Ordinary Shares are not convertible into Class B Ordinary Shares at any time.

Our Corporate Information

Our principal executive offices are located at Flat 3309-11, 33/F, Tower 5, The Gateway, No. 15 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, and our telephone number is +852 3700 3500. Our registered office in the British Virgin Islands is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. We maintain websites at: www.cnkjewellery.com and www.cnkjewel.com.

Recent Regulatory Development in PRC

We and our subsidiary are not based in mainland China and do not have operations in mainland China. We currently do not have or intend to set up any subsidiary in mainland China, or do not foresee the need to enter into any contractual arrangements with a VIE to establish a VIE structure in mainland China. Our main place of business is located in Hong Kong and all our senior managers in charge of operation and management of the Company are permanent residents of Hong Kong. Pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Such governmental actions, if and when occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and (iii) may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

We are also aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland-China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the Opinions on Strictly and Lawfully Cracking Down Illegal Securities Activities to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland-China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 28, 2021, the CAC and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. In addition, the Cybersecurity Law, which was adopted by the Standing Committee of the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures, or the “Review Measures”, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in mainland China must be stored in mainland China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to national security review by the CAC together with competent departments of the State Council. In addition, for critical information infrastructure operators, or the “CIIOs”, that purchase network-related products and services, the CIIOs shall declare any network-related product or service that affects or may affect national security to the Office of Cybersecurity Review of the CAC for cybersecurity review. Due to the lack of further interpretations, the exact scope of what constitutes a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. In addition, the Review Measures stipulates that any online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO or requiring us to undertake a cybersecurity review by the CAC. Further, as of the date of this prospectus, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future. On November 14, 2021, the CAC published the Regulations on the Data Security Administration Draft, or the “Data Security Regulations Draft”, to solicit public opinion and comments. Under the Data Security Regulations Draft, an overseas initial public offering to be conducted by a data processor processing the personal information of more than one million individuals shall apply for a cybersecurity review. Data processor means an individual or organization that independently makes decisions on the purpose and manner of processing in data processing activities, and data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. Our Hong Kong subsidiary, C&K Jewellery may collect and store certain data (including certain personal information) from our customers for the “Know Your Customers” purpose, who may be PRC individuals. We do not currently expect the Review Measures to have an impact on our business, operations or this offering as we do not believe that C&K Jewellery is deemed to be a “CIIO” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) C&K Jewellery is incorporated and operating in Hong Kong without any subsidiary or VIE structure in mainland China and the Review Measures remains unclear whether it shall be applied to a Hong Kong company; (ii) as of the date of this prospectus,

C&K Jewellery did not collect or store any personal information of individual customers of mainland China; and (iii) as of the date of this prospectus, C&K Jewellery has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on C&K Jewellery’s daily business operations, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchange. To the knowledge of the management, C&K Jewellery is not required to obtain regulatory approval for this offering of our Class A Ordinary Shares to foreign investors from the PRC authorities, or to pass cybersecurity review of CAC. However, if there is significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and C&K Jewellery is required to obtain such approval in the future, and C&K Jewellery does not receive or maintain the approvals or is denied permission from the PRC authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant depreciation of the price of our Class A Ordinary Shares. See “Risk Factors — Risks Related to Our Corporate Structure — There remain some uncertainties as to whether we will be required to obtain approval from Chinese authorities to list on U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approval.” On page 33 of this prospectus.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our independent registered accounting firm on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of this offering occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, herein referred to as the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

Implications of Being a Foreign Private Issuer

We are incorporated in the BVI and more than 50% of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

•        we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

In addition, as a foreign private issuer, we are permitted to rely on home country practice to be exempted from certain corporate governance requirements under Nasdaq Marketplace Rules. Although we currently do not intend to rely on home country practice with respect to our corporate governance after the completion of this offering, if we choose to follow the British Virgin Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

Implications of Being a Controlled Company

After the completion of this offering, and as long as Ms. Cheng Ka Ki beneficially owns at least 50% of the voting power of our Company, we are a “controlled company” as defined under Nasdaq Marketplace Rules.

As long as C&K Group is a controlled company under that definition, C&K Group is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of C&K Group’s board of directors must be independent directors;

•        an exemption from the rule that the compensation of C&K Group’s chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that C&K Group’s director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we currently do not intend to rely on the “controlled company” exemption, we may elect to rely on this exemption in the future. If C&K Group elects to rely on the “controlled company” exemption, a majority of the members of its board of directors might not be independent directors and its nominating and corporate governance and compensation committees might not consist entirely of independent directors. See “Risk Factor — As a “controlled company” under the rules of the Nasdaq Capital Market, C&K Group may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on C&K Group’s public shareholders.”

THE OFFERING

Ordinary Shares offered by us	2,000,000 Class A Ordinary Shares
Price per Ordinary Share	Between $4.00 and $5.00 per Class A Ordinary Share
Over-Allotment Option

We have granted to the underwriter a 45-day option to purchase from us up to an additional 15% of the Class A Ordinary Shares sold in this offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts.

Ordinary Shares outstanding prior to completion of this offering	16,000,000 Class A Ordinary Shares and 3,300,000 Class B Ordinary Shares
Ordinary Shares outstanding immediately after this offering	18,000,000 Class A Ordinary Shares, assuming that the underwriter does not exercise its over-allotment option, and 3,300,000 Class B Ordinary Shares
Transfer Agent	Transhare Corporation, with its offices located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.
Listing	We have applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market.
Nasdaq Capital Market symbol	“CKJ”
Use of proceeds

We intend to use the proceeds from this offering for (i) brand promotion and marketing, (ii) recruitment of experienced personnel, (iii) strategic investments and acquisitions, and (iv) general working capital. See “Use of Proceeds” on page 53 of this prospectus for more information.

Lock-up

We and all of our directors and officers and certain shareholders (5% or more shareholders) have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of six (6) months from the date of consummation of this offering. See “Shares Eligible for Future Sale” on page 116 and “Underwriting” beginning on page 124 of this prospectus for more information.

Risk factors

The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 20 of this prospectus for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following tables summarize our consolidated financial data for the periods and as of the dates indicated. The summary consolidated statements of income for the years ended September 30, 2023 and 2024 and the summary consolidated balance sheets as of September 30, 2023 and 2024 have been derived from our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP, and included elsewhere in this prospectus. The summary consolidated statements of income for the six months ended March 31, 2024 and 2025 and the summary consolidated balance sheets as of March 31, 2025 are derived from our unaudited interim condensed consolidated financial statements that are included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

Selected Statements of Operations Information:

	For the six months ended March 31,			For the years ended September 30,
	2024	2025	2025	2023	2024	2024
	HKD	HKD	US$	HKD	HKD	US$
Total revenues	47,065,652	32,982,272	4,239,421	75,541,445	66,839,374	8,603,011
Total operating expenses	5,557,399	29,555,566	3,798,965	58,648,240	52,415,559	6,746,498
Income from operations	15,891,332	3,426,706	440,456	16,893,205	14,423,815	1,856,513
Total interest income and other income, net	1,068,484	569,878	73,250	814,721	(2,140,611)	(275,522)
Income before income tax provision	16,959,816	3,996,584	535,792	17,707,926	16,564,426	2,132,035
Provision for income taxes	2,657,571	219,132	32,075	2,502,190	2,535,284	326,321
Net income	$14,302,245	$3,777,452	$503,717	$15,205,736	$14,029,142	$1,805,714
Basic and diluted earnings per share	$0.89	$0.24	$0.030	$0.95	$0.88	$0.11

Selected Balance Sheet Information:

	As of March 31,		As of September 30,
	2025	2025	2024	2024
	HKD	US$	HKD	US$
Summary Consolidated Balance Sheet Data
Cash and cash equivalents	$8,499,277	$1,092,466	$55,584,053	$7,154,319
Total current assets	21,642,390	2,781,833	74,681,595	9,612,397
Total non-current assets	9,630,348	1,237,851	9,972,708	1,283,606
Total assets	31,272,738	4,019,684	84,654,303	10,896,003
Total current liabilities	9,540,985	1,226,367	62,337,776	8,023,604
Total non-current liabilities	3,851,179	495,017	5,068,962	652,435
Total liabilities	13,392,164	1,721,384	67,406,738	8,676,039
Total shareholders’ equity	$17,880,574	$2,298,300	$17,247,565	$2,219,964

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

Our revenues, operating income and cash flows are likely to fluctuate.

We experience fluctuations in our revenues and cost structure and the resulting operating income and cash flows and expect that this will continue to occur in the future. We may experience fluctuations in our annual and quarterly financial results, including revenues, operating income and earnings per share, for reasons that may include: (i) the timing of revenue recognition under U.S. GAAP; (ii) the utilization of revenue-generating professionals, including the ability to adjust staffing levels up or down to accommodate needs of the our business needs; (iii) the geographic locations of our customers or the locations where our products are sold; (iv) the length of billing and collection cycles and changes in amounts that may become uncollectible; (v) changes in the frequency and complexity of government regulatory and enforcement activities; (vi) fluctuations in the exchange rates of various currencies against the U.S. dollar; and (vii) economic factors beyond our control.

Our results are subject to seasonal and other similar factors. While we assess our annual guidance at the end of each quarter and update such guidance when we think it is appropriate, unanticipated future volatility can cause actual results to vary significantly from our guidance, even where that guidance reflects a range of possible results and has been updated to take account of partial-year results.

A decline in discretionary consumer spending may adversely affect our industry, our operations, and ultimately our profitability.

Luxury products, such as fine jewelry, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect the jewelry industry more significantly than other industries. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Our jewelry products exported from Hong Kong to the United States may be subject to the additional tariffs recently imposed by the U.S. government on certain products imported from China (including Hong Kong), which could adversely affect our cost structure and results of operations.

Recently, U.S. president, Donald J. Trump, announced that the U.S. would impose additional tariffs on imports from China (including Hong Kong) which would result in an effective tariff rate of 145% on Chinese imports starting April 9, 2025. The additional tariffs imposed by the U.S. government on certain products imported from China (including Hong Kong) may negatively impact our cost structure. Our major pearls and jewelry materials suppliers are located in Hong Kong, China and Japan and we generated approximately 44% and 43% of our revenues from the United States in the year ended September 30, 2024 and the six months ended March 31, 2025, respectively.

We are currently evaluating the impact of the recently imposed additional tariffs as a whole. If our jewelry products are deemed subject to the additional tariffs as a result of our using raw materials sourced from China and Hong Kong in the manufacturing of our products (our products are manufactured by third parties), our cost structure and profitability may be materially and negatively affected. Additionally, if our customers in the U.S. are required to pay additional tariffs on our jewelry products, demand for our jewelry products in the U.S. could decline, negatively affecting our sales and revenue.

Additionally, there is no guarantee that the trade relations between the U.S. and China will remain stable in the future. Any deterioration in the relationship between the U.S. and China could further increase our costs of exporting our products to the U.S., which could have an adverse effect on our business, financial condition and results of operations.

Finally, the evolving regulatory landscape and potential for further tariff adjustments or trade restrictions create uncertainty. Compliance with tariff-related regulations, including classification and valuation requirements, may increase operational complexity and costs. Any escalation in trade tensions or additional tariffs could further disrupt our supply chain, limit our access to materials, and negatively impact our ability to meet customer demand, posing significant risks to our business.

We have a substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues.

We derive a significant portion of our revenues from a few major customers. For the year ended September 30, 2023, three major third-party customers, accounted for 23.8% (a luxury jewelry distributor in the United States), 18.4% (a jewelry dealer based in Japan) and 11.2% (an individual buyer), respectively, of the Company’s total revenues. For the year ended September 30, 2024, three major third-party customers accounted for 41.1% (a jewelry trading company based in the United States), 19.0% (a jewelry dealer based in Japan) and 12.7% (a jewelry dealer based in Hong Kong), respectively, of the Company’s total revenues. For the six months ended March 31, 2025, one major third-party customer accounted for 40.5% (a jewelry trading company based in the United States) and one major related-party customer accounted for 35.8% (a jewelry trading company based in Hong Kong), respectively, of the Company’s total revenues. We have not entered into written agreements with any of our major customers. For each transaction, the customer submits an order inquiry or purchase order to us which specifies order quantity, unit price, product code, and product materials and we issue an invoice to the customer for the payment.

Inherent risks exist whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our products that will be generated by these customers in the marketplace. If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce our prices or these customers could decrease the purchase quantity of our products, which could have an adverse effect on our margins and financial position, and could negatively affect our revenues and results of operations. If any of our largest customers terminates the purchase of our products, such termination would materially negatively affect our revenues, results of operations and financial condition.

We are exposed to the credit risks of our customers.

Our financial position and profitability are dependent on our customers’ creditworthiness. Thus, we are exposed to our customers’ credit risks. There is no assurance that we will not encounter doubtful or bad debts in the future. Due to economic conditions in Hong Kong, in particular the risk of monetary and fiscal policies to address inflation, businesses in Hong Kong are generally conserving cash or operating under increased financial and credit stress. As a result, we could experience slower payments from our customers, an increase in accounts receivable aging and/or an increase in bad debts. If we were to experience any unexpected delay or difficulty in collections from our customers, our cash flows and financial results would be adversely affected.

We rely on a limited number of suppliers. A loss of any of these suppliers could significantly negatively affect our business.

We rely on a limited number of suppliers. For the year ended September 30, 2023, two suppliers, accounted for 33.8% (a Hong Kong subsidiary of a German-based family enterprise principally engaging in precious metal business) and 10.5% (a distributor of cut and polished stones based in Hong Kong), respectively, of the Company’s total purchases. For the year ended September 30, 2024, two suppliers accounted for 33.7% (a Hong Kong subsidiary of a German-based family enterprise principally engaging in precious metal business) and 26.8% (a supplier in the jewelry industry based in Hong Kong), respectively, of the Company’s total purchases. For the six months ended March 31, 2025, two suppliers accounted for 36.0% (a Hong Kong subsidiary of a German-based family enterprise principally engaging in precious metal business) and 20.8% (a jewelry trading company based in Hong Kong), respectively, of the Company’s total purchases. We have not entered into written agreements with any of our major suppliers. For each transaction, we submit to the supplier a purchase order which specifies order quantity, price and item code and the supplier issues an invoice to us for the payment.

This reliance on a limited number of suppliers increases our risks, since we do not currently have proven reliable replacement suppliers to these key suppliers. If we experience a significant increase in demand for our products, or if we need to replace an existing supplier, we may not be able to replace an existing supplier on acceptable terms, which may undermine our ability to deliver products to our customers in a timely manner. Identifying and approving suitable replacement suppliers could be an extensive process that requires us to become satisfied with their quality control, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant supplier would have an adverse effect on our business, financial condition and results of operations. In addition, our suppliers may face supply chain risks and constraints of their own, which may impact the availability and pricing of our products as well as our gross margins.

Inadequate or inaccurate external and internal information, including budget and planning data, could lead to inaccurate financial forecasts and inappropriate financial decisions.

Our financial forecasts are dependent on estimates and assumptions regarding budget and planning data, market growth, foreign exchange rates and our ability to generate sufficient cash flow to reinvest in the business, fund internal growth, and meet our debt obligations. Our financial projections are based on historical experience and on various other assumptions that our management believes to be reasonable under the circumstances and at the time they are made. However, if our external and internal information is inadequate, our actual results may differ materially from our forecasts and cause us to make inappropriate financial decisions. Any material variation between our financial forecasts and our actual results may also adversely affect our future profitability, stock price and stockholder confidence.

Because the jewelry industry in general is affected by fluctuations in the prices of pearls, and other precious and semi-precious stones, and precious metals, we could experience increased operating costs that could affect our profit margins.

The availability and prices of pearls, other precious and semi-precious stones, and precious metals may be influenced by various factors in exporting countries and inflation. Shortages of these materials or sharp changes in their prices could have a material adverse effect on our results of operations or financial condition. A significant change in prices of pearls, other precious and semi-precious stones, and precious metals could adversely affect our business or reduce operating margins and impact consumer demand if retail prices increased significantly, even though we historically transfer any increases in the purchase of raw materials to our consumers.

There is no publicly available standard market price index or other reliable reference for pearls.

The pearl market lacks a publicly available standard price index or other reliable price reference, which creates significant price uncertainty for pearls. Without a reliable benchmark, prices for pearls may fluctuate unpredictably, complicating the Company’s forecasting, budgeting and financial planning. This price volatility can adversely affect our operations and profitability.

Further, the absence of a standard price index or other reliable price reference limits the Company’s ability to use financial instruments to hedge against price risks. Our inability to mitigate our exposure to price risks may lead to increased volatility in our earnings, which could have an adverse effect on our profit margins and results of operations.

Because we depend on our ability to identify and respond to fashion trends, if we misjudge these trends, our ability to maintain and gain market share will be affected.

The jewelry industry is subject to rapidly changing fashion trends and shifting consumer demands. Accordingly, our success may depend on the priority that our customers place on fashion and our ability to anticipate, identify, and capitalize upon emerging fashion trends. If we misjudge fashion trends or are unable to adjust our products in a timely manner, our net sales may decline or fail to meet expectations and any excess inventory may be sold at lower prices.

We are exposed to risks relating to the commercial real estate rental market, including unpredictable and potentially high rental costs.

We lease properties for our office in Hong Kong. For the years ended September 30, 2023 and 2024 and the six months ended March 31, 2025, our total property rental costs, which included the lease charges and variable rental payments in respect of the leased properties, amounted to approximately HKD2,634,716 and HKD2,617,584 (US$351,304) and HKD1,282,482 (US$164,846), respectively, representing approximately 3.5%, 3.9% and 3.9%

of our revenue during the respective periods. Our considerable leased properties expose us to risks relating to the Hong Kong commercial real estate market, including but not limited to, unpredictable and potentially increasing rental costs, which could reduce our cash available for other purposes.

Our operating leases have initial terms ranging from two to three years. If the lease agreement for any of our leased properties is not renewed, or is not renewable at a reasonable rate, we would have to, among other things, relocate our offices which would subject us to relocation and other related costs and reduce our cash available for other purposes, which could have a material adverse effect on our business.

Our business may face risks of customers’ default on payment.

If our customers experience or are exposed to potential financial distress, face complex challenges, are involved in litigation or regulatory proceedings, or face foreclosure of collateral or liquidation of assets, such customers may not have sufficient funds to continue operations or to pay for our products.

We face intense competition from other jewelry traders, and if we do not compete effectively, our results of operations and business prospects may be adversely affected.

The jewelry industry is highly competitive. We compete primarily on the basis of our product quality, comprehensive customer services, and brand recognition. Our competitors may compete with us in the following ways:

•        provide products that are similar to, or more attractive to customers than, ours;

•        provide products we do not offer;

•        offer more aggressive discounts to gain market share and to promote their businesses;

•        adapt at a faster rate to changes in market conditions and customer demands; and

•        market, promote and provide their products more effectively.

Although we do not compete against other jewelry traders solely based on prices, if our competitors offer their products at lower prices, we may be forced to provide more aggressive discounts to our customers. Reduction in our product prices without a commensurate increase in sales would lower our profitability. Some of our competitors may have greater financial resources or a larger customer base than we do, and if we fail to compete effectively, our market position, business prospects and results of operations would be adversely affected.

We may not manage our growth effectively, and our profitability may suffer.

We experience fluctuations in growth of our business, including periods of rapid or declining growth. Periods of rapid expansion may strain our management team or human resources and information systems. To manage growth successfully, we may need to add qualified managers and employees and periodically update our operating, financial and other systems, as well as our internal procedures and controls. We also must effectively motivate, train and manage our staff. If we fail to add or retain qualified managers and employees when needed, estimate costs, or manage our growth effectively, our business, financial results and financial condition may suffer.

We cannot assure that we can successfully manage growth and continue being profitable as we grow. In periods of declining growth, underutilized employees may result in expenses and costs being a greater percentage of revenues. In such situations, we will have to weigh the benefits of decreasing our workforce or limiting our product offerings and saving costs against the detriment that we could experience from losing valued professionals and their industry expertise.

Introduction of new jewelry products may subject us to additional risks.

From time to time, we may offer new products. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new jewelry products, we may invest significant time and resources. Initial timetables for the introduction and development of new jewelry products may not be achieved and profitability targets may not prove feasible. External factors, such as compliance with regulations, competition and shifting market preferences, may also impact the successful implementation of a jewelry product. Our personnel and technology systems may fail to adapt to the changes attributable to the introduction of new jewelry products or we may fail to effectively integrate new jewelry products to our existing product offerings and we may lack experience in managing new jewelry products. In addition, we may be unable to proceed with our operations as planned or compete effectively due to different competitive landscapes. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results. Furthermore, any new jewelry products could have a significant impact on the effectiveness of our internal control system. Failure to successfully manage these risks in the development and introduction of new jewelry products could have a material adverse effect on our business, results of operations and financial condition.

Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition, which depends on earning and maintaining the trust and confidence of our current or potential customers, is critical to our business. Our reputation and brand is vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by customers or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or satisfactorily addressed. Moreover, any negative media publicity about our industry in general or product quality problems in the industry, including our competitors’ products, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain customers and key employees could be harmed and, as a result, our business and revenues would be materially and adversely affected.

We may not be able to maintain growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

We anticipate continuing growth in the foreseeable future. However, we cannot assure you that we will maintain our growth. Our growth has placed, and will continue to place, a significant strain on our management, personnel, systems and resources. To accommodate our growth, we will need to implement a variety of new and upgraded operational and systems procedures and controls, including the improvement of our accounting and other internal management systems. We also will need to recruit, train, manage and motivate employees and manage our business relationships with an increasing number of customers. Moreover, as we introduce new products or enter into new markets, we may face unfamiliar market and operational risks and challenges which we may fail to successfully address. We may be unable to manage our growth effectively, which could have a material adverse effect on our business.

Our limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

Our limited operating history makes the prediction of future results of operations difficult, and therefore, past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. As a result, you should consider our future prospects in light of the risks and uncertainties experienced by young companies in a rapidly evolving and increasingly competitive market in Hong Kong.

We may suffer from potential third-party infringement of the Company’s jewelry designs.

We cannot make assurances that the steps we have taken to protect the Company’s jewelry designs from infringement by third parties will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights in the Company’s jewelry designs.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, copyrights, know-how or other intellectual property rights held by third parties. We may be, from time to time in the future, subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, copyrights, know-how or other intellectual property rights that are infringed by our products or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such rights against us in Hong Kong, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert some resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of Hong Kong’s intellectual property rights laws and the procedures and standards for granting trademarks, copyrights, know-how or other intellectual property rights in Hong Kong are still evolving and are uncertain, and we cannot ensure that Hong Kong courts or regulatory authorities would agree with our analysis. If we were found to be in violation of the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and operating results may be materially and adversely affected.

Compromise of confidential or proprietary information could damage our reputation, harm our businesses and adversely impact our financial results.

Our own confidential and proprietary information and that of our customers could be compromised, whether intentionally or unintentionally, by our employees, consultants or vendors. A compromise of the security of our information technology systems leading to theft or misuse of our own or our customers’ proprietary or confidential information, or the public disclosure or use of such information by others, could result in losses, third-party claims against us and reputational harm, including the loss of customers. The theft or compromise of our or our customers’ information could negatively impact our reputation, financial results and prospects. In addition, if our reputation is damaged due to a data security breach, our ability to attract new customers may be impaired or we may be subjected to damages or penalties, which could negatively impact our businesses, financial results or financial condition.

Increases in labor costs in Hong Kong may adversely affect our business and results of operations.

The economy in Hong Kong has experienced increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and pay severance payments or long service payments. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our customers by increasing the prices for our products, our financial condition and operating results may be adversely affected.

Our business insurance coverage may be inadequate to cover risks related to our business and operations.

While we maintain certain insurance for our business including, but not limited to, jewelers’ block insurance, business interruption insurance and public liability insurance, there is no assurance that our insurance coverage will be adequate to cover potential losses. Under applicable laws and regulations in the relevant jurisdictions such as Hong Kong and the United States, we are not required to, and we do not, maintain certain insurance in relation to our business operations, such as data security insurance, or liability insurance against liabilities arising from litigation or other aspects of our business. Our current insurance policies may not protect us against such losses and liabilities.

Although we believe that our business insurance coverage is in line with industry practice in Hong Kong and other relevant jurisdictions, if any of the incidents mentioned above occur and we have insufficient insurance to cover the liabilities associated with such incidents, it could have a material adverse effect on our financial condition, results of operations and business prospects.

Our principal shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders

Cheng, Ka Ki (“Ms. Cheng”) is currently the beneficial owner of 8,039,000 Class A Ordinary Shares and 3,300,000 Class B Ordinary Shares, which represent 58.8% of our outstanding shares or 90.3% of the total aggregate voting power. Ms. Cheng will own approximately 88.1% of the total voting power of C&K Group’s issued and outstanding share capital immediately following this offering, assuming that the underwriters do not exercise their over-allotment option. Ms. Cheng will be able to exert significant voting influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. These actions may be taken even if they are opposed by our other shareholders, including those who purchased Class A Ordinary Shares in our initial public offering. Moreover, this concentration of ownership may discourage, delay or prevent a change in control of our Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might reduce the price of our Class A Ordinary Shares.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may negatively impact the supply of pearls and other precious gemstones as well as adversely affect our ability to provide our products. In addition, our results of operations could be adversely affected to the extent that any health epidemic/pandemic (such as the coronavirus (COVID-19) pandemic) harms the Hong Kong economy in general. A prolonged outbreak of any illnesses or other adverse public health developments in Hong Kong or elsewhere in the world could have a material adverse effect on our business operations. Such outbreaks could severely disrupt our operations and adversely affect our business, financial condition and results of operations. Our headquarters is located in Hong Kong, where our management and employees currently reside. Consequently, if any natural disasters, health epidemics or other public safety concerns were to affect Hong Kong or cause travel restriction in or out of Hong Kong or its surrounding areas, our operation may experience material disruptions, which may materially and adversely affect our business, financial condition and results of operations. On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inflation in the United States and other countries across the globe with significant disruption to financial markets. We do not have any operation or business in Russia or Ukraine; however, we may potentially be indirectly adversely impacted by any significant disruption it has caused and may continue to escalate. Any one or more of these events may impede our operations and product delivery efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

Our business operations were materially and adversely affected by the outbreak of the coronavirus (COVID-19) and there can be no assurance that our business operations will not continue to be materially and adversely affected by the continuous effect of the COVID-19 pandemic in the future.

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred to as “COVID-19” emerged in late 2019 and spread globally, which the World Health Organization labeled as a pandemic on March 11, 2020.

Between 2020 and 2022, during the COVID-19 pandemic, our business operations and results of operations were significantly negatively impacted by COVID-19 restrictions, including the suspension of trade shows which we rely on for sales to business-to-consumer, or B2C, customers and product promotion opportunities which facilitate our exposure to new B2B customers.

The disruption to the Company which may be caused by future outbreaks of contagious diseases is uncertain; however, a recurrence of an outbreak of certain contagious diseases, such as COVID-19, may result in a material adverse impact on the Company’s financial position, business operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment.

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in Hong Kong, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in Hong Kong. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

•        investigations, enforcement actions, and sanctions;

•        mandatory changes to our network and products;

•        disgorgement of profits, fines, and damages;

•        civil and criminal penalties or injunctions;

•        claims for damages by our customers;

•        termination of contracts; and

•        failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to function by our management, employees and parties with whom we collaborate, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

Changes in general economic conditions, monetary or geopolitical disruptions, capital markets, merger and acquisition activity, and legal or regulatory requirements, especially in the countries and regions where our customers are located, as well as other factors beyond our control, could reduce demand for our products, in which case our revenues and profitability could decline.

Different factors outside of our control could affect demand for our products. These include:

•        fluctuations in U.S., Hong Kong, Japan and/or global economies, including economic downturns or recessions and the strength and rate of any general economic recoveries;

•        level of leverage incurred by countries or businesses;

•        merger and acquisition activity;

•        frequency and complexity of significant commercial litigation;

•        overexpansion by businesses causing financial difficulties;

•        business and management crises, including the occurrence of alleged fraudulent or illegal activities and practices;

•        new and complex laws and regulations, repeals of existing laws and regulations or changes of enforcement of laws, rules and regulations, including antitrust/competition reviews of proposed merger and acquisition transactions;

•        other economic, geographic or political factors; and

•        general business conditions.

We are not able to predict the positive or negative effects that future events or changes to the U.S., Hong Kong, Japan or global economies will have on our business. Fluctuations, changes and disruptions in financial, credit, merger and acquisition and other markets, political instability and general business factors could impact various business segments’ operations and could affect such operations differently. Changes to factors described above, as well as other events, including by way of example, contractions of regional economies, or the economy of a particular country, trade restrictions, monetary systems, banking, real estate and retail or other industries; debt or credit difficulties or defaults by businesses or countries; new, repeals of or changes to laws and regulations, including changes to the bankruptcy and competition laws of the U.S., Hong Kong, Japan or other countries and regions; tort reform; banking reform; a decline in the implementation or adoption of new laws or regulation, or in government enforcement, litigation or monetary damages or remedies that are sought; or political instability may have adverse effects on our business or product offerings.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter, which could harm our business operations, share price and reputation and could result in a loss of your investment in our Class A Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, including Hong Kong, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. Although all of our operations are based in Hong Kong, if we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company.

We may be required to recognize impairment charges for our long-lived assets and other intangible assets, which could materially affect our financial results.

We assess our long-lived assets and other intangible assets as and when required by U.S. GAAP to determine whether they are impaired and, if they are, to record appropriate impairment charges. Factors we consider include significant underperformance relative to expected historical or projected future operating results and significant negative industry or economic trends. It is possible that we may be required to record significant impairment charges in the future. Such charges have had and could have an adverse impact on our results of operations.

Our success depends on our key management personnel, and our business may be harmed if we lose their services.

Our success depends on the ability and contribution of our key management personnel. Ms. Cheng, our Chief Executive Officer, has approximately 7 years of experience in the jewelry industry. Ms. Kong, our Director, has over 10 years of experience in the pearls and jewelry business. Ms. Wong, our General Manager of Sales, has over 12 years of experience in sales and marketing of pearls and jewelry. See “Management” on page 96 of this prospectus for details.

Our key management personnel possess extensive knowledge of the industry. Since the founding of our Company, our management team has built up a good reputation and established amicable business relationships with our customers and suppliers. In the event that any of our key management personnel resigns or terminates their employment agreement, we may be unable to recruit eligible new management personnel with comparable industry experience and knowledge in a timely manner or at all. Any failure to attract, retain or motivate these key management personnel may affect our business relationships with our customers and suppliers, and hence affect our results of operations and financial performance.

Our future success depends upon, in large part, our continuing ability to attract and retain qualified personnel.

If we grow and implement our business plan, we will need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent. These professionals are regularly recruited by other companies and may choose to change companies. Given our relatively small size compared to some of our competitors, the performance of our business may be more adversely affected than our competitors would be if we lose well-performing employees and are unable to attract new ones.

Headcount reductions to manage costs during periods of reduced demand for our products could have negative impacts on our business over the longer term.

During periods of reduced demand for our products, or in response to unfavorable changes in market or industry conditions, we may seek to align our cost structure more closely with our revenues and increase our utilization rates by reducing headcount and eliminating or consolidating underused locations in affected business segments. Following such actions, in response to subsequent increases in demand for our products, including as a result of favorable changes in market or industry conditions, we may need to hire, train and integrate additional qualified and skilled personnel and may be unable to do so to meet our needs or our customers’ demands on a timely basis. If we are unable to manage staffing levels on a timely basis in light of changing opportunities or conditions, our ability to accept business opportunities, take advantage of positive market and industry developments, and realize future growth could be negatively affected, which could negatively impact our revenues and profitability. In addition, while increased utilization resulting from headcount reductions may enhance our profitability in the near term, it could negatively affect our business over the longer term by limiting the time our personnel have to seek out new customers.

Risks Related to Acquisitions

We will consider future strategic or opportunistic acquisitions. In those cases, some or all of the following risks could be applicable.

We may have difficulty integrating acquisitions, which can reduce the benefits we receive from acquisitions.

The process of managing and integrating acquisitions into our existing operations may result in unforeseen operating difficulties and may require significant financial, operational and managerial resources that would otherwise be available for the operation, development and organic expansion of our existing operations. To the extent that we misjudge our ability to properly manage and integrate acquisitions, we may have difficulty achieving our operating, strategic and financial objectives.

Acquisitions also may involve a number of special financial, business and operational risks, such as:

•        difficulties in integrating diverse corporate cultures and management styles;

•        disparate policies and practices;

•        customer relationship issues;

•        decreased utilization during the integration process;

•        loss of key existing or acquired personnel;

•        increased costs to improve or coordinate managerial, operational, financial and administrative systems;

•        dilutive issuances of equity securities, including convertible debt securities, to finance acquisitions;

•        the assumption of legal liabilities;

•        future earn-out payments or other price adjustments;

•        potential future write-offs relating to the impairment of goodwill or other acquired intangible assets or the revaluation of assets;

•        difficulty or inability to collect receivables; and

•        undisclosed liabilities.

In addition to the integration challenges mentioned above, our acquisitions of non-Hong Kong companies offer distinct integration challenges relating to foreign laws and governmental regulations, including tax and employee benefit laws, and other factors relating to operating in countries other than Hong Kong.

Asset transactions may require us to seek third-party consents to the assignment of contracts to us or a subsidiary. All third-parties may not consent to assignments. In certain cases, the consent of customers cannot be solicited until after the acquisition has closed. There is no assurance that customers of the acquired entity will agree to novate or assign their contracts to us.

We may also hire groups of selected personnel from another company and we may enter into arrangements with the former employers of those personnel regarding limitations on their work until any time restrictions pass. In such circumstances, there is no assurance that we will enter into mutually agreeable arrangements with any former employer, and the utilization of such personnel may be limited, and our financial results could be negatively affected until their restrictions end. We could also face litigation risks from group hires.

An acquisition may not be accretive in the near term or at all.

Competitive market conditions may require us to pay a price that represents a higher multiple of revenues or profits for an acquisition. As a result of these competitive dynamics, cost of the acquisition or other factors, certain acquisitions may not be accretive to our overall financial results at the time of the acquisition or at all.

We may have a different system of governance and management from a company we acquire or its parent, which could cause personnel who join us from an acquired company to leave us.

Our governance and management policies and practices will not mirror the policies and practices of an acquired company or its parent. In some cases, different management practices and policies may lead to workplace dissatisfaction on the part of personnel who join our Company. Some personnel may choose not to join our Company or leave after joining us. Existing personnel may leave us as well. The loss of key personnel may harm our business and financial results and cause us not to realize the anticipated benefits of the acquisition.

Due to fluctuations in our share price, acquisition candidates may be reluctant to accept our Class A Ordinary Shares as purchase price consideration, use of our shares as purchase price consideration may be dilutive or the owners of certain companies we seek to acquire may insist on stock price guarantees.

We may structure an acquisition to pay a portion of the purchase price in our Class A Ordinary Shares. The number of shares issued as consideration is typically based on an average closing price per Class A Ordinary Share for a number of days prior to the closing of such acquisition. Stock market volatility, generally, or stock price volatility, specifically, may result in acquisition candidates being reluctant to accept our shares as consideration. In such cases, we may have to issue more shares if stock constitutes part of the consideration, offer stock price guarantees, pay the entire purchase price in cash or negotiate an alternative price structure. The result may be an increase in the cost of an acquisition. There is no assurance that an acquisition candidate will not negotiate stock price guarantees with respect to a future acquisition, which may increase the cost of such acquisition.

Risks Related to Our Corporate Structure

We may rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the British Virgin Islands, and we may rely on dividends and other distributions on equity paid by our subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation — Hong Kong Profits Taxation” on page 123 of this prospectus. Any limitation on the ability of our Hong Kong subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Prior to this offering, we were a private company with limited accounting personnel and other resources to address our Company’s internal controls and procedures. Our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Class A Ordinary Shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis”. In connection with the audits of our consolidated financial statements as of September 30, 2023 and 2024, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. The material weakness identified related to i) inadequate segregation of duties for certain key functions due to limited staff and resources; ii) a lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to formalize key controls over financial reporting and to prepare consolidated financial statements and related disclosures; and iii) a lack of independent directors and an audit committee to establish formal risk assessment process and internal control framework. We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including i) hiring more qualified staff to fill up the key roles in the operations; ii) setting up a financial and system control framework with formal documentation of polices and controls in place; and iii) appointing independent directors, establishing an audit committee and strengthening corporate governance. However, we cannot assure you that all these measures will be sufficient to remediate our material weaknesses in time, or at all, and additional material weaknesses or significant deficiencies may be identified in the future.

If we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from the Nasdaq Capital Market to regulatory investigations and to civil or criminal sanctions.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering and the sales of our Class A Ordinary Shares by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we are required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We expect to incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Risks Related to Doing Business in Hong Kong

Although we and our subsidiary are not based in mainland China and we have no operations in mainland China, the PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. It may result in a material adverse change in C&K Jewellery’s operations, significantly limit or completely hinder C&K Group’s ability to offer or continue to offer securities to investors and cause the value of C&K Group’s securities to significantly decline or become worthless, which would materially affect the interests of the investors.

We and our subsidiary are not based in mainland China and do not have operations in mainland China. We currently do not have or intend to set up any subsidiary in mainland China, or do not foresee the need to enter into any contractual arrangements with a VIE to establish a VIE structure in mainland China. Our main place of business is located in Hong Kong and all our senior managers in charge of operation and management of the Company are permanent residents of Hong Kong. Pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and (iii) may cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from Chinese authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

We are also aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland-China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland-China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 28, 2021, the CAC and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. In addition, the Cybersecurity Law, which was adopted by the Standing Committee of the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures, or the “Review Measures”, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in mainland China must be stored in mainland China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to national security review by the CAC together with competent departments of the State Council. In addition, for critical information infrastructure operators, or the “CIIOs”, that purchase network-related products and services, the CIIOs shall declare any network-related product or service that affects or may affect national security to the Office of Cybersecurity Review of the CAC for cybersecurity review. Due to the lack of further interpretations, the exact scope of what constitutes a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. In addition, the Review Measures stipulates that any online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO or requiring us to undertake a cybersecurity review by the CAC. Further, as of the date of this prospectus, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future. On November 14, 2021, CAC published the Regulations on the Data Security Administration Draft, or the “Data Security Regulations Draft”, to solicit public opinion and comments. Under the Data Security Regulations Draft, an overseas initial public offering to be conducted by a data processor processing the personal information of more than one million individuals shall apply for a cybersecurity review. Data processor means an individual or organization that independently makes decisions on the purpose and manner of processing in data processing activities, and data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. Currently we do not expect the Review Measures to have an impact on the business and operations of our Hong Kong subsidiary, C&K Jewellery, or this offering, because (i) C&K Jewellery is incorporated and operating in Hong Kong without any subsidiary or VIE structure in mainland China, and it is unclear whether the Review Measures shall be applied to a Hong Kong company; (ii) as of the date of this prospectus, C&K Jewellery has not collected or stored personal information of any individual customers of mainland China; and (iii) as of the date of this prospectus, C&K Jewellery has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review for the offering. Based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we believe C&K Jewellery is not required to pass the cybersecurity review of the CAC in order to list our Class A Ordinary Shares in the U.S.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. Compared to the Draft Filing Measures, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when the Company is subject to such filing requirements, we will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us. Based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we believe C&K Jewellery is not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S because a) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, and b) none of the Company’s business activities are conducted in mainland China, and the Company’s main places of business are not located in mainland China, and the senior managers in charge of the Company’s business operation and management are not mostly Chinese citizens or domiciled in mainland China.

Since these proposed rules, statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer the Class A Ordinary Shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations, and cause the Class A Ordinary Shares to significantly decline in value or become worthless.

As advised by our PRC counsel, Commerce & Finance Law Offices, as of the date of this prospectus, on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company currently does not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (iii) the Company and its subsidiary do not have any business operations in mainland China; (iv) the main parts of our business activities are conducted in Hong Kong, not mainland China, and our main place of business is located in Hong Kong, not mainland China, (v) all of our shareholders and senior managers in charge of operations and management of the Company are not PRC citizens and are not domiciled in mainland China;, (vi) the Company and its subsidiary possess personal information of less than 1 million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC; (vii) neither the Company nor its subsidiary is recognized as an “operator of critical information infrastructure” by any PRC authorities; and (viii) neither the Company nor its subsidiary has been involved in any investigations initiated by the CAC, or received any inquiry, notice, warning, or sanction in such respect, we are not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities; specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. However, if (i) we and our subsidiary do not receive or maintain such approval, should the approval be required in the future by the PRC government, (ii) we and our subsidiary inadvertently conclude that such approval is not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such approval in the future, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what potential impact such modified or new laws and regulations will have on C&K Group’s daily business operations, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. If there is significant change to current political arrangements between mainland China and Hong Kong, the PRC government intervenes or influences operations of companies operated in Hong Kong like us, or exerts more control through change of laws and regulations over offerings conducted overseas and/or foreign investment in issuers like us, it may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

All of C&K Jewellery’s operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

C&K Group is a holding company, and we conduct our operations in Hong Kong through C&K Jewellery, our wholly-owned subsidiary, formed in Hong Kong. All of our operations are located in Hong Kong. As of the date of this prospectus, we do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland-China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and/or

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland-China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between C&K Group, the holding company, and C&K Jewellery, the wholly-owned operating subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from C&K Jewellery. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanisms. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. In addition, entities or individuals are prohibited from providing documents and information in connection with any securities business activities to any organizations and/or persons abroad without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. Article 26 of the Trial Administrative Measures, or Article 26, sets out that where an overseas securities regulatory agency intends to conduct investigation and evidence collection regarding overseas offering and listing activities by a domestic company, and request assistance of the CSRC under relevant cross-border securities regulatory cooperation mechanisms, the CSRC may provide necessary assistance in accordance with law. Any domestic entity or individual providing documents and materials requested by an overseas securities regulatory agency out of investigative or evidence collection purposes shall not provide such information without prior approval from the CSRC and competent authorities under the State Council. In addition, Article 11 of the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises, or Article 11, which was jointly issued by the CSRC, the Ministry of Finance, the State Secrecy Administration and the State Archives Bureau on February 24, 2023 and came into effect on March 31, 2023, specifies that, (a) where the overseas securities regulator and the relevant competent authorities request to conduct inspections or investigations to collect evidence from a domestic enterprise and the domestic securities firms and securities service agencies providing corresponding services regarding the overseas offering and listing activities of the domestic enterprise, the inspection or investigation shall be carried out under the cross-border regulatory cooperation mechanism, and the CSRC or the relevant authorities shall provide the requisite assistance pursuant to the bilateral and multilateral cooperation mechanism, and (b) relevant domestic companies, securities firms and securities service agencies shall obtain the consent of the CSRC or the relevant administrative authorities prior to cooperating in the inspection or investigation carried out by the overseas securities regulator or relevant administrative authorities or providing documents and materials for cooperating in the inspection or investigation. While detailed interpretation of or implementation rules under Article 177, Article 26 and Article 11 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

In the event that the U.S. regulators carry out an investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

Our principal business operation is conducted in Hong Kong. The Securities and Futures Commission of Hong Kong (the “SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding, which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (Chapter 571 of Laws of Hong Kong) (the “SFO”), which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, as well as section 378 of the SFO, which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent such may be sought by U.S. regulators. In the event that U.S. regulators carry out an investigation on us and there is a need to conduct such investigation, or collect evidence in Hong Kong, U.S. regulators may not be able to carry out such investigation or evidence collection directly in Hong Kong. The inability for US regulators to directly conduct investigations or evidence collection activities in Hong Kong may increase difficulties faced by you in protecting your interests.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus based on Hong Kong laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong and/or outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. For more information regarding the relevant laws of the British Virgin Islands and Hong Kong, see “Enforceability of Civil Liabilities” beginning on page 51 of this prospectus.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the then U.S. President Donald Trump signed the Hong Kong Autonomy Act (the “HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The PRC government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

There are political risks associated with conducting business in Hong Kong.

Our operations are principally based in Hong Kong. Accordingly, our business operations and financial condition will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect our business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since a substantial part of our operations is based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position.

If the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

The Hong Kong protests that began in 2019 were protests in Hong Kong (the “Hong Kong Protests”) triggered by the introduction of the Fugitive Offenders amendment bill by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of mainland China, thereby undermining the region’s autonomy and people’s civil liberties. Various sectors of the Hong Kong economy have been adversely affected as the Hong Kong Protests turned increasingly violent. Most notably, the airline, retail, and real estate sectors have seen their sales decline.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and the HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HKD7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks Related to Our Class A Ordinary Shares and This Offering

There has been no public market for our Class A Ordinary Shares prior to this offering and the sales of our Class A Ordinary Shares by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, and if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this offering and the sales of our Class A Ordinary Shares by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, there has been no public market for our Class A Ordinary Shares. We have applied for our Class A Ordinary Shares to be listed on the Nasdaq Capital Market. There is no guarantee that our application will be approved by the Nasdaq Capital Market. If an active trading market for our Class A Ordinary Shares does not develop after this offering and the sales of our Class A Ordinary Shares by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, the market price and liquidity of our Class A Ordinary Shares will be materially adversely affected. You may not be able to sell any Class A Ordinary Shares that you purchase in the offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

Although the audit report included in this prospectus is prepared by U.S. auditors who are subject to PCAOB inspections on a regular basis, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (“HFCA Act”) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which amended the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditors, WWC, P.C. is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. WWC. P.C. is subject to PCAOB inspections on a regular basis, and we have no operations in mainland China. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in mainland China and we cannot assure you that our current auditor’s work will continue to be able to be inspected by the PCAOB.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years, thus reducing the time period for triggering the prohibition on trading. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which amended the HFCA Act, and on December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Pursuant to the AHFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the AHFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the SEC announced that the PCAOB designated mainland China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC Ministry of Finance (“MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. As a result of the announcement, any companies audited by registered public accounting firms headquartered in mainland China and Hong Kong would not face immediate threat of trading prohibitions at this time. However, if any regulatory change or step taken by PRC regulators in the future precludes the PCAOB from accessing auditing papers of registered public accounting firms in mainland China and Hong Kong, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, then the companies audited by those registered public accounting firms may be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

Our current auditor is based in the United States, and has been inspected by the PCAOB on a regular basis. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our current auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. Delisting of our Class A Ordinary Shares would force holders of our Class A Ordinary Shares to sell their Class A Ordinary Shares. The market price of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The SEC is assessing how to implement other requirements of the AHFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based or having substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on the Nasdaq Capital Market, and only permit them to list on the Nasdaq Global Select or the Nasdaq Global Market in connection with a direct listing, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our shares.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in certain instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, and Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of our Company will hold a large portion of our listed securities following the consummation of the offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing, which might cause delay or even denial of our listing application.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

When our Class A Ordinary Shares are approved by the Nasdaq Capital Market and begin trading on the Nasdaq Capital Market, our Class A Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Class A Ordinary Shares may vary from the market price of our Class A Ordinary Shares following our initial public offering. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actual or anticipated fluctuations in our quarterly operating results;

•        changes in financial estimates by securities research analysts;

•        negative publicity, studies or reports;

•        announcements by us or our competitors of acquisitions, strategic business relationships, joint ventures or capital commitments;

•        addition or departure of key personnel;

•        fluctuations of exchange rates between the Hong Kong dollar and the U.S. dollar; and

•        general economic or political conditions in Hong Kong, the PRC and greater Asia region.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Class A Ordinary Shares.

Our dual class voting structure will limit your ability to influence corporate matters requiring shareholder approval, and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares are entitled to one vote per share, while holders of our Class B Ordinary Shares are entitled to 20 votes per share. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. We will issue Class A Ordinary Shares in this offering.

Upon the completion of this offering, our Chief Executive Officer, Ms. Cheng Ka Ki will beneficially own all of our then issued and outstanding Class B Ordinary Shares. These Class B Ordinary Shares will constitute approximately 15.49% of our total issued and outstanding share capital immediately after the completion of this offering and approximately 78.6% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering, in each case assuming that the underwriters do not exercise their over-allotment option. As a result of the dual class share structure and the concentration of ownership, holders of our Class B Ordinary Shares will have considerable influence over corporate matters requiring shareholder approval, such as election of directors, amendment of organizational documents including our Memorandum and Articles of Association, and approval of significant corporate transactions. Such holders of our Class B Ordinary Shares may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may also discourage, delay or prevent a change in control of our Company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our Company and may reduce the price of our Class A Ordinary Shares. Our dual class structure will have antitakeover effects which will limit your ability to influence corporate matters and limit the possibility of a change of control transaction even when most holders of Class A Ordinary Shares may consider that transaction to be in their best interest.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution of $4.09 per share, assuming an initial public offering price of $4.50, which is the midpoint of the price range as set forth on the cover page of this prospectus. See “Dilution” on page 57 of this prospectus.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this offering and the sales of our Class A Ordinary Shares by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. An aggregate of 16,000,000 Class A Ordinary Shares are outstanding before the consummation of this offering and 18,000,000 Class A Ordinary Shares will be outstanding immediately after the consummation of this offering assuming that the underwriter does not exercise its over-allotment option. Sales of these shares into the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

The offering price of the underwritten public offering and resale offering could differ.

The offering price of our Class A Ordinary Shares in the initial public offering has been determined by negotiations between us and the underwriter. The offering price in the initial public offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. The selling shareholders may sell the resale shares at prevailing market prices or privately negotiated prices after close of the offering and listing of the Class A Ordinary Shares on Nasdaq. Therefore, the offering prices of the initial public offering and resale offering could differ. As a result, the purchasers in the resale offering could pay more or less than the offering price in the public offering.

The Resale by the Selling Shareholders may cause the market price of our Class A Ordinary Shares to decline.

The resale of our Class A Ordinary Shares by the selling shareholders, as well as the issuance of our Class A Ordinary Shares in this offering could result in resales of our Class A Ordinary Shares by our current shareholders concerned about the potential dilution of their holdings. In addition, the resale by the selling shareholders after expiration of the lock-up period could have the effect of depressing the market price for our Class A Ordinary Shares.

Volatility in the price of our Class A Ordinary Shares may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary duties of our directors under the British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Certain corporate governance practices in the British Virgin Islands, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We can rely on home country practice with respect to our corporate governance after we complete this offering. If we choose to follow the British Virgin Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and This Offering — As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain corporate governance standards applicable to domestic U.S. issuers on the Nasdaq Stock Market. This may afford less protection to holders of our shares.” on page 46 of this prospectus.

As a result of all of the above, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our board of directors, than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.” Beginning on page 111 of this prospectus.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain corporate governance standards applicable to domestic U.S. issuers on the Nasdaq Stock Market. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of the Nasdaq listing rules by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq Stock Market. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

•        have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions with only independent directors; or

•        have executive sessions of solely independent directors each year.

Although we currently do not intend to rely on these exemptions with respect to our corporate governance after the completion of this offering, if we choose to follow the British Virgin Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a “controlled company” under the rules of the Nasdaq Capital Market, C&K Group may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on C&K Group’s public shareholders.

Following this offering, our Chief Executive Officer, Ms. Cheng Ka Ki, will beneficially own an aggregate 88.1% voting power of the Company, given the effect of 1 vote for each Class A Ordinary Share and 20 votes for each Class B Ordinary Share, which will allow Ms. Cheng Ka Ki to determine all matters requiring approval by shareholders. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company,” we may elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a foreign private issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Class A Ordinary Shares are a “penny stock,” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, although our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollars in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the Class A Ordinary Shares they hold or may not be able to sell their Class A Ordinary Shares at all.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

Our pre-IPO shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after completion of this offering. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Class A Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder and such U.S. Holder may be subject to additional reporting requirements. For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Taxation — Passive Foreign Investment Company.” Beginning on page 120 of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our expectations regarding demand for and market acceptance of our products;

•        our expectations regarding our customer base;

•        our ability to procure the applicable regulatory licenses in the relevant jurisdictions that we operate in;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry and market performance; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” Beginning on page 20 of this prospectus. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The pearls and jewelry industry in Hong Kong and greater Asia, may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. In addition, the rapidly changing nature of pearls and jewelry industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange controls or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:

•        the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•        British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located in Hong Kong. In addition, all of our directors and officers are Chinese nationals either with right of abode in Hong Kong or residents of Hong Kong. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our British Virgin Islands counsel, and Tian Yuan Law Firm LLP, our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Ogier has advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the British Virgin Islands, provided such judgment:

•        is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

•        imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•        is final;

•        no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI;

•        is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company; and

•        was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Tian Yuan Law Firm LLP has advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of the United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

USE OF PROCEEDS

C&K Group estimates that it will receive net proceeds of $7,463,628 from this offering, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by C&K Group and based upon an assumed initial public offering price of $4.50 per Class A Ordinary Share, which is the midpoint of the price range as set forth on the cover page of this prospectus.

C&K Group plans to use the net proceeds we receive from this offering for the following purposes:

Use of Proceeds	Percentage of the net proceeds
Brand promotion and marketing	10%
Recruitment of experienced personnel	10%
Strategic investments and acquisition	40%
General working capital	40%

The foregoing represents C&K Group’s current intentions based upon its present plans and business conditions to use and allocate the net proceeds of this offering. C&K Group’s management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. To the extent that the net proceeds C&K Group receives from this offering are not immediately used for the above purposes, C&K Group intends to invest its net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Brand promotion and marketing

After becoming a public company, C&K Group aims to further promote the Company’s branding, profile and professional capability in order to achieve strong reputation and reliable image. We believe enhancing the trust of our existing/potential customers is the key success factor in our industry in the long run. In addition, we plan to conduct feasibility studies on expanding our business in the U.S., Europe and other Asia markets.

Recruitment of experienced personnel

Human resources is crucial in our industry, and recruitment of experienced personnel continues to be one of our on-going top priorities during our day-to-day operations. Thus, we plan to recruit additional experienced staff, including administrative, executive and accounting personnel, marketing and sales personnel as well as designers with solid industry backgrounds who can support the expansion of our business, and R&D personnel necessary to support development of new product lines.

Strategic investments and acquisitions

C&K Group plans to allocate 40% of the net proceeds from the offering for strategic investments in, or acquisitions of, complementary businesses, products or services. C&K Group does not currently have any immediate plans or commitments for any such acquisitions or investments.

General working capital

C&K Group aims to use 40% of net proceeds from the offering for general working capital needs in our daily operations. This can serve as a buffer to deal with the fluctuating economic environment and concurrently provide a stable financial backup for our daily operational use.

DETERMINATION OF OFFERING PRICE

Since our Class A Ordinary Shares are not listed or quoted on any exchange or quotation system, the offering price of our Class A Ordinary Shares was determined by us and the underwriter and is based on an assessment of our financial condition and prospects, comparable companies with similar sizes and businesses currently traded on U.S. capital markets, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our Class A Ordinary Shares are not listed on a public exchange, we intend to obtain a listing on the Nasdaq Capital Market concurrently with the closing of the offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the Class A Ordinary Shares. That price is subject to change as a result of market conditions and other factors, including the depth and liquidity of the market for the Class A Ordinary Shares, investor perception of us and general economic and market conditions, and we cannot assure you that the Class A Ordinary Shares can be resold at or above the public offering price.

DIVIDEND POLICY

Subject to the BVI Act and our Memorandum and Articles of Association, our board of directors may authorize a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

We have not declared or paid any cash dividends on our capital shares.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, C&K Jewellery.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation — Hong Kong Profits Taxation.” On page 123 of this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

•        on an actual basis; and

•        on an as adjusted basis to reflect the issuance and sale of the Class A Ordinary Shares by us in this offering at the assumed initial public offering price of $4.50 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Beginning on page 59 of this prospectus.

	March 31, 2025
	Actual	Actual	Adjusted(1)
	HKD	US$	US$
Shareholders’ equity:
Class A Ordinary Shares, no par value, 440,000,000 shares authorized; 16,000,000* shares issued and outstanding	9,906	1,270	7,464,898
Class B Ordinary Shares, no par value, 60,000,000 shares authorized; 3,300,000 shares issued and outstanding	2,574	330	330
Additional paid-in capital	87,520	11,250	11,250
Retained earnings	17,780,574	2,285,450	2,285,450
Total shareholders’ equity	17,880,574	2,298,300	9,761,928

____________

(1)      The number of Class A Ordinary Shares to be outstanding after the offering is based on 18,000,000, which is the sum of 12,700,000 shares outstanding on March 31, 2025, plus 3,300,000 shares issued on July 15, 2025, and 2,000,000 shares sold in this offering, assumes no exercise by the underwriters of their option to purchase up to an additional 300,000 Class A Ordinary Shares to cover over-allotments, if any.

(2)      Each $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per ordinary share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the pro forma as adjusted amount of total capitalization by $1.84 million, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $4.14 million, assuming no change in the assumed initial public offering price per Class A ordinary share as set forth on the cover page of this prospectus.

*        Adjusted to give effect to the July 15, 2025 repurchase and reissuance transaction in which the Company repurchased 3,300,000 Class B Ordinary Shares from Prosper Spring Group Limited for an aggregate consideration of $0.01, and subsequently issued 3,300,000 Class A Ordinary Shares and 3,300,000 Class B Ordinary Shares to Prosper Spring Group Limited for an aggregate consideration of $0.02.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted for each Class A Ordinary Share you purchase to the extent of the difference between the initial public offering price per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Our net tangible book value as of March 31, 2025 was approximately $1,277,000, or $0.07 per Class A Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Class A Ordinary Share from the initial public offering price per Class A Ordinary Share and after deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

After giving further effect to our sale of 2,000,000 Class A Ordinary Shares in this offering at the assumed public offering price of $4.50 per Class A Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 is $8,741,000, or $0.41 per Class A Ordinary Share. This represents an immediate increase in as adjusted net tangible book value per Class A Ordinary Share of $0.34 to our existing stockholders and an immediate dilution in as adjusted net tangible book value per Class A Ordinary Share of $4.09 to new investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates this dilution on a per Class A Ordinary Share basis to new investors at the assumed public offering price per Class A Ordinary Share of $4.50:

Assumed initial public offering price per Class A Ordinary Share	$4.50
Net tangible book value per Class A Ordinary Share as of March 31, 2025	$0.07
Increase in pro forma as adjusted net tangible book value per Class A Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this offering	$0.34
Pro forma as adjusted net tangible book value per Class A Ordinary Share after this offering	$0.41
Dilution per Class A Ordinary Share to new investors in this offering	$4.09

Each $1.0 increase (decrease) in the assumed initial public offering price of $4.50 per Class A Ordinary Shares, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the adjusted net tangible book value by $0.09 and increase (decrease) dilution to new investors by $0.91 per share, after giving effect to the offering assuming no change to the number of our Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting estimated expenses payable by us.

If the underwriters exercise in full their option to purchase additional Class A Ordinary Shares in this offering, the as adjusted net tangible book value after the offering would be $0.46 per share, the increase in net tangible book value to existing shareholders would be $0.39 per share, and the dilution to new investors would be $4.04 per share, in each case assuming an initial public offering price of $4.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

To the extent that we issue additional Class A Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on an as adjusted basis as of March 31, 2025, the differences between existing shareholders and the new investors, the total consideration paid and the average price per Class A Ordinary Share before deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

	Class A Ordinary Shares purchased		Total consideration		Average price per ordinary share
	Number	Percent	Amount	Percent
Existing shareholders	16,000,000	88.89%	$—	0.00%	$0.0
New investors	2,000,000	11.11%	$9,000,000	100.00%	$4.5
Total	18,000,000	100.0%	$9,000,000	100.00%	$0.5

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

C&K Jewellery is an operating company incorporated in Hong Kong on November 3, 2016. On January 28, 2025, C&K Group was incorporated in the BVI. On February 17, 2025, C&K Jewellery underwent a reorganization (the “Reorganization”). On January 28, 2025, then-existing shareholders of C&K Jewellery (80% owned by Splendid Wealth Investments Limited and 20% owned by New Jumbo Global Limited) entered into a sale and purchase agreement (the “SPA”) for the transfer of all of their shares of C&K Jewellery to eleven individuals, who on the same day entered into a share exchange agreement (the “SEA”) with C&K Group and C&K Jewellery, pursuant to which the eleven individuals transferred all of their rights in the shares in C&K Jewellery (pursuant to and under the SPA) to C&K Group in exchange for 100% shares in C&K Group on a pro rata basis. The share transfers and issuances contemplated by the SPA and SEA were effectuated on February 17, 2025. Following the completion of the contemplated transactions under the SPA and SEA, C&K Group became the 100% parent company of C&K Jewellery.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus:

Name	Background	Ownership	Principal activities
C&K Group Limited (“C&K Group”)	• A BVI company • Incorporated on January 28, 2025.	—	Investment holding
C&K Jewellery Limited (“C&K Jewellery)	• A Hong Kong company • Incorporated on November 3, 2016.	100% owned by C&K Group	Sales of pearls and jewelry products

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a jewelry and pearls trading company specializing in the purchasing, designing, sales of both loose pearls and finished jewelry products. We maintain long-term relationships with our suppliers and manufacturers to ensure high-quality jewelry product production and efficient product distribution. While we primarily focus on trading jewelry through wholesale and retail channels, we also offer a selection of finished jewelry products designed in-house. We offer a variety of pearl-types, including, but not limited to, South Sea pearls, Tahitian pearls, Freshwater pearls, and Akoya pearls sourced from regions such as Australia, Indonesia, the Philippines, Tahiti, mainland China, and Japan. Our designs feature pearls as the main theme, and we continuously develop new collections that includes other gemstones and diamond to provide customers with a broader selection. Our extensive collection of finished jewelry includes pearl and diamond/gemstone sets, classic pearl strands, and a variety of styles such as necklaces, bracelets, rings, pendants, earrings, brooches, and clasps.

Our Business Model

We are a company based in Hong Kong primarily engaged in sourcing and selling a wide range of jewelry products, which can be broadly classified into two major categories: (i) loose pearls; and (ii) finished jewelry products. Our collection of finished jewelry products includes pearl and diamond or gemstone sets, classic pearl strands in various jewelry styles including necklaces, bracelets, rings, pendants, earrings, brooches, and clasps, offered at competitive prices without compromising on quality.

The following discussion and analysis of our financial condition and operating results are based on the financial data extracted from our audited consolidated financial statements for the years ended September 30, 2023 and 2024 and our unaudited interim consolidated financial statements for the six months ended March 31, 2025 included in this prospectus.

Our revenue was HKD75,541,445 and HKD66,839,374 (US$8,603,011) for the years ended September 30, 2023 and 2024, respectively, and HKD32,982,272 (US$4,239,421) for the six months ended March 31, 2025. We recorded net income of HKD15,205,736 and HKD14,029,142 (US$1,805,714) for the years ended September 30, 2023 and 2024, respectively, and HKD3,777,452 (US$485,540) for the six months ended March 31, 2025. Our growth strategy includes increasing our market presence through geographical expansion, increasing our product diversification, strengthening our brand recognition through increased social media marketing, and strengthening our reputation in our existing markets.

Key Factors that Affect Our Results of Operations

Our results of operations have been and will continue to be affected by a number of factors, including, but not limited to, those set out below:

Competition from other sellers in the market

The jewelry sourcing market is relatively fragmented and competitive. We primarily compete with other material sourcing teams in the industry. We compete based on our product quality, established vendor relationships and our experienced management team. Our current and future competitors may have longer operating histories, larger and more established customer bases, better manufacturer relationships, better supply chain capabilities, or greater financial, technical, or marketing resources than we do. Competitors may leverage their experience and resources to compete with us in a variety of ways, including investing more heavily in sales and marketing, adopting more aggressive pricing strategies, and expanding their product offerings through acquisitions. There can be no assurance that we will be able to compete successfully against current or future competitors, and such competition may have a material adverse impact on our business, financial condition, and results of operation.

Competition and economic uncertainty while scaling customer relationships and trust

The pearls and finished jewelry industry is highly competitive with many companies offering similar products. Maintaining strong customer relationships and keeping customer default rates low is crucial for retaining business but can be difficult to do at scale. Economic uncertainty makes forecasting customer cash flows an inexact science. Adding new customers also presents risks as their creditworthiness and payment histories must be thoroughly evaluated. Younger companies may struggle to gain brand recognition and trust compared to larger, more established players.

Our ability to retain existing customers and attract new customers

Our success depends on our ability to maintain good relationships with our existing customers and increase sales to them over time, as a significant amount of our net revenue for the years ended September 30, 2023 and 2024 and the six months ended March 31, 2025 was generated from sales to a limited number of existing customers. If we are unable to satisfy our existing customers’ needs in terms of product quality or service level, our business transactions with our customers may decline, and our operating results and financial conditions would be materially adversely impacted.

Our ability to manage costs of raw materials or transportation

Changes in the costs of raw materials or transportation indirectly affect our cost structure. Any increase in production costs may be passed on to us, but we may not be able to pass on all or any part of those increased costs to our customers, which may have a material adverse effect on our financial performance. We do not have long-term contracts with third-party contract manufacturers and raw material vendors. We usually negotiate and secure a competitive price with our vendors and agree on the raw materials pricing concurrently with our acceptance of each customer order, but in some cases a short time gap may be inevitable. Where market forces drive up raw material costs, we may from time to time fail to negotiate price terms that are advantageous to us and hence put pressure on our profit margin.

A downturn in general economic conditions

Majority of our revenue in the years ended September 30, 2023 and 2024 and the six months ended March 31, 2025 was derived from sales to our customers in Hong Kong, U.S., Japan and mainland China, with ongoing business expansion strategies into the European Union, Australia and other Asia markets. In recent years, global economic indicators have shown mixed signs, and the future growth of our targeted countries and regions’ economies are subject to many factors beyond our control. A downturn in the economy of our targeted countries and regions could adversely impact consumer purchases of discretionary items such as jewelry products. Factors that could affect consumers’ willingness to make such discretionary purchases include general business conditions, levels of employment, interest rates and tax rates, the availability of consumer credit, and consumer confidence in future economic conditions. In the event of an economic downturn in our targeted countries and regions, we could experience lower than expected net sales, which could force us to delay or slow our growth strategy and could have a material adverse effect on our business, financial condition, profitability, and cash flow.

Economic, political and social conditions in mainland China and Hong Kong, as well as its government policies, laws and regulations

Our key operations are in Hong Kong. However, due to the long arm provisions under the current laws and regulations of mainland China, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of C&K Group’s Class A Ordinary Shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic, and social conditions in the PRC generally and by the continued economic growth in mainland China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in the PRC.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operations are based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Results of Operations

For the Six Months Ended March 31, 2025, compared to the Six Months Ended March 31, 2024

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of our total revenues for the periods indicated.

	For the Six Months Ended March 31,					Fluctuation
	2024		2025	2025
	HKD	%	HKD	US$	%	HKD	%
REVENUE FROM SALES OF PRODUCTS	47,065,652	100%	32,982,272	4,239,421	100%	(14,083,380)	(30)%
OPERATING EXPENSES:
Merchandise costs	(25,616,921)	(54)%	(22,898,423)	(2,943,280)	(69)%	2,718,498	(11)%
Selling and marketing expenses	(180,237)	(0.4)%	(97,424)	(12,523)	(0.3)%	82,813	(46)%
General and administrative expenses	(5,449,074)	(12)%	(6,546,646)	(841,482)	(20)%	(1,097,572)	20%
Bad debt reversals/(expenses)	71,912	0.2%	(13,073)	(1,680)	*	(84,985)	(118)%
INCOME FROM OPERATIONS	15,891,332	34%	3,426,706	440,456	10%	(12,464,626)	(78)%
Interest income, net	873,626	2%	131,667	16,924	0.4%	(741,959)	(85)%
Gain/(Loss) from foreign currency translation	(124,656)	(0.3)%	187,203	24,062	0.6%	311,859	(250)%
Other income	319,514	0.7%	251,008	32,264	0.8%	(68,506)	(21)%
INCOME BEFORE INCOME TAX PROVISION	16,959,816	36%	3,996,584	513,706	12%	(12,963,232)	(76)%
Provision for income taxes	(2,657,571)	(6)%	(219,132)	(28,166)	(0.7)%	2,438,439	(92)%
NET INCOME AND COMPREHENSIVE INCOME	14,302,245	30%	3,777,452	485,540	11%	(10,524,793)	(74)%

____________

*        Less than 0.1%

Revenue

Our revenue is primarily generated from the sales of loose pearls and finished jewelry products, contributing 57.1% and 42.9% of total revenue, respectively, for the six months ended March 31, 2024. For the six months ended March 31, 2025, sales of loose pearls and finished jewelry products accounted for 31.1% and 68.9% of total revenue, respectively.

Total revenue decreased by HKD14,083,380, or 30%, for the six months ended March 31, 2025, compared to the six months ended March 31, 2024. This decline was primarily driven by decrease in sales of loose pearls.

Merchandise costs

Our merchandise costs are primarily generated from the sales of inventories and the impairment loss in inventories. Total merchandise costs decreased by HKD2,718,498, or 11%, for the six months ended March 31, 2025, compared to the six months ended March 31, 2024. This decline was primarily driven by the decrease in revenue.

General and administrative expenses

For the six months ended March 31, 2024 and 2025, our general and administrative expenses consisted of staff costs, commission expenses, provision for expected credit losses, and legal and professional fees. The following table sets forth a breakdown of our general and administrative expenses for the six months ended March 31, 2024 and 2025:

	For the six months ended March 31,
	2024	2025	2025
	HKD	HKD	US$
Salaries and welfare expenses	2,547,646	2,132,110	274,054
Rental expenses	1,308,792	1,282,482	164,846
Depreciation	68,615	55,103	7,083
Amortization	16,971	16,516	2,123
Audit fee	63,000	1,272,000	163,498
Others*	1,444,050	1,788,435	229,878
Total	5,449,074	6,546,646	841,482

Salaries and welfare expenses

Our salaries and welfare expenses decreased by 16.3% decreasing to HKD2,132,110 (US$274,054) for the six months ended March 31, 2025, from HKD2,547,646 for the six months ended March 31, 2024, mainly due to decrease in headcounts.

Rental expenses

Our rental expenses decreased by 2% decreasing to HKD1,282,482 (US$164,846) for the six months ended March 31, 2025, from HKD1,308,792 for the six months ended March 31, 2024, mainly due to decrease in monthly rents of an office since the commencement of a new tenancy agreement.

Depreciation

Our depreciation expenses decreased by 19.7% decreasing to HKD55,103 (US$7,083) for the six months ended March 31, 2025, from HKD68,615 for the six months ended March 31, 2024, mainly due to more assets being fully depreciated in the current period.

Amortization

Our amortization decreased by 2.7% decreasing to HKD16,516 (US$2,123) for the six months ended March 31, 2025, from HKD16,971 for the six months ended March 31, 2024, mainly due to more assets being fully depreciated in the current period.

Audit Fee

Our audit fee expenses increased by 1919% rising to HKD1,272,000 (US$163,498) for the six months ended March 31, 2025, from HKD63,000 for the six months ended March 31, 2024, mainly due to the audit fee in relation to the filing of our initial public offering.

Others

Our other general and administrative expenses primarily consist of general, and administrative expenses that are not individually material to the Company’s financial position, including but not limited to, trade exhibition fees, entertainment fees, travelling expenses, utilities, and administrative expenses. Our other general and administrative expenses increased by 23.8% rising to HKD1,788,435 (US$229,878) for the six months ended March 31, 2025, from HKD1,444,050 for the six months ended March 31, 2024, mainly due to increase of expenses related to our business development activities.

Income from operations

Our overall income from operations decreased by 78%, resulting from income from operations of HKD 15,891,332 for the six months ended March 31, 2024, compared to income from operations of HKD3,426,706 (US$440,456) for the six months ended March 31, 2025. This decrease was primarily due to decrease in revenue.

Provision for income taxes

Our provision for income tax expenses amounted to HKD2,657,571 for the six months ended March 31, 2024 and amounted to HKD219,132 (US$28,166) for the six months ended March 31, 2025. We are subject only to Hong Kong corporate tax regime. Hong Kong’s corporate tax rate is 16.5% for taxable income earned in Hong Kong.

Net income

Our net income decreased by 72.6%, resulting from a net income of HKD14,302,245 for the six months ended March 31, 2024, compared to net income of HKD3,777,452 (US$485,540) for the six months ended March 31, 2025.

LIQUIDITY AND CAPITAL RESOURCES

The following table sets forth a breakdown of our current assets and current liabilities as of the dates indicated.

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
CURRENT ASSETS
Cash and cash equivalents	55,584,053	8,499,277	1,092,466
Accounts receivables, net	7,995,298	8,999,642	1,156,781
Inventories, net	10,449,510	2,620,125	336,781
Taxes receivable	—	542,644	65,841
Prepayments	508,669	967,419	124,349
Amount due from related party	77,730	—	—
Other current assets	66,335	13,283	1,707
TOTAL CURRENT ASSETS	74,681,595	21,642,390	2,781,833

CURRENT LIABILITIES
Accounts payable	4,436,346	4,218,024	542,169
Operating lease obligation, current	2,388,281	2,419,005	310,930
Taxes payable	3,488,809	—	—
Accrued expenses	2,393,790	2,526,390	324,733
Amounts due to related party	48,903,919	118,322	15,209
Other payables	726,631	259,244	33,323
TOTAL CURRENT LIABILITIES	62,337,776	9,540,985	1,226,367
NET CURRENT ASSET (LIABILITIES)	12,343,819	12,101,405	1,555,466

Cash and cash equivalents

Cash and cash equivalents decreased by 84.7% to HKD8,499,277 (US$1,092,466) as of March 31, 2025, from HKD55,584,053 as of September 30, 2024, which was primarily driven by repayments to related parties.

Accounts receivables, net

Accounts receivables represented receivables from our customers arising from our sales. We generally grant our customers a credit period ranging from 30 to 120 days, depending on their reputation, transaction history and the products purchased. Our accounts receivables, net, increased by 12.6% to HKD8,999,642 (US$1,156,781) as of March 31, 2025 from HKD7,995,298 as of September 30, 2024, which was primarily driven by the sales transactions near period end.

Our provision for doubtful accounts increased by 6.1% to HKD227,000 (US$29,178) as of March 31, 2025, from HKD213,927 as of September 30, 2024. This increase was primarily driven by increase in outstanding balances.

Our management regularly reviews outstanding accounts and recognizes an allowance for expected credit losses. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for expected credit losses. In establishing the required allowance for expected credit losses, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Our management reviews our receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for expected credit losses after all means of collection have been exhausted and the likelihood of collection is not probable.

Inventories, net

Our inventories, net, balance decreased by 74.9% from HKD10,449,510 as of September 30, 2024 to HKD 2,620,125 (US$336,781) as of March 31, 2025. This decrease was primarily driven by sales of inventories outweighing the purchases.

Taxes receivable

Our taxes receivable balance increased by 100% from HKD0 as of September 30, 2024 to HKD542,644 (US$69,749) as of March 31, 2025. This increase was primarily driven by the prepayment of provisional tax.

Prepayments

Prepayments increased by 90.2% to HKD967,419 (US$124,349) as of March 31, 2025, from HKD508,669 as of September 30, 2024, which was primarily driven by insurance and rental prepayments.

Amount due from related party

Our amount due from related party reflects payments made on behalf of related parties by the Company. As of March 31, 2025, the amount due from related party decreased significantly by 100%, decreasing from HKD77,730 as of September 30, 2024, to HKD0 (US$0) as of March 31, 2025. This decrease was primarily attributable to settlements in the current period.

Other current assets

Other current assets decreased by 80% to HKD13,283 (US$1,707) as of March 31, 2025, from HKD66,335 as of September 30, 2024, which was primarily driven by decrease in interest receivables.

Accounts payable

Our accounts payable decreased by 4.9% to HKD4,218,024 (US$547,397) as of March 31, 2025, from HKD4,436,346 as of September 30, 2024. The decrease in our accounts payable was attributable to faster settlements in the current period.

Operating lease obligation, current

The operating lease obligation primarily relates to our office in Hong Kong. As of March 31, 2025, our operating lease obligation increased by 1.3% to HKD2,419,005 (US$310,930) from HKD2,388,281.

Taxes payable

Our taxes payable decreased by 100% to HKD0 (US$0) as of March 31, 2025, from HKD3,488,809 as of September 30, 2024. This decrease was due to settlements and the prepayment of provisional tax outweighing the tax expenses in the current period.

Accrued expenses

Our accrued expenses increased by 5.5% to HKD2,526,390 (US$324,733) as of March 31, 2025 from HKD2,393,790 as of September 30, 2024, which was primarily driven by provision for audit fee offset by settlements in current period.

Amounts due to related parties

The amounts due to related parties significantly decreased by 99.8% to HKD118,322 (US$15,209) as of March 31, 2025, from HKD48,903,919 as of September 30, 2024. This decrease was primarily related to settlements in the current period.

Other payables

Other payables decreased by 64.3% to HKD259,244 (US$33,323) as of March 31, 2025, from HKD726,631 as of September 30, 2024. This decrease in other payables was attributable to decrease in payables to customers, decrease in staff costs payables and faster settlements on administrative expenditures.

Cash Flows

Our use of cash is primarily related to operating activities and deferred initial public offering costs. We have historically financed our operations primarily through the cash flow generated from our operations.

The following table sets forth a summary of our cash flows information for the period indicated:

	For the six months ended March 31,
	2024	2025	2025
	HKD	HKD	US$
Cash at the beginning of the period	22,218,410	55,584,053	7,144,572
Net cash provided by operating activities	22,805,301	5,670,587	728,876
Net cash provided by (used in) investing activities	(13,160)	19,962	2,566
Net cash used in financing activities	(112,295)	(52,948,040)	(6,805,748)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(60,231)	172,715	22,200
Cash at the end of the period	44,838,025	8,499,277	1,092,466

Net cash provided by operating activities

Our cash inflow from operating activities was principally from receipts from sales. Our cash outflow used in operating activities was principally for payment of purchases of manufactured goods, staff costs and other operating expenses.

For the six months ended March 31, 2024, net cash provided by operating activities of HKD22,805,301 primarily resulted from our net income of HKD14,302,245, as adjusted for impairment loss in inventories and changes in operating assets and liabilities.

For the six months ended March 31, 2025, net cash provided by operating activities of HKD5,658,107 (US$727,272) primarily resulted from our net income of HKD3,777,452 (US$485,540), as adjusted for impairment loss in inventories and changes in operating assets and liabilities.

Net cash provided by (used in) investing activities

For the six months ended March 31, 2024, net cash used in investing activities was HKD13,160, which were funds primarily used in expense payable on behalf of a related party.

For the six months ended March 31, 2025, net cash used by investing activities was HKD19,962 (US$2,566), which were funds primarily provided by repayment from a related party.

Net cash used in financing activities

For the six months ended March 31, 2024, net cash used in financing activities was HKD112,295, which were primarily for repayment to related parties.

For the six months ended March 31, 2024, net cash used in financing activities was HKD52,948,040 (US$6,805,748), which was primarily related to repayment to related parties, dividends paid, payments for deferred initial public offering costs.

Capital Expenditures

We did not incur significant capital expenditures for the six-month periods ended March 31, 2024 and March 31, 2025.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Credit risk

Our assets that are potentially subject to a significant concentration of credit risk primarily consist of cash and accounts receivable.

We believe that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions. As of September 30, 2024, our cash balance of HKD55,584,053 was maintained at a major reputable bank. As of March 31, 2025, our cash balance of HKD8,499,277 (approximately US$1,092,466) was maintained at a major reputable bank.

We have designed credit policies with an objective to minimize their exposure to credit risk. Our accounts receivable is short term in nature and the associated risk is minimal. We conduct credit evaluations on our customers and generally do not require collateral or other security from such customers. We periodically evaluate the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

We are also exposed to risk from accounts receivable. These assets are subject to credit evaluations. An allowance, where applicable, would make up for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Our credit risk is also controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through regularly evaluating the collectability of financial assets, based on a combination of factors such as credit worthiness, past transaction history, current economic industry trends and changes in payment patterns. We identify credit risk collectively based on industry and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Interest rate risk

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by us, such as cash deposits, at the end of the reporting period, we are not exposed to significant interest rate risk as the interest rates are not expected to change significantly.

Inflation Risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. To manage liquidity risk, the Company monitors and maintains a level of cash and cash equivalents deemed adequate by the management to finance the Company’s operations and mitigate the effects of fluctuations in cash flows.

Foreign Exchange Risk

Our reporting currency and functional currency is HKD. However, we also conduct transactions in currencies other than the HKD. All of our assets are denominated in HKD. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rates between the HKD and other currencies. For example, if the HKD appreciates relative to the other currencies in which we generate revenues, we will have lower reported revenues as expressed in HKD terms. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivables from our customers. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these customers. The Company establishes a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information.

Concentration of customers

For the six months ended March 31, 2024, there were three customers each generating over 10% of the Company’s total revenue for the year, and they in aggregate accounted for approximately 70% of our total revenue for the year.

	For the six months ended March 31, 2024
Customers	Amount	Amount	%
	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Customer A	17,031,814	2,176,339	36%
Customer B	10,608,488	1,355,561	23%
Customer C	5,400,176	690,039	11%
Total	33,040,478	4,221,939	70%

For the six months ended March 31, 2025, there were two customers each generating over 10% of the Company’s total revenue for the year, and they in aggregate accounted for approximately 76% of our total revenue for the year.

	For the six months ended March 31, 2025
Customers	Amount	Amount	%
	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Customer A	13,364,582	1,717,835	40%
Customer D	11,800,000	1,516,729	36%
Total	25,164,582	3,234,564	76%

As of September 30, 2024, a major customer accounted for 94% of the Company’s total accounts receivables.

	As of September 30, 2024
Customers	Amount	Amount	%
	HKD	US$
Customer A	7,504,072	965,862	94%

As of March 31, 2025, two major customers accounted for 69% and 18% of the Company’s total accounts receivables, respectively.

	As of March 31, 2025
Customers	Amount	Amount	%
	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Customer A	6,181,100	794,496	69%
Customer E	1,617,479	207,905	18%
Total	7,798,579	1,002,401	87%

Concentration of suppliers

For the six months ended March 31, 2024, two suppliers accounted for 29% and 35% of our total purchases, respectively.

	For the six months ended March 31 2024
Suppliers	Amount	Amount	%
	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Supplier A	6,064,377	774,911	29%
Supplier B	7,356,531	940,024	35%
Total	13,420,908	1,714,935	64%

For the six months ended March 31, 2025, two suppliers accounted for 36% and 21% of our total purchases, respectively.

	For the six months ended March 31, 2025
Suppliers	Amount	Amount	%
	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Supplier A	5,423,768	697,151	36%
Supplier C	3,132,135	402,593	21%
Total	8,555,903	1,099,744	57%

As of September 30, 2024, three suppliers accounted for 35%, 32% and 14% of the total balance of accounts payable, respectively.

	As of September 30, 2024
Suppliers	Amount	Amount	%
	HKD	US$
Supplier B	1,560,000	200,790	35%
Supplier D	1,429,380	183,978	32%
Supplier E	608,815	78,362	14%
Total	3,598,195	463,130	81%

As of March 31, 2025, one supplier accounted for 74% of the total balance of accounts payable.

As of March 31, 2025
Suppliers	Amount	Amount	%
	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Supplier C	3,096,552	398,020	74%

Results of Operations

For the Fiscal Year Ended September 30, 2023, compared to Fiscal Year Ended September 30, 2024

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of our total revenues for the periods indicated.

	For the Fiscal Years Ended September 30,
	2023		2024	2024		Fluctuation
	HKD	%	HKD	US$	%	HKD	%
REVENUE FROM SALES OF PRODUCTS	75,541,445	100%	66,839,374	8,603,011	100%	(8,702,071)	(12)%
OPERATING EXPENSES:
Merchandise costs	(48,766,648)	(65)%	(38,620,481)	(4,970,909)	(58)%	10,146,167	(21)%
Selling and marketing expenses	(454,888)	(1)%	(321,920)	(41,435)	(0.5)%	132,968	(29)%
General and administrative expenses	(10,257,773)	(14)%	(13,374,653)	(1,721,475)	(20)%	(3,116,880)	30%
Bad debt reversals/(expenses)	831,069	1%	(98,505)	(12,679)	(0.1)%	(929,574)	(112)%
INCOME FROM OPERATIONS	16,893,205	22%	14,423,815	1,856,513	22%	(2,469,390)	(15)%
Interest income, net	223,495	0.3%	1,935,943	249,179	3%	1,712,448	766%
Interest expense	(346)	*	—	—	0%	346	(100)%
Gain/(Loss) from foreign currency translation	165,248	0.2%	(304,771)	(39,228)	(0.5)%	(470,019)	(284)%
Other income	426,324	1%	509,439	65,571	1%	83,115	19%
INCOME BEFORE INCOME TAX PROVISION	17,707,926	23%	16,564,426	2,132,035	25%	(1,143,500)	(6)%
Provision for income taxes	(2,502,190)	(3)%	(2,535,284)	(326,321)	(4)%	(33,094)	1%
NET INCOME AND COMPREHENSIVE INCOME	15,205,736	20%	14,029,142	1,805,714	21%	(1,176,594)	(7.7)%

____________

*        Less than 0.1%

Revenue

Our revenue is primarily generated from the sales of loose pearls and finished jewelry products, contributing 58.2% and 41.8% of total revenue, respectively, for the year ended September 30, 2023. In the fiscal year ended September 30, 2024, sales of loose pearls and finished jewelry products accounted for 49.8% and 50.2% of total revenue, respectively.

Total revenue decreased by HKD8,702,071, or 12%, for the fiscal year ended September 30, 2024, compared to the fiscal year ended September 30, 2023. This decline was primarily driven by a decrease in revenue from pearl sales, which fell by HKD10,663,014, or 24%, year over year. However, revenue from jewelry sales increased by HKD1,960,943, or 6%, compared to the prior year. As a result, total revenue for the fiscal year ended September 30, 2024, declined overall.

Merchandise costs

Our merchandise costs are primarily generated from the sales of inventories and the impairment loss in inventories. Total merchandise costs decreased by HKD10,146,167, or 21%, for the fiscal year ended September 30, 2024, compared to the fiscal year ended September 30, 2023. This decline was primarily driven by a decrease in sales volume. The impairment loss in inventories decreased to HKD3,177,100 (US$408,930) for the fiscal year ended September 30, 2024 from HKD3,793,284 for the fiscal year ended September 30, 2023, mainly due to decrease in slow-moving inventories.

General and administrative expenses

For the years ended September 30, 2023 and 2024, our general and administrative expenses consisted of staff costs, commission expenses, provision for expected credit losses, and legal and professional fees. The following table sets forth a breakdown of our general and administrative expenses for the years ended September 30, 2023 and 2024:

	For the years ended September 30,
	2023	2024	2024
	HKD	HKD	US$
Salaries and welfare expenses	4,444,506	4,737,243	609,739
Rental expenses	2,634,716	2,617,584	336,914
Depreciation	553,793	137,785	17,735
Amortization	33,942	33,942	4,369
Audit fee	53,000	2,393,790	308,109
Others*	2,537,816	3,454,309	444,609
Total	10,257,773	13,374,653	1,721,475

Salaries and welfare expenses

Our salaries and welfare expenses increased by 7% rising to HKD4,737,243 (US$609,739) for the fiscal year ended September 30, 2024 from HKD4,444,506 for the fiscal year ended September 30, 2023, mainly due to an increase in headcount and salaries.

Rental expenses

Our rental expenses decreased by 1% to HKD2,617,584 (US$336,914) for the fiscal year ended September 30, 2024 from HKD2,634,716 for the fiscal year ended September 30, 2023 mainly due to a decrease in monthly rental expense charges.

Depreciation

Our depreciation decreased by 75% to HKD137,785 (US$17,735) for the fiscal year ended September 30, 2024 from HKD553,793 for the fiscal year ended September 30, 2023, primarily due to more assets being fully depreciated.

Amortization

Our amortization for the fiscal year ended September 30, 2024 was same as that for the fiscal year ended September 30, 2023 at HKD33,942 (US$4,369).

Audit Fee

Our audit fee expenses increased by 4417% to HKD2,393,790 (US$308,109) for the fiscal year ended September 30, 2024 from HKD53,000 for the fiscal year ended September 30, 2023, primarily due to audit fees in relation to the auditor’s expenses incurred during the fiscal year for the preparation of our initial public offering.

Others

Our other general and administrative expenses primarily consist of general, and administrative expenses that are not individually material to the Company’s financial position, including but not limited to, trade exhibition fees, entertainment fees, travelling expenses, utilities, and administrative expenses. Our other general and administrative expenses increased to HKD3,454,309 (US$444,609) for the fiscal year ended September 30, 2024, from HKD2,537,816 for the fiscal year ended September 30, 2023 due primarily to increases in trade exhibition fees, entertainment fees and travelling expenses from increased business development activities.

Income from operations

Our overall income from operations decreased by 15%, resulting from income from operations of HKD 16,893,205 for the fiscal year ended September 30, 2023, compared to income from operations of HKD14,423,815 (US$1,856,513) for the fiscal year ended September 30, 2024. This decrease was primarily due to the audit fee in relation to our proposed public listing.

We had no tax obligation arising from other jurisdictions during the fiscal years ended September 30, 2023 and 2024. During the fiscal years ended September 30, 2023 and 2024, we had no material dispute or unresolved tax issues with the relevant tax authorities.

Provision for income taxes

Our provision for income tax expenses amounted to HKD2,502,190 for the fiscal year ended September 30, 2023 and amounted to HKD2,535,284 (US$326,321) for the fiscal year ended September 30, 2024. We are subject only to Hong Kong corporate tax regime. Hong Kong’s corporate tax rate is 16.5% for taxable income earned in Hong Kong.

Net income

Our net income decreased by 7.7%, resulting from a net income of HKD15,205,736 for the fiscal year ended September 30, 2023, compared to a net income of HKD14,029,142 (US$1,805,714) for the fiscal year ended September 30, 2024.

LIQUIDITY AND CAPITAL RESOURCES

The following table sets forth a breakdown of our current assets and current liabilities as of the dates indicated.

	As of September 30, 2023	As of September 30,
		2024	2024
	HKD	HKD	US$
CURRENT ASSETS
Cash and cash equivalents	22,218,410	55,584,053	7,154,319
Accounts receivables, net	15,392,175	7,995,298	1,029,089
Inventories, net	15,445,767	10,449,510	1,344,974
Prepayments	433,630	508,669	65,472
Deposits	550,000	—	—
Amount due from related party	61,570	77,730	10,005
Other current assets	42,242	66,335	8,538
TOTAL CURRENT ASSETS	54,143,794	74,681,595	9,612,397

CURRENT LIABILITIES
Accounts payable	10,556,805	4,436,346	571,010
Operating lease obligation, current	2,543,263	2,388,281	307,400
Taxes payable	835,491	3,488,809	449,051
Accrued expenses	53,000	2,393,790	308,109
Amount due to related party	38,375,303	48,903,919	6,294,508
Other payable	2,868,494	726,631	93,526
TOTAL CURRENT LIABILITIES	55,232,356	62,337,776	8,023,604
NET CURRENT ASSET (LIABILITIES)	(1,088,562)	12,343,819	1,588,793

Cash and cash equivalents

Cash and cash equivalents increased by 150.2% to HKD55,584,053 (US$7,154,319) for the year ended September 30, 2024, from HKD22,218,410 for the year ended September 30, 2023, which was primarily driven by HKD23,869,315 of net cash provided by operating activities and the advance of HKD11,000,000 received from Splendid Wealth Investments Limited, a related party, during the fiscal year ended September 30, 2024.

Accounts receivables, net

Accounts receivables represented receivables from our customers arising from our sales. We generally grant our customers a credit period ranging from 30 to 120 days, depending on their reputation, transaction history and the products purchased. Our accounts receivables, net, decreased by 48% to HKD7,995,298 (US$1,029,089) for the year ended September 30, 2024 from HKD15,392,175 for the year ended September 30, 2023, which was primarily driven by an increase in the provision for doubtful accounts as well as a decrease in number of orders.

Our provision for doubtful accounts increased by 85.3% to HKD213,927 (US$27,535) as of September 30, 2024, from HKD115,422 as of September 30, 2023. This increase was primarily driven by a higher historical loss rate of one of the customers.

Our management regularly reviews outstanding accounts and recognizes an allowance for expected credit losses. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for expected credit losses. In establishing the required allowance for expected credit losses, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Our management reviews our receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for expected credit losses after all means of collection have been exhausted and the likelihood of collection is not probable.

Inventories, net

Our inventories, net, balance decreased by 32.3% from HKD15,445,767 as of September 30, 2023 to HKD 10,449,510 (US$1,344,974) as of September 30, 2024. The sales volume, outweighed the purchases volume, leading to decrease in inventories, net. In addition, impairment loss in inventories of HKD3,177,100 (US$408,930) also contributed to the decrease in inventories, net.

Prepayments

Prepayments increased by 17.3% to HKD508,669 (US$65,472) for the year ended September 30, 2024, from HKD433,630 for the year ended September 30, 2023, which was primarily driven by increased prepayments for trade exhibitions to be held in Hong Kong.

Short-term deposits

Short-term deposits decreased by 100% to HKD0 (US$0) for the year ended September 30, 2024, from HKD550,000 for the year ended September 30, 2023, which was primarily driven by the full settlement in the current year.

Amount due from related party

Our amount due from related party reflects payments made on behalf of related parties by the Company. As of September 30, 2024, the amount due from related party increased significantly by 26.2%, rising from HKD61,570 as of September 30, 2023, to HKD77,730 (US$10,005). This increase was primarily attributable to additional payments made on behalf of New Jumbo Global Limited, a related party, total HKD16,160 (US$2,080) as of September 30, 2023.

Long-term deposits

Long-term deposits increased by 96% to HKD1,584,218 (US$203,908) for the year ended September 30, 2024, from HKD808,077 for the year ended September 30, 2023, which was primarily driven by the increase in rental deposit.

Right-of-use assets — operating lease

Right-of-use assets — operating lease increased by 182.3% to HKD7,457,243 (US$959,835) for the year ended September 30, 2024, from HKD2,641,589 for the year ended September 30, 2023, which was primarily driven by the new lease agreement signed in the current year.

Accounts payable

Our accounts payable decreased by 58% to HKD4,436,346 (US$571,010) as of September 30, 2024, from HKD10,556,805 as of September 30, 2023. The decrease in our accounts payable was attributable to improved repayments made during the fiscal year.

Operating lease obligation, current

The operating lease obligation primarily relates to our office in Hong Kong. As of September 30, 2024, our operating lease obligation decreased by 6% to HKD2,388,281 (US$307,400) from HKD2,543,263, this was primarily driven by increase in office space lease during the fiscal year.

Taxes payable

Our taxes payable increased by 318% to HKD3,488,809 (US$ 449,051) as of September 30, 2024, from HKD835,491 as of September 30, 2023. This increase was due to the current tax expenses of HKD2,673,126 offset by a payment of HKD19,808 in the current year.

Accrued expenses

Our accrued expenses increased to HKD2,393,790 (US$308,109) as of September 30, 2024 from HKD53,000 as of September 30, 2023, principally due to higher accrual of legal, professional and auditor’s expenses incurred during the fiscal year for the preparation of our initial public offering.

Amounts due to related parties

The amounts due to related parties increased by 27.4% to HKD48,903,919 (US$6,294,508) as of September 30, 2024, from HKD38,375,303 as of September 30, 2023. This increase was primarily related to the advance of HKD11,000,000 received from Splendid Wealth Investments Limited, a related party, during the fiscal year ended September 30, 2024.

Other payable

Other payable decreased by 74.7% to HKD726,631 (US$93,526) as of September 30, 2024, from HKD2,868,494 as of September 30, 2023. The decrease in other payable was attributable to the repayment made during the year.

Cash Flows

Our use of cash is primarily related to operating activities and deferred initial public offering costs. We have historically financed our operations primarily through the cash flow generated from our operations.

The following table sets forth a summary of our cash flows information for the years indicated:

	For the fiscal years ended September 30,
	2023	2024	2024
	HKD	HKD	US$
Cash at the beginning of the period	6,687,212	22,218,410	2,859,770
Net cash provided by operating activities	19,932,205	23,869,315	3,072,260
Net cash provided by (used in) investing activities	73,805	(801,788)	(103,199)
Net cash provided by (used in) financing activities	(4,490,313)	10,528,616	1,355,156
Effect of foreign exchange on cash, cash equivalents and restricted cash	15,501	(230,500)	(29,668)
Cash at the end of the period	22,218,410	55,584,053	7,154,319

Net cash provided by operating activities

Our cash inflow from operating activities was principally from receipts from sales. Our cash outflow used in operating activities was principally for payment of purchases of manufactured goods, staff costs and other operating expenses.

For the fiscal year ended September 30, 2023, net cash provided by operating activities of HKD19,932,205 primarily resulted from our net income of HKD15,205,736, as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment of HKD553,793, amortization of intangible assets of HKD33,942, and provision for inventory write-down of HKD3,793,284.

For the fiscal year ended September 30, 2024, net cash provided by operating activities of HKD23,869,315 (US$3,072,260) primarily resulted from our net income of HKD14,029,142 (US$1,805,714), as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment of HKD137,785 (US$17,735), amortization of intangible assets of HKD33,942 (US$ 4,369), and reversal of inventory write-down of HKD3,177,100 (US$408,930).

Net cash provided by (used in) investing activities

For the fiscal year ended September 30, 2023, net cash provided by investing activities was HKD 73,805, which were funds primarily provided by purchase of plant and equipment.

For the fiscal year ended September 30, 2024, net cash used in investing activities was HKD801,788 (US$103,199), which were funds primarily used in the payment of rental deposit.

Net cash provided by (used in) financing activities

For the fiscal year ended September 30, 2023, net cash used in financing activities was HKD4,490,313, which were primarily for the repayment of the advance from a related party for working capital purpose.

For the fiscal year ended September 30, 2024, net cash provided by financing activities was HKD 10,528,616 (US$1,355,156), which was primarily related to the advances received from a related party for the working capital purpose.

Capital Expenditures

We did not incur any significant capital expenditures for the fiscal years ended September 30, 2023 and September 30, 2024.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support or other benefits.

Recent Share Repurchase and Reissuance

On July 15, 2025, we completed an equity restructuring in which we repurchased 3,300,000 Class B ordinary shares from Prosper Spring Group Limited (a company owned by Ms. Cheng Ka Ki, our Chief Executive Officer), the sole holder of Class B ordinary shares at that time, for nominal consideration of $0.01 and, immediately thereafter, we issued 3,300,000 Class A ordinary shares and 3,300,000 Class B ordinary shares to Prosper Spring Group Limited for nominal consideration of $0.02, in a private transaction. This transaction did not result in a material cash inflow but increased our total Class A ordinary shares outstanding from 12,700,000 (as of September 30, 2024) to 16,000,000 (following July 15, 2025).

Quantitative and Qualitative Disclosure About Market Risk

Credit risk

Our assets that are potentially subject to a significant concentration of credit risk primarily consist of cash and accounts receivable.

We believe that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions. As of September 30, 2023, our cash balance of HKD22,218,410 was maintained at a major reputable bank. As of September 30, 2024, our cash balance of HKD55,584,053 (approximately $7,154,319) was maintained at a major reputable bank.

We have designed credit policies with an objective to minimize their exposure to credit risk. Our accounts receivable is short term in nature and the associated risk is minimal. We conduct credit evaluations on our customers and generally do not require collateral or other security from such customers. We periodically evaluate the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

We are also exposed to risk from accounts receivable. These assets are subject to credit evaluations. An allowance, where applicable, would make up for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Our credit risk is also controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through regularly evaluating the collectability of financial assets, based on a combination of factors such as credit worthiness, past transaction history, current economic industry trends and changes in payment patterns. We identify credit risk collectively based on industry and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Interest rate risk

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by us, such as cash deposits, at the end of the reporting period, we are not exposed to significant interest rate risk as the interest rates are not expected to change significantly.

Inflation Risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. To manage liquidity risk, the Company monitors and maintains a level of cash and cash equivalents deemed adequate by the management to finance the Company’s operations and mitigate the effects of fluctuations in cash flows.

Foreign Exchange Risk

Our reporting currency and functional currency is HKD. However, we also conduct transactions in currencies other than the HKD. All of our assets are denominated in HKD. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rates between the HKD and other currencies. For example, if the HKD appreciates relative to the other currencies in which we generate revenues, we will have lower reported revenues as expressed in HKD terms. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivables from our customers. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these customers. The Company establishes a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information.

Concentration of customers

For the year ended September 30, 2023, there were three customers each generating over 10% of the Company’s total revenue for the year, and they in aggregate accounted for approximately 53% of our total revenue for the year.

	For the year ended September 30, 2023
Customers	Amount	Amount	%
	HKD	US$
Customer A	18,013,328	2,318,527	24%
Customer B	13,907,506	1,790,059	18%
Customer C	8,450,520	1,087,681	11%
Total	40,371,354	5,196,267	53%

For the year ended September 30, 2024, there were three customers each generating over 10% of the Company’s total revenue for the year, and they in aggregate accounted for approximately 73% of our total revenue for the year.

	For the year ended September 30, 2024
Customers	Amount	Amount	%
	HKD	US$
Customer A	27,468,400	3,535,505	41%
Customer B	12,731,001	1,638,629	19%
Customer D	8,514,888	1,095,966	13%
Total	48,714,289	6,270,100	73%

As of September 30, 2023, three major customers accounted for 33%, 32%, and 14% of the Company’s total accounts receivables, respectively.

	As of September 30, 2023
Customers	Amount	Amount	%
	HKD	US$
Customer A	4,993,609	642,736	32%
Customer B	5,154,330	663,423	33%
Customer D	2,089,722	268,972	14%
Total	12,237,661	1,575,131	79%

As of September 30, 2024, a major customer accounted for 94% of the Company’s total accounts receivables.

	As of September 30, 2024
Customers	Amount	Amount	%
	HKD	US$
Customer A	7,504,072	965,862	94%

Concentration of suppliers

For the year ended September 30, 2023, two suppliers accounted for 34% and 10% of our total purchases, respectively.

	For the year ended September 30, 2023
Suppliers	Amount	Amount	%
	HKD	US$
Supplier A	10,995,786	1,415,287	34%
Supplier B	3,412,118	439,180	10%
Total	14,407,904	1,854,467	44%

For the year ended September 30, 2024, two suppliers accounted for 34% and 27% of our total purchases, respectively.

	For the year ended September 30, 2024
Suppliers	Amount	Amount	%
	HKD	US$
Supplier A	11,314,746	1,456,340	34%
Supplier C	9,025,372	1,161,671	27%
Total	20,340,118	2,618,011	61%

As of September 30, 2023, three suppliers accounted for 45%, 32% and 14% of the total balance of accounts payable, respectively.

	As of September 30, 2023
Suppliers	Amount	Amount	%
	HKD	US$
Supplier C	4,800,000	617,816	45%
Supplier D	3,387,916	436,065	32%
Supplier E	1,429,816	184,034	14%
Total	9,617,732	1,237,915	91%

As of September 30, 2024, three suppliers accounted for 35%, 32% and 14% of the total balance of accounts payable, respectively.

	As of September 30, 2024
Suppliers	Amount	Amount	%
	HKD	US$
Supplier B	1,560,000	200,790	35%
Supplier D	1,429,380	183,978	32%
Supplier E	608,815	78,362	14%
Total	3,598,195	463,130	81%

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These consolidated financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. The most significant estimates and assumptions include allowance for expected credit losses of accounts receivables and net realizable value of Inventories.

We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this annual report reflect the more significant judgments and estimates used in preparation of our consolidated financial statements.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. As a result of our election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (i) revenue recognition; (ii) allowance for doubtful accounts; and (iii) valuation of inventory. See “Note 2 — Summary of Significant Accounting Policies” to our consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements.

Accounts receivables and allowance for expected credit losses

Accounts receivables are recorded and carried at the original invoiced amount less an allowance for any potential uncollectible amounts overdue 30 days.

The Company make estimates of expected credit and collectability trends for the allowance for credit losses and allowance for unbilled receivables based upon our assessment of various factors, including historical experience, the age of the accounts receivables balances, credit quality of our customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect our ability to collect from customers. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income (loss). Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. Allowance for expected credit losses accounts was HKD115,422 and HKD213,927 (US$27,535) as of September 30, 2023 and 2024, respectively.

Inventories, net

Inventories, net are measured at the lower of cost and net realizable value. The cost of inventories is calculated using the first-in-first-out formula, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. The cost of inventories includes an appropriate share of production overheads calculated based on normal operating capacity.

Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. The inventory is written down to the net realizable value when the net realizable value is lower than the cost.

The Company records adjustments to its inventories for estimated obsolescence or reductions in net realizable value, measured as the difference between the cost of the inventories and their estimated net realizable value. At the time of loss recognition, the Company assesses whether any impairment of inventories exists at year end. Subsequent changes in facts and circumstances do not result in the restoration or increase of the newly established cost basis.

For the years ended September 30, 2023 and 2024, the Company recognized the impairment loss in inventories of HKD3,793,284, and HKD3,177,100 (US$408,930), respectively.

Recently Issued Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in Note 2 “Summary of Significant Accounting Policies — Recent Accounting Pronouncements” of our consolidated financial statements.

C&K Group’s lack of effective internal controls over financial reporting may affect its ability to accurately report its financial results or prevent fraud, which may affect the market for and price of C&K Group’s Class A Ordinary Shares.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, C&K Group was a private company with limited accounting personnel and other resources for addressing C&K Group’s internal control over financial reporting. C&K Group’s management has not completed an assessment of the effectiveness of C&K Group’s internal control over financial reporting and its independent registered public accounting firm has not conducted an audit of C&K Group’s internal control over financial reporting. However, in connection with the audits of C&K Group’s consolidated financial statements as of September 30, 2023 and 2024, C&K Group and its independent registered public accounting firm identified material weaknesses in C&K Group’s internal control over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of C&K Group’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified related to i) inadequate segregation of duties for certain key functions due to limited staff and resources; ii) a lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to formalize key controls over financial reporting and to prepare consolidated financial statements and related disclosures; and iii) a lack of independent directors and an audit committee to establish formal risk assessment process and internal control framework.

C&K Group intends to implement measures designed to improve its internal control over financial reporting to address the underlying causes of these material weaknesses, including i) hiring more qualified staff to fill up the key roles in the operations; ii) setting up a financial and system control framework with formal documentation of polices and controls in place; and iii) appointing independent directors, establishing an audit committee and strengthening corporate governance.

C&K Group will be subject to the requirement that it maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, C&K Group’s business, financial condition, results of operations and prospects, as well as the market for and trading price of C&K Group’s Class A Ordinary Shares, may be materially and adversely affected if C&K Group does not have effective internal controls. Before the initial public offering of the Company, C&K Group was a private company with limited resources. As a result, C&K Group may not discover any problems in a timely manner and current and potential shareholders could lose confidence in C&K Group’s financial reporting, which would harm C&K Group’s business and the trading price of C&K Group’s Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing C&K Group’s Class A Ordinary Shares and may make it more difficult for C&K Group to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If C&K Group identifies such issues or if C&K Group is unable to produce accurate and timely financial statements, its stock price may decline and it may be unable to maintain compliance with the Nasdaq Listing Rules.

INDUSTRY

Overview of Pearls

Pearls are the result of a biological process that occurs within a living mollusk such as an oyster, mussel or clam. Pearls form when a tiny foreign object enters a mollusk and the mollusk covers the object with nacre to protect itself. Layers of nacre cover the foreign object and thus form a pearl. According to Brainy Insights and Stellar Market Research, pearls come in various shapes, sizes, and colors. They range from the classic white Akoya pearls to exotic Tahitian black pearls. The production of pearl jewelry involves both natural and cultured processes. Pearls have a long history of different uses and are one of the major types of materials for jewelry products. According to Stellar Market Research, pearl jewelry covers a variety of products inclusive of necklaces, earrings, bracelets, rings, pendants in different shapes, sizes and colors. According to Brainy Insights, pearl jewelry symbolizes purity, elegance, and sophistication. Pearls are often worn for formal occasions like weddings and anniversaries, and for everyday wear. Moreover, pearls have cultural significance and are often associated with wealth, royalty, and spirituality in many societies worldwide. Pearl jewelry is versatile, durable, and carries intrinsic value. Pearl jewelry complements various fashion styles, from casual to formal attires. (Sources: (i) https://www.thebrainyinsights.com/report/pearl-jewelry-market-14174, and (ii) https://www.stellarmr.com/report/Pearl-Jewelry-Market/1882).

Types of Pearls

Natural pearls form when an irritant enters a living mollusk and triggers the mollusk’s secretion of nacre, leading to pearl formation over time. Cultured pearls are cultivated with human intervention and through controlled farming methods, where a nucleus is inserted into the mollusk to stimulate pearl formation. Most pearls cultivated for commercial use are cultured pearls that are grown and prepared in pearl farms. In pearl farming, oysters and mussels are nucleated and/or grafted and then cultivated for 2 to 5 years for pearls to grow and develop.

Pearls are mainly categorized into two types based on their production environment or geographical location of cultivation: saltwater pearls and freshwater pearls. Saltwater pearls include South Sea pearls, Tahitian pearls and the Japanese-originated Akoya pearls that are cultivated in ocean waters, such as a lagoon, or the open sea. South Sea pearls are grown in Australia, Indonesia and the Philippines, whereas Tahitian pearls are grown in French Polynesian and the Pacific Islands. Freshwater pearls are farmed and cultivated in freshwater areas such as lakes, rivers and reservoirs. Freshwater pearls are mainly grown in the PRC, Japan and the United States.

The Global Market

According to Stellar Market Research, the pearl jewelry industry contributes to the economic development of pearl producing regions and supports the livelihood of oyster farming communities. Further, the North America region dominated the global pearl jewelry market in 2023 and is expected to continue maintaining a high market share during the forecasted period from 2024 to 2030.

Additionally, according to IMARC Group, the global pearl jewelry market size was approximately US$13.2 billion in 2024 and is expected to reach US$34.6 billion by 2033; growing at a compound annual growth rate (“CAGR”) of 10.73% from 2025 to 2033. (Source: https://www.imarcgroup.com/pearl-jewelry-market).

Future Market Development

According to IMARC Group, primary drivers of the global pearl jewelry market are expected to include the rising demand for pearl jewelry to add a sense of sophistication and refinement to any outfit and the growing number of financially independent individuals who spend on luxury products in order to enhance their fashion statement. (Source: https://www.imarcgroup.com/pearl-jewelry-market). Further, according to Business Research Insights, increasing disposable incomes and expansion of the middle class in emerging markets are expected to result in a higher demand for luxury jewelry. (Source: https://www.businessresearchinsights.com/market-reports/natural-and-cultured-pearls-market-116468).

Additionally, increasing environmental consciousness has resulted in consumers being more concerned with the safety of pearl products, environmentally friendly sourcing of pearls, and production of pearl jewelry. As ecofriendly jewelry products become the latest trend, cultured pearls produced using an environmentally friendly production process coupled with high quality and trendy finished jewelry products are gaining popularity.

Custom-made and unique pearl products are also highly desirable. Natural and cultured pearls market is the growing trend towards the individualization of products, including jewels. Consumers have a higher desire for unique personalities and differentiation in jewelries which in return drives the need for custom-made design of pearl jewelry. The above is due to the fact that this trend challenges designers and retailers to come up with new and unique designs to meet the consumers demands, hence improving their satisfaction levels. Therefore, the target market of a service model designed for efficiency, convenience, and minimal customer effort (i.e., one-touch services) can be considered a promising segment for expanding and creating a competitive advantage. (Source: https://www.businessresearchinsights.com/market-reports/natural-and-cultured-pearls-market-116468).

Key Market Drivers and Opportunities

Below is a list of major factors that we believe are key market drivers and opportunities for the industry:

•        advertising and promotions through social media;

•        rapid technological advances enabling automatic sorting, laser cutting, grading, shaping of pearls and enhancing the efficiency of jewelry production process; and

•        change of lifestyle pattern and fashion trends that drive customers to demand for unique design of jewelry

Key Market Restraints

We believe the following are major factors that restraint the development of the industry in the near future:

•        Excessive and intensive harvesting of oysters for pearl cultivation can lead to a disruption to the marine ecosystems

•        Use of chemicals and antibiotics to maintain oyster health can pollute surrounding waters and harm marine life

OUR BUSINESS

“The Company”, “we”, or “us” in this Business section refers to C&K Group Limited and its subsidiary, unless the context otherwise indicates.

Business Overview

C&K Group Limited (“C&K Group” or the “Company”), through its operating subsidiary, C&K Jewellery Limited (“C&K Jewellery), incorporated in Hong Kong on November 3, 2016, is principally engaged in the purchasing, designing and sales of loose pearls and finished jewelry products.

We primarily focus on selling pearls and jewelry and also offer a selection of finished jewelry products designed in-house. Although our in-house designed products predominantly feature pearls, we continually develop new jewelry collections that do not feature pearls in order to provide our customers a broader selection of jewelry products.

As a dealer in loose pearls and finished jewelry products, we believe we have built a reputation for sourcing and supplying high-quality pearls, including, but not limited to, South Sea pearls, Tahitian pearls, Akoya pearls, and Freshwater pearls and these pearls originate from regions such as Australia, Indonesia, the Philippines, Tahiti, mainland China, and Japan. We purchase pearls in bulk directly from auctions and pearl farms principally located in Australia. We also collaborate with third-party manufacturers to produce other fine jewelry which enables us to cater to custom orders and retailers. We believe our approach enables us to maintain cost efficiencies with access to high-quality pearls purchased from pearl farms or auctions.

We believe our strategic location in Hong Kong positions us advantageously within the global pearl trading market. Hong Kong has established itself as a leading trading and distribution center for pearls and, in 2023, was the largest importer and the sixth largest exporter of pearls globally. We currently offer a selection of over 1,000 styles of pearls and finished jewelry products.

Our revenue was HKD75,541,445 and HKD66,839,374 (US$8,603,011) for the years ended September 30, 2023 and 2024, respectively, and HKD32,982,272 (US$4,239,421) for the six months ended March 31, 2025. We recorded net income of HKD15,205,736 and HKD14,029,142 (US$1,805,714) for the years ended September 30, 2023 and 2024, respectively, and HKD3,777,452 (US$485,540) for the six months ended March 31, 2025. We pride ourselves on operational excellence, which is reflected in our value-adding products and services. Our commitment to maintaining high standards of product quality has earned us a good reputation for high quality products among our customers and business partners.

Competitive Strengths

We attribute our success to the following key competitive strengths:

We have established access to high-quality pearl suppliers and seasonal auctions.

We have accumulated over 8 years of experience in selling pearls and jewelry products and we have established long-term relationships with quality suppliers. Our bulk purchasing capabilities strengthen our relationships with our suppliers and ensures us favorable pricing and access to raw materials. This capability allows us to meet the diverse demands of our customers, offering them access to pearls and jewelry products at reasonable prices and with high quality. By consistently providing high quality products, along with competitive pricing, we have established a good reputation for customer satisfaction. Our ability to meet the specific needs of our customers fosters loyalty and repeat business, which are critical components of our plan for sustainable growth.

We have strong and stable vendor relationships.

Since the commencement of our business, we have developed and maintained strong and stable relationships with our suppliers in Hong Kong and internationally. In the pearl and jewelry industry, many suppliers impose strict allocation limits that require supply of only a limited number of materials per order. Our extensive and established connections and international supplier-network enables us to procure from diverse suppliers, we can procure materials from multiple suppliers internationally, which we believe ensures our ability to offer premium quality products and to timely satisfy our customers’ general or unique demands, which in turn allows us to flexibly manage our inventory, and provides a strong ability to retain our customers.

We have a strong and experienced management team with strong commitment.

We believe the industry knowledge, market experience, and business connection of our management in the pearl and jewelry industry serves as a strong pillar for our success and future development. Ms. Cheng, Ka Ki, our Chief Executive Officer and Director, has 7 years of experience in the pearl and jewelry industry and possesses in-depth knowledge of the industry and an insightful understanding of the preferences of our customers in the pearl and jewelry market. Certain other members of our management have on average, over 10 years of experience in the pearl and jewelry industry.

We have a quality control system, which allows us to deliver high quality products and maintain market reputation.

We have a quality control process that ensures rigorous inspection of the quality of our pearls. We believe this ensures that we consistently maintain high standards for the pearls and jewelry products we sell. This commitment to quality assurance builds and maintains customer trust, which may further enhance our reputation in the market. Our purchasing team maintains close communications with our customers on their product requests and follows strict quality control standards in purchasing materials. For instance, for our metal quality control, we establish weight buffers in collaboration with our suppliers to ensure consistency in metal material; for our gemstone quality control, we ensure adherence to an international grading system for the cut, size, weight, clarity, and color of the gemstones we purchase in order to align with our customers’ product quality requirements; for pearl quality control, we adhere to strict product quality requirements regarding the shape, size, color, types and spotted surface of the pearls we purchase.

We offer an online platform for customers to place purchase orders.

We believe our online platform gives us a competitive edge. We offer our customers an online platform which is continually updated with new designs and new styles of our products available for sale and our customers can place their orders on our online platform, and pay for their orders using the secured third-party payment system we provide on our online platform. Additionally, we offer our customers after-sales services (repair and re-stranding of pearl and other finished jewelry).

Growth Strategy

Our growth strategy includes increasing our market presence through geographical expansion, increasing our product diversification, and strengthening our brand recognition, through increased social media marketing, and strengthening our reputation in our existing markets. We intend to strengthen our market presence in the pearls and jewelry industry, by implementing the following business strategies and plans:

Diversify our product portfolio.

We intend to expand our existing pearls and jewelry product portfolio to offer a wider range of products to our customers, including new jewelry product collections based on lab-grown diamonds. Currently, we offer a selection of over 1,000 styles of pearls and finished jewelry products. We plan to introduce more products and new jewelry collections incorporating a wider variety of gemstones and precious metals into our sales channels in order to appeal to wider customer base. We believe we can leverage the expertise and experience we have gained from selling pearls and jewelry products to expand into other jewelry product markets in the future. We believe our established network of resourceful suppliers and diverse customer base allows us to diversify our product portfolio with fewer concerns about procurement and sales channels. We are committed to maintaining a diverse product portfolio and plan to introduce additional pearl and luxury jewelry products in the future.

Expand our market presence in the pearls and jewelry industry.

We are preparing to expand into new markets in Asia, particularly Thailand and Singapore, leveraging digital marketing and e-commerce platforms to reach a broader customer base. By utilizing our experience and expertise in providing high-quality products at competitive prices in our industry, we aim to offer a wide selection of products in these new markets. We believe this initiative will not only diversify our product offerings, but also strengthen our position in the pearls and jewelry market, catering to a broader geographic market and increased demand for our products.

Our Business Operations

The key markets that we serve are Hong Kong, the United States, Japan, Australia and Europe. We offer over 1,000 styles of pearls and finished jewelry products.

Our Products and Services

Our Products

Our products primarily consist of loose pearls and finished jewelry products. The Company’s sales of loose pearls contributed 58.2% and 49.8% to our total revenues for the years ended September 30, 2023 and 2024, respectively, and 31.1% for the six months ended March 31, 2025. Sales of finished jewelry products contributed 41.8% and 50.2% to the Company’s total revenues for the years ended September 30, 2023 and 2024, respectively, 68.9% for the six months ended March 31, 2025.

Below are some of products we offer:

•        Loose pearls, matched pairs, and pearl strands

•        Custom-designed pearl jewelry

•        Gemstone and semi-precious stone jewelry

•        Pearl and diamond or gemstone jewelry sets

•        Classic pearl strands in various jewelry styles, including necklaces, bracelets, rings, pendants, earrings, brooches, and clasps

Our Services

We offer tailor-made jewelry design services wherein we design and produce jewelry products based on customer specifications.

Our Distribution Channels

The Company’s loose pearls and finished jewelry products are distributed through wholesale and retail channels. Our revenues generated through the wholesale channel represented 82.1%, 95.0%, and 95.4% of total revenues for the years ended September 30, 2023 and 2024 and the six months ended March 31, 2025, respectively. Sales revenue generated through the retail channel represented 17.9%, 5.0%, and 4.6% for the years ended September 30, 2023 and 2024 and the six months ended March 31, 2025, respectively.

Revenue by distribution channel for the years ended September 30, 2023 and 2024 and the six months ended March 31, 2025

Our Customers

Our customers primarily consist of business-to-business (“B2B”) customers, including wholesalers, jewelry manufacturers, independent designers and retail sellers located primarily in Hong Kong, the United States, Japan, Australia and the European Union. Currently, we have strategically decided to focus on B2B sales, which we believe is more suitable to our purchasing patterns, where we obtain discounts and lower prices for our bulk purchases and lot purchases. Additionally, we believe our focus on B2B sales will help create more stabilized recurring sales, improve efficiencies and foster our customer relationships. For the year ended September 30, 2023, our sales revenue from our customers in Hong Kong, the United States, Japan, China and Australia was 30.9%, 27.0%, 21.2%, 17.4%, and 0.6% of total revenues for the year, respectively. For the year ended September 30, 2024, our sales revenue from our customers in Hong Kong, the United States, Japan, China and Australia was 31.5%, 44.0%, 21.0%, 1.7% and 0.7% of total revenues for the year, respectively. For the six months ended March 31, 2025, our sales revenue from our customers in Hong Kong, the United States, Japan and China was 47.3%, 43.2%, 7.4%, and 1.0% of total revenues for the period, respectively.

Revenue by customer location for the years ended September 30, 2023 and 2024 and the six months ended March 31, 2025

We have not entered into written agreements with any of our B2B or B2C customers. Because of the longstanding and well-established relationship with our customers, we do not impose any requirement for a minimum quantity of products to be purchased by any of our B2B customers. All of our sales in Hong Kong are outright sales whereby titles of goods pass to the B2B or B2C customer upon the delivery of products to the customer.

The following tables set forth information as to each customer that accounted for 10% or more of the sales of the Company for the fiscal years ended September 30, 2023 and 2024 and the six months ended March 31, 2025.

For the year ended September 30, 2023, there were three customers each generating over 10% of the Company’s total revenue for the year, and they in aggregate accounted for approximately 53% of our total revenue for the year.

	For the year ended September 30, 2023
Customers	Amount	Amount	%
	HKD	US$
Customer A	18,013,328	2,318,527	24%
Customer B	13,907,506	1,790,059	18%
Customer C	8,450,520	1,087,681	11%
Total	40,371,354	5,196,267	53%

For the year ended September 30, 2024, there were three customers each generating over 10% of the Company’s total revenue for the year, and they in aggregate accounted for approximately 73% of our total revenue for the year.

	For the year ended September 30, 2024
Customers	Amount	Amount	%
	HKD	US$
Customer A	27,468,400	3,535,505	41%
Customer B	12,731,001	1,638,629	19%
Customer D	8,514,888	1,095,966	13%
Total	48,714,289	6,270,100	73%

For the six months ended March 31, 2025, there were two customers each generating over 10% of the Company’s total revenue for the period, and they in aggregate accounted for approximately 76% of our total revenue for the period.

	For the six months ended March 31, 2025
Customers	Amount	Amount	%
	HKD	US$
Customer A	13,364,582	1,717,835	40%
Customer D	11,800,000	1,516,729	36%
Total	25,164,582	3,234,564	76%

Although the Company’s sales were highly concentrated on our major customers in the fiscal years ended September 30, 2023 and 2024, and remained concentrated during the six months ended March 31, 2025, we have been able to retain a longstanding and well-established relationship with our customers and we are confident in our ability to continue attracting new customers and adapting to evolving market conditions.

Our Suppliers

Our suppliers primarily consist of major pearl farmers and other manufacturers. The Company maintains long-term relationships with its suppliers to ensure high-quality production and efficient wholesale distribution of sourced materials. During the evaluation and selection of our suppliers, the Company considers various factors including, but not limited to, industry presence, reputation, cost, quality and on-time delivery capabilities. Further, we have close relationships with the major pearl farms located in Australia which allows the Company to receive private invitations to seasonal auctions for new pearl harvests that are exclusive to selected companies only. Our relationships with our suppliers provide us with access to supplier industry information which enables us keep abreast of the latest market prices and industry trends.

The Company’s major pearls and jewelry materials suppliers are located in Hong Kong, the People’s Republic of China and Japan. For the year ended September 30, 2023, our suppliers in Hong Kong, the People’s Republic of China and Japan accounted for 90.0%, 9.8% and 0.2% of our total purchases for the year, respectively. For the year ended September 30, 2024, our suppliers in Hong Kong, the People’s Republic of China and Japan accounted for 85.2%, 10.6% and 4.2% of our total purchases for the year, respectively. For the six months ended March 31, 2025, our suppliers in Hong Kong, the People’s Republic of China and Japan accounted for 90.3%, 9.4% and 0.2% of our total purchases for the period, respectively.

Purchases by supplier location for the years ended September 30, 2023 and 2024

We have not entered into written agreements with any of our suppliers. Nevertheless, we believe we have long-term strong relationships with major pearl farmers and other suppliers that allow us access to steady supply of pearls and materials to satisfy our customers’ demands. Our largest major supplier has operated in the jewelry industry in Hong Kong for over 30 years. Our second largest major supplier, located in Hong Kong, is a subsidiary of a German-based company principally engaged in the precious metals business and has operated in Hong Kong for over 45 years.

The following tables set forth information as to each supplier that accounted for 10% or more of the purchases of the Company for the fiscal years ended September 30, 2023 and 2024 and the six months ended March 31, 2025.

For the year ended September 30, 2023, two suppliers each accounted for over 10% of the Company’s total purchases for the year, and they in aggregate accounted for approximately 44% of our total purchases for the year.

	For the year ended September 30, 2023
Suppliers	Amount	Amount	%
	HKD	US$
Supplier A	10,995,786	1,415,287	34%
Supplier B	3,412,118	439,180	10%
Total	14,407,904	1,854,467	44%

For the year ended September 30, 2024, two suppliers each accounted for over 10% of the Company’s total purchases for the year, and they in aggregate accounted for approximately 61% of our total purchases for the year.

	For the year ended September 30, 2024
Suppliers	Amount	Amount	%
	HKD	US$
Supplier A	11,314,746	1,456,340	34%
Supplier C	9,025,372	1,161,671	27%
Total	20,340,118	2,618,011	61%

For the six months ended March 31, 2025, two suppliers each accounted for over 10% of the Company’s total purchases for the period, and they in aggregate accounted for approximately 57% of our total purchases for the period.

	For the six months ended March 31, 2025
Suppliers	Amount	Amount	%
	HKD	US$
Supplier A	5,423,768	697,151	36%
Supplier C	3,132,135	402,593	21%
Total	8,555,903	1,099,744	57%

Sales and Marketing

Our sales and marketing initiatives include promoting our pearls and jewelry products using social media and participating in trade exhibitions in Hong Kong. Additionally, we promote our products and brand by participating in product design competitions in Hong Kong.

Seasonality

Our sales follow the traditional seasonal shopping patterns in Hong Kong, the United States, Japan and our other markets. A high proportion of our sales are typically recorded around holidays (e.g., Valentine’s day, Mothers’ day, and Christmas day) because of a concentration of promotional sales and other promotional events in the period surrounding these dates while our sales decrease during and summertime (e.g., summer vacation time in Europe). As a result, our revenue is usually higher in the first and fourth quarter of the year and usually lower during the third quarter of the year.

Competition

The pearl and jewelry industry is highly fragmented and competitive, with various market players competing for market share based on product quality, price and design. There is no single company that dominates the industry, and our competition comes from wholesalers, manufacturers, independent designers, and retailers in our markets. However, many of these companies leverage their access to local and international markets to source a wide range of materials as well as having more robust product design capabilities, thereby catering to different consumer preferences we are currently unable to satisfy. Despite the strong competition we face in our industry, we believe we are positioned to compete effectively by virtue of our well-established relationship with our customers, our presence in the pearls and jewelry industry, our quality control system, and our experienced and dedicated management team.

Intellectual Property

We regard our trademark, domain names, product designs, and similar intellectual property as critical to our success, and we rely on trademark law in Hong Kong, as well as confidentiality procedures and contractual provisions with our employees, contractors and others to protect our proprietary rights.

As of the date of this prospectus, we hold one trademark which is registered in Hong Kong, under registration number 305358763, and which was registered on August 12, 2020 and expires on August 11, 2030.

As of the date of this prospectus, we do not hold patents for the jewelry products we design and develop for our customers. Our customers retain ownership of related patents for the design of these jewelry products.

We have registered the domain names of “www.cnkjewellery.com” and “www.cnkjewel.com”.

Corporation Information

Our principal executive offices are located at Flat 3309-11, 33/F, Tower 5, The Gateway, No. 15 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, and our telephone number is +852 3700 3500. We maintain websites at: www.cnkjewellery.com and www.cnkjewel.com.

Employees

As of the date of this prospectus, we have 7 employees.

No employees are represented by a labor union, and we believe that we have good relations with our employees.

Facilities

C&K Jewellery leased an aggregate of 4,742 square feet of property from an unrelated third party pursuant to the terms of a lease agreement. The duration of the current lease is for 3 years, from October 15, 2024 until October 14, 2027.

The operating lease expenses amounted to HKD2,743,916 and HKD2,729,384 (US$351,304) for the years ended September 30, 2023 and 2024, respectively.

We believe our facilities are sufficient for our business operations.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

Governmental Regulations

Our operations are subject to numerous laws of Hong Kong and regulations in a number of areas including, but not limited to, areas of dealing in precious metals and stones, labor and employment, immigration, advertising, e-commerce, tax, import and export requirements, data privacy requirements, anti-competition, and environmental, health, and safety. We have implemented policies and procedures designed to help comply with applicable laws and regulations. We strive to stay up to date on any new laws or regulations that affect the Company or our customers in order to provide pearls and jewelry products that comply with such laws and regulations.

REGULATIONS

Regulations Related to our Business Operations in Hong Kong

Companies Ordinance (Cap. 622), or the CO

The Companies Ordinance (Chapter 622 of the Laws of Hong Kong), is an ordinance enacted for, amongst other things, formation, operation and regulation of companies in Hong Kong. As stipulated under the CO, companies must file an annual return with the Companies Registry and are required to prepare annual financial statements in accordance with specified accounting standards. According to Part 6 of the CO, a company may only make a distribution out of profits available for distribution, meaning its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital.

Personal Data (Privacy) Ordinance (Cap. 486) of Hong Kong), or the PDPO

The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of the right to request correction of any data they consider to be inaccurate.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), is an ordinance enacted for, amongst other things, the employment relationships between the employers and the employees, the entitlements of the employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 (approximately US$12,900,000) per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund (“MPF”) schemes, or the MPF Schemes, to accrue MPF benefits for members of the workforce when they retire. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), which is an ordinance enacted to govern the taxation system in Hong Kong, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The Anti-Money Laundering and Counter-Terrorist Financing Ordinance (“AMLO”) (Chapter 615 of the Laws of Hong Kong), among other things, provides the regulation of dealings in precious metals and stones and the registration of dealers in precious metals and stones.

To enhance the regulatory regime for combating money laundering and terrorist financing in fulfilment of Hong Kong’s obligations under the Financial Action Task Force, the AMLO has been amended to introduce a registration regime for dealers in precious metals and stones for commencement on April 1, 2023. The Customs and Excise Department would take charge of the regime to enforce the registration requirements and supervise the anti-money laundering and counter-terrorist financing (“AML/CTF”) conduct of registrants.

There are two categories of registration with the Commissioner of Customs and Excise:

(1)    Any dealer who intends to engage in non-cash transaction(s) with total value at or above HKD120,000 in the course of business is required to register as a Category A registrant; and

(2)    Any dealer who is seeking to engage in cash transactions with total value at or above HKD120,000 and non-cash transactions with total value at or above HKD120,000 (“Specified Cash Transaction”) in the course of business is required to register as a Category B registrant.

A Category A registrant is not allowed to conduct any Specified Cash Transaction and is not required by any local laws or regulations to identify and verify the identities of its cash-settling customers whereas a Category B registrant is subject to AML/CTF supervision.

To facilitate existing dealers migration to the aforesaid registration regime, precious metals and stones dealers who have been in operation before commencement of the aforesaid registration regime are allowed to apply for registration within 9 months (“Relevant Period”) after commencement of the aforesaid registration regime (i.e. from April 1, 2023 to December 31, 2023). Any person, who would like to start up a precious metals and stones business after commencement of the regime and plan to carry out specified transactions and/or specified cash transactions, is required to register before carrying out any specified transactions and/or specified cash transactions.

After the Relevant Period, any existing dealer that continues to deal in precious metals and stones in cash and/or non-cash transactions that exceed HKD120,000 annually without proper registration under the aforesaid registration regime will be liable on conviction up to a maximum fine of HKD100,000 and imprisonment for six months.

As of the date of this prospectus, our C&K Jewellery has been registered as a Category B Registrant with a valid certificate of registration.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong)

The Drug Trafficking (Recovery of Proceeds) Ordinance, or the DTROP, contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe, it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong)

The Organized and Serious Crimes Ordinance, or the OSCO, empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the Hong Kong courts jurisdiction to confiscate the proceeds from organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance, or the UNATMO, provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

Regulations Related to the British Virgin Islands

Regulations related to the British Virgin Islands Data Protection Act, 2021

The Data Protection Act, 2021 (the “BVI DPA”) came into force in the British Virgin Islands on 9 July 2021. The DPA establishes a framework of rights and duties designed to safeguard individuals’ personal data, balanced against the need of public authorities, businesses and organizations to collect and use personal data for lawful purposes. The BVI DPA is centered around seven data protection principles (the General Principle, the Notice and Choice Principle, the Disclosure Principle, the Security Principle, the Retention Principle, the Data Protection Principle and the Access Principle) which require among other things that:

•        personal data must not be processed without consent unless specific conditions are met and must not be transferred outside the British Virgin Islands, unless there is proof of adequate data protection safeguards or consent from the data subject;

•        where consent has been given to processing of personal data, the data subject may at any time withdraw his or her consent;

•        a data controller must inform a data subject of specific matters, for instance the purposes for which it is being collected and further processed;

•        personal data must not be disclosed for any purpose other than the purpose for which it was to be disclosed at the time of collection or a purpose directly related thereto or to any party other than a third party of a class previously notified to the data subject;

•        a data controller shall, when processing personal data, take practical steps to protect personal data from loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction;

•        personal data must not be kept for longer than is necessary for the purpose;

•        personal data must be accurate, complete, not misleading and kept up to date; and

•        a data subject must be given access to his or her own personal data and be able to correct that data where it is inaccurate, incomplete, misleading or not up to date, except where a request for such access or correction is refused under the BVI DPA.

The BVI DPA imposes specific obligations on data controllers, including the duty to (i) apply the data protection principles; and (ii) respond in a timely fashion to requests from data subjects in relation to their personal data.

The Information Commissioner is the regulator responsible for the proper functioning and enforcement of the BVI DPA. Offences under the BVI DPA include:

•        processing sensitive personal data in contravention of the BVI DPA;

•        willfully obstructing the Information Commissioner or an authorized officer in the conduct of his or her duties and functions;

•        willfully disclosing personal information in contravention of the BVI DPA; and

•        collecting, storing or disposing of personal information in a manner that contravenes the BVI DPA.

Offences committed under the BVI DPA may result in fines (up to US$500,000 in certain cases) or imprisonment. Further, a data subject who suffers damage or distress as a result of their data being processed in contravention of the BVI DPA may institute civil proceedings in the British Virgin Islands courts.

MANAGEMENT

Set forth below is information concerning our directors, director nominees, executive officers and other key employees.

The following individuals are director nominees and members of the Board and management of the Company.

Name	Age	Position(s)
Cheng, Ka Ki	34	Chief Executive Officer, Chairman and Director
Leung, Wing Hong	34	Chief Financial Officer
Wong, Man Yin Vanessa	37	General Manager of Sales
Kong, Ka Yin	37	Director
Yuen, Ka Lok, Ernest	62	Independent Director Nominee
Chung, Chi Kit	35	Independent Director Nominee
Chan, Leo	44	Independent Director Nominee

The following is a brief biography of each of our executive officers and directors:

Cheng, Ka Ki, Chief Executive Officer and Director.    Ms. Cheng has been serving as the Chief Executive Officer and Chairman of the Board of the Company since March 1, 2025 and has been serving as a Director of the Company since January 28, 2025. Ms. Cheng has served as a director of C&K Jewellery since September 2, 2020. Ms. Cheng also has been serving as a director of China Skyline Development Ltd, a private company with no current business operations in Hong Kong, since September 29, 2015. Ms. Cheng has seven years of experience in jewelry sector and she is currently responsible for overall management of the Company, formulating business strategies and providing leadership of operations. Ms. Cheng actively participated in different jewelry industry associations and she has served as a Vice President of the Hong Kong Pearl Association since 2020, Vice President of the Tahitian Pearl Association Hong Kong since 2024, and Vice President of the Shenzhen Pearl Industry Association since 2020. In 2024, Ms. Cheng received the 5th Golden Bauhinia Women Entrepreneur Award from the Golden Bauhinia Women Entrepreneur Association in Hong Kong. Ms. Cheng has also received awards in different jewelry design competitions, including the: (i) 2016 China (international) Pearl Jewellery Design Merit Award, (ii) Merit Award in open group II in the 2022 JMA International Jewelry Design Competition, (iii) Merit Award in open group in the 2024 in the 25th Hong Kong Jewellery Design Competition, and (iv) Tahitian Pearl Special Award in open group in the 2024 JMA International Jewelry Design Competition. Ms. Cheng earned a Master of Science degree in Corporate Governance and Directorship from Hong Kong Baptist University in 2015, and a Bachelor of Science degree in Financial and Business Economics from Royal Holloway, University of London in 2014.

Leung, Wing Hong, Chief Financial Officer.    Mr. Leung Wing Hong has been serving as the Chief Financial Officer of the Company since March 1, 2025. Mr. Leung is currently responsible for the overall financial management, corporate finance and financial reporting for the Company. From February 2023 to April 2025, Mr. Leung served as a Senior Finance Manager of China Metro-Rural Holdings Limited in Hong Kong. Mr. Leung has also been serving as a Senior Deputy Financial Controller of China Skyline Development Limited in Hong Kong since May 2025. Prior to joining C&K Group, Mr. Leung worked as Senior Associate at Pricewaterhouse Coopers Ltd., an international professional accounting firm in Hong Kong, for auditing duties from December 2017 to October 2022. Mr. Leung graduated from City University of Hong Kong with a bachelor’s degree in Business Administration in June 2014. He is also a Member of the Hong Kong Institute of Certified Public Accountants and Financial Risk Manager.

Wong, Man Yin Vanessa, General Manager of Sales.    Mr. Wong Man Yin Vanessa has been serving as the General Manager of Sales of the Company since March 1, 2025. Ms. Wong has also been serving as the General Manager of Sales of C&K Jewellery since October 2024. Ms. Wong previously served as the Deputy General Manager of C&K Jewellery from January 2020 to September 2024. Ms. Wong is responsible for the formation of sales and marketing strategies of C&K Jewellery’s pearl and jewelry products and is involved in the implementation of those strategies. Ms. Wong has over 12 years of experience in selling and marketing of pearls and jewelry. She graduated from the University of Bath with a Bachelor of Science in Economics in June 2010. She completed the Gemological Institute of America (GIA) Graduate Diamonds program in Hong Kong in December 2013.

Kong, Ka Yin, Director.    Ms. Kong Ka Yin has been a director of the Company since January 28, 2025. Ms. Kong has also been serving as Manager of C&K Jewellery since April 3, 2018. Ms. Kong assists in the formulation of purchasing and product pricing of the Company’s pearl products and is responsible for the implementation of those strategies. Ms. Kong has over 10 years of experience in the pearls and jewelry business. Her extensive industry knowledge and strategic approach contribute to effective cost management and supplier relationships. Ms. Kong received a Bachelor Degree in Social Sciences from the Edinburgh Napier University in Edinburgh, Scotland in 2024.

Yuen, Ka Lok, Ernest, Independent Director Nominee.    Mr. Yuen Ka Lok, Ernest will be an independent non-executive director of the Company immediately upon listing of the Company’s Class A Ordinary Shares on Nasdaq. Mr. Yuen has been a solicitor and a partner of Messer. Yuen & Partners since 1997. Mr. Yuen previously served as non-executive director of Eggriculture Foods Limited (HKEX:8609) from August 15, 2018 to January 15, 2025. He also previously served as independent non-executive director of China Metro-Rural Holdings Limited, a Dutch Caribbean Securities exchange listed company (DCSX: CMRH) from September 1, 2010 to December 31, 2023. He has more than 25 years of experience in litigation and commercial legal work in Hong Kong. He received his Bachelor Degree in Commerce from University of Toronto in Canada in 1985, and a Bachelor of Laws degree from China University of Political Science and Law in 1999. Mr. Yuen is a member of the Law Society of Hong Kong.

Chung, Chi Kit, Independent Director Nominee.    Mr. Chung will be an independent non-executive director of the Company immediately upon listing of the Company’s Class A Ordinary Shares on Nasdaq. Mr. Chung has been serving as the Chief Executive Officer and Executive Director of Eagle Nice (International) Holdings Ltd (“Eagle Nice”) (HKEX:2368) since September 2024 and December 2020, respectively. He also previously served as Deputy Chief Executive Officer of Eagle Nice from August 2022 to August 2024. Mr. Chung joined Eagle Nice in April 2015 as Special Assistant to the Chairman and served in this role until February 2016, before serving as Director of Business Operations from March 2016 to July 2022. In his various leadership roles at Eagle Nest, Mr. Chung was involved with developing and executing the Eagle Nest’s business planning and development strategies, and contributed to Eagle Nest’s business growth and operations. Prior to joining Eagle Nice, Mr. Chung served as Chief Executive Officer of Vignette du Vin, a wine distribution company in Hong Kong, from 2013 to 2015. He holds a bachelor’s degree in Accounting and Finance from Nottingham Trent University, which he obtained in 2011. He earned a master’s degree in Marketing from Royal Holloway, University of London in 2012, and a Master’s degree in International Business from Hult International Business School in 2013.

Chan, Leo, Independent Director Nominee.    Mr. Chan will be an independent non-executive director of the Company immediately upon listing of the Company’s Class A Ordinary Shares on Nasdaq. Mr. Leo Chan has over 20 years of experience in accounting, auditing and financial management. Mr. Chan has been serving as the Chief Accountant of China South City Holdings Limited, a Hong Kong company engaged in property development and integrated logistics and trade centres, in China since February 2015. He previously worked as a financial controller of Kaisa Group Holdings Ltd. in Hong Kong from June 2010 to February 2015. He previously worked as an Associate and Manager for PricewaterhouseCoopers Ltd from August 21, 2006 to June 2, 2010. Mr. Chan graduated from the City University of Hong Kong with a Bachelor of Business Administration (Honours) degree in Finance in 2004. He earned a Bachelor of Science degree with First Class Honours in Applied Accounting from Oxford Brookes University in the United Kingdom in 2006. He earned a Master of Science degree in Professional Accountancy from the University of London in 2018. Mr. Chan is a fellow member of the Association of Chartered Certified Accountants and a member of the Hong Kong Institute of Certified Public Accountants. He also holds the professional title of the Chartered Secretary and Chartered Governance Professional of the Hong Kong Chartered Governance Institute.

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering. Our board of directors has determined that our three independent director nominees, Yuen Ka Lok, Ernest, Chung Chi Kit and Leo Chan satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and Rule 10A-3 under the Exchange Act.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our Memorandum and Articles of Association or the BVI Act. See “Description of Share Capital — Differences in Corporate Law”, beginning on page 111 of this prospectus, for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of the company and mortgaging the property of the company;

•        executing checks, promissory notes and other negotiable instruments on behalf of the company; and

•        maintaining or registering a register of relevant charges of the company.

Terms of Directors

Each of our directors holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

Qualification

There is currently no shareholding qualification for directors.

Insider Participation Concerning Executive Compensation

Our Board of Directors, which will consist of five members upon the effectiveness of the registration statement of which this prospectus is a part, is making all determinations regarding executive officer compensation from the time the Company first entered into employment agreements with executive officers up until the time where the three independent directors will be installed.

Committees of the Board of Directors

Audit Committee.    Our audit committee will consist of Yuen, Ka Lok, Ernest, Chung, Chi Kit and Chan, Leo. Chan, Leo will be the chairman of our audit committee. We have determined that Yuen, Ka Lok, Ernest, Chung, Chi Kit and Chan, Leo will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. Our board also has determined that Chan, Leo qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Yuen, Ka Lok, Ernest, Chung, Chi Kit, and Chan, Leo. Chung, Chi Kit will be the chairman of our compensation committee. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

•        approving reviewing and recommending to the board with respect to the compensation of our directors; and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Yuen, Ka Lok, Ernest, Chung, Chi Kit, and Chan, Leo. Yuen, Ka Lok, Ernest will be the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board the directors to serve as members of committees;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to these employment agreements, each of our executive officers is employed for a specified time period. We may terminate employment for cause, at any time, for certain acts of the executive officer, such as willful failure by the executive officer to comply with his/her material obligations, or the executive officer’s commission of any act of fraud or gross negligence in the course of his/her employment. We may also terminate an executive officer’s employment without cause upon thirty-day advance written notice.

Each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and for twelve months following the last date of employment. Specifically, each executive officer has agreed not to (i) engage in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting the executive officer’s name to be used in connection with the activities of, any other business or organization which competes, directly or indirectly, with us; (ii) solicit or seek to solicit from any customer doing business with us during the term; or (iii) otherwise interfere with the business or accounts of us. The following is a summary of material terms of our executive officers’ employment agreements. For complete terms, please see the respective employment agreements attached as exhibits to this registration statement

Cheng, Ka Ki Employment Agreement

On March 1, 2025, we entered into an executive employment agreement with Ms. Cheng Ka Ki as Chief Executive Officer, Chairman and Director which filed as Exhibit 10.1 to this registration statement. Pursuant to the employment agreement, the term of the employment commenced on March 1, 2025 and shall end on March 1, 2027, unless terminated earlier pursuant to the terms of the employment agreement. Upon expiration of this initial term of employment, the employment shall be automatically extended for successive 12-month periods unless terminated earlier pursuant to the terms of the employment agreement. Ms. Cheng shall receive annual cash compensation of HKD 650,000. The executive’s salary, remuneration and benefits shall be reviewed by the board (or its designated compensation committee) and/or the management of the Company in accordance with the relevant policies adopted by the Company from time to time. We may terminate the employment for cause, at any time, by summary notice in writing with immediate effect without payment in lieu of notice, for certain acts of the executive, including but not limited to: (i) commission of any act of fraud or gross negligence in the course of her employment; (ii) willful material misrepresentation at any time by the executive to the board; (iii) the willful failure or refusal to comply with any of the executive’s material obligations or to comply with a reasonable and lawful instruction of the board; or (iv) engagement by the executive in any misconduct or the commission by the executive of any act that is materially injurious or detrimental to the substantial interest of the Company and/or its subsidiaries and affiliated entities, as determined by the board. The executive has agreed, throughout the term of her employment and at all times thereafter, that the executive shall keep in strict confidence and not to use all non-public information relating to the know-how, technology, business, financial condition and other aspects of the Company. In addition, the executive has agreed to be bound by non-competition and non-solicitation restrictions during the term of his employment and for twelve (12) months following termination of her employment.

Leung, Wing Hong Employment Agreement

On March 1, 2025, we entered into an executive employment agreement with Mr. Leung, Wing Hong as Chief Financial Officer which is filed as Exhibit 10.2 to this registration statement. Pursuant to the employment agreement, the term of the employment commenced on March 1, 2025 and shall end on March 1, 2027, unless terminated earlier pursuant to the terms of the employment agreement. Upon expiration of this initial term of employment, the employment shall be automatically extended for successive 12-month periods unless terminated earlier pursuant to the terms of the employment agreement. Mr. Leung shall receive annual cash compensation of HKD 260,000. The executive’s salary, remuneration and benefits shall be reviewed by the board (or its designated compensation committee) and/or the management of the Company in accordance with the relevant policies adopted by the Company from time to time. We may terminate the employment for cause, at any time, by summary notice in writing with immediate effect without payment in lieu of notice, for certain acts of the executive, including but not limited to: (i) commission of any act of fraud or gross negligence in the course of his employment; (ii) willful material misrepresentation at any time by the executive to the board; (iii) the willful failure or refusal to comply with any of the executive’s material obligations or to comply with a reasonable and lawful instruction of the board; or (iv) engagement by the executive in any misconduct or the commission by the executive of any act that is materially injurious or detrimental to the substantial interest of the Company and/or its subsidiaries and affiliated entities, as determined by the board. The executive has agreed, throughout the term of his employment and at all times thereafter, that the executive shall keep in strict confidence and not to use all non-public information relating to the know-how, technology, business, financial condition and other aspects of the Company. In addition, the executive has agreed to be bound by non-competition and non-solicitation restrictions during the term of his employment and for twelve (12) months following termination of his employment.

Wong, Man Yin Vanessa Employment Agreement

On March 1, 2025, we entered into an executive employment agreement with Ms. Wong, Man Yin Vanessa as General Manager of Sales which is filed as Exhibit 10.3 to this registration statement. Pursuant to the employment agreement, the term of the employment commenced on March 1, 2025 and shall end on March 1, 2027, unless terminated earlier pursuant to the terms of the employment agreement. Upon expiration of this initial term of employment, the employment shall be automatically extended for successive 12-month periods unless terminated earlier pursuant to the terms of the employment agreement. Ms. Wong shall receive annual cash compensation of HKD 481,000. The executive’s salary, remuneration and benefits shall be reviewed by the board (or its designated compensation committee) and/or the management of the Company in accordance with the relevant policies adopted by the Company from time to time. We may terminate the employment for cause, at any time, by summary notice in writing with immediate effect without payment in lieu of notice, for certain acts of the executive, including but not limited to: (i) commission of any act of fraud or gross negligence in the course of her employment; (ii) willful material misrepresentation at any time by the executive to the board; (iii) the willful failure or refusal to comply with any of the executive’s material obligations or to comply with a reasonable and lawful instruction of the board; or (iv) engagement by the executive in any misconduct or the commission by the executive of any act that is materially injurious or detrimental to the substantial interest of the Company and/or its subsidiaries and affiliated entities, as determined by the board. The executive has agreed, throughout the term of her employment and at all times thereafter, that the executive shall keep in strict confidence and not to use all non-public information relating to the know-how, technology, business, financial condition and other aspects of the Company. In addition, the executive has agreed to be bound by non-competition and non-solicitation restrictions during the term of his employment and for twelve (12) months following termination of her employment.

Except as disclosed above, the Company has not entered into any employment agreements with its officers.

The following is a summary of material terms of our directors’ employment agreements. For complete terms, please see the respective employment agreements attached as exhibits to this registration statement

Kong, Ka Yin Employment Agreement

On March 1, 2025, we entered into an executive employment agreement with Ms. Kong, Ka Yin as Director which is filed as Exhibit 10.4 to this registration statement. Pursuant to the employment agreement, the term of the employment commenced on March 1, 2025 and shall end on March 1, 2027, unless terminated earlier pursuant to the terms of the employment agreement. Upon expiration of this initial term of employment, the employment shall be automatically extended for successive 12-month periods unless terminated earlier pursuant to the terms of the employment agreement. Ms. Kong shall receive annual cash compensation of HKD 455,000. The executive’s salary, remuneration and benefits shall be reviewed by the board (or its designated compensation committee) and/or the management of the Company in accordance with the relevant policies adopted by the Company from time to time. We may terminate the employment for cause, at any time, by summary notice in writing with immediate effect without payment in lieu of notice, for certain acts of the executive, including but not limited to: (i) commission of any act of fraud or gross negligence in the course of her employment; (ii) willful material misrepresentation at any time by the executive to the board; (iii) the willful failure or refusal to comply with any of the executive’s material obligations or to comply with a reasonable and lawful instruction of the board; or (iv) engagement by the executive in any misconduct or the commission by the executive of any act that is materially injurious or detrimental to the substantial interest of the Company and/or its subsidiaries and affiliated entities, as determined by the board. The executive has agreed, throughout the term of her employment and at all times thereafter, that the executive shall keep in strict confidence and not to use all non-public information relating to the know-how, technology, business, financial condition and other aspects of the Company. In addition, the executive has agreed to be bound by non-competition and non-solicitation restrictions during the term of his employment and for twelve (12) months following termination of her employment.

Except as disclosed above, the Company has not entered into any employment agreements with its directors.

We have entered into indemnification agreements with each of our directors and executive officers, the form of which is filed as Exhibit 10.5 to this Registration Statement. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Corporate Governance

The business and affairs of the company are managed under the direction of our Board. We have conducted Board meetings regularly since inception. Each of our directors has attended all meetings either in person, via telephone conference, or through written consent for special meetings. In addition to the contact information in this prospectus, the Board has adopted procedures for communication with the officers and directors as the date hereof. Each shareholder will be given specific information on how he/she can direct communications to the officers and directors of the Company at our annual shareholders’ meetings. All communications from shareholders are relayed to the members of the Board.

COMPENSATION

Compensation of Executive Officers

For the year ended September 30, 2024, we paid an aggregate of HKD801,355 (US$103,144) in aggregate compensation to our executive officers.*

____________

*        As a foreign private issuer that furnishes information pursuant to Item 6.B of Form 20-F, the Company is not required to disclose compensation on an individual basis because such disclosure is not required by the Company’s home jurisdiction and is not otherwise publicly disclosed by the Company.

Compensation of Directors

For the fiscal year ended September 30, 2024, we paid an aggregate of HKD650,000 (US$83,663) in aggregate compensation to our directors.*

____________

*        As a foreign private issuer that furnishes information pursuant to Item 6.B of Form 20-F, the Company is not required to disclose compensation on an individual basis because such disclosure is not required by the Company’s home jurisdiction and is not otherwise publicly disclosed by the Company.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Share offered in this offering for:

•        each of our directors, director nominees and executive officers who beneficially own our Class A Ordinary Shares; and

•        each person known to us to own beneficially more than 5.0% of our Class A Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 16,000,000 Class A Ordinary Shares and 3,300,000 Class B Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes Ordinary Shares outstanding immediately after the completion of this offering.

The number and percentage of Ordinary Shares beneficially owned after the offering are based on 18,000,000 Class A Ordinary Shares outstanding following the sale of 2,000,000 Class A Ordinary Shares in the offering (assuming no exercise by the underwriters of their over-allotment option to purchase additional Class A Ordinary Shares) and 3,300,000 Class B Ordinary Shares outstanding. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of either our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares and/or Class B Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares and Class B Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have 12 shareholders of record, none of which are located in the United States.

Name of Beneficial Owner	Beneficial Ownership Prior to the Offering							Beneficial Ownership After the Offering
	Class A Ordinary Shares		Class B Ordinary Shares		Total Ordinary Shares on an As-Converted Basis*	% of Total Ordinary Shares on an As-Converted Basis*	% of Aggregate Voting Power**	Class A Ordinary Shares		Class B Ordinary Shares		Total Ordinary Shares on an As-Converted Basis*	% of Total Ordinary Shares on an As-Converted Basis*	% of Aggregate Voting Power**
	Number	% of Beneficial ownership	Number	% of Beneficial ownership				Number	% of Beneficial ownership	Number	% of Beneficial ownership
Directors and Executive Officers(1):
Cheng, Ka Ki(2)	8,039,000	50.2%	3,300,000	100%	11,339,000	58.8%	90.3%	8,039,000	44.7%	3,300,000	100%	11,339,000	53.2%	88.1%
Leung, Wing Hong	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Wong, Man Yin Vanessa	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Kong, Ka Yin	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Yuen, Ka Lok, Ernest	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Chung, Chi Kit	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Chan, Leo	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Directors and executive officers as a group	8,039,000	50.2%	3,300,000	100%	11,339,000	58.8%	90.3%	8,039,000	44.7%	3,300,000	100%	11,339,000	53.2%	88.1%
5% of Greater Shareholders:
Prosper Spring Group Limited(2)	8,039,000	50.2%	3,300,000	100%	11,339,000	58.8%	90.3%	8,039,000	44.7%	3,300,000	100%	11,339,000	53.2%	88.1%

____________

*        Our Class B Ordinary Shares are convertible at any time by the holder thereof into Class A Ordinary Shares on a one-for-one basis.

**      For each person or group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B Ordinary Shares as a single class. Each holder of Class B Ordinary Shares is entitled to twenty (20) votes per share, subject to certain conditions, and each holder of our Class A Ordinary Shares is entitled to one (1) vote per share on all matters submitted to them for a vote. Our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

(1)      Unless otherwise indicated, the business address of each of the individuals is Flat 3309-11, 33/F, Tower 5, The Gateway, No. 15 Canton Road, Tsim Sha Tsui, Kowloon.

(2)      Includes 8,039,000 Class A Ordinary Shares and 3,300,000 Class B Ordinary Shares owned through Prosper Spring Group Limited, a BVI company of which Ms. Cheng Ka Ki is the sole owner and a director. Ms. Cheng Ka Ki has the voting, dispositive or investment powers over such Ordinary Shares. The address of Prosper Spring Group Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Related parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Set forth below are the related party transactions that the Company has entered into during the past two fiscal years and up to the date of this prospectus.

Material Transactions with Related Parties

The following is a summary of related party’s balances as of September 30, 2023 and 2024 and March 31, 2025:

Ms. Cheng Ka Ki, is a director and Chief Executive Officer of the Company.

Amount due from a related party

			As of September 30,		As of March 31,
Name of related party	Relationship	Nature of transactions	2023	2024	2025	2025
			HKD	HKD	HKD	US$
New Jumbo Global Limited	Ms. Cheng Ka Ki is a director	Payments made by the Company on behalf of New Jumbo Global Limited (“New Jumbo”) for New Jumbo’s operations. The balances were settled by January 3, 2025.	$61,570	$77,730	$—	$—
Total			$61,570	$77,730	$—	$—

Amounts due to related parties

			As of September 30,		As of March 31,
Name of related party	Relationship	Nature of transactions	2023	2024	2025	2025
			HKD	HKD	HKD	US$
Ms. Cheng Ka Ki	Chief Executive Officer and Director of the Company	Payments made on behalf of the Company for the Company’s operations. The balances were settled by April 11, 2025.	$455,224	$—	$118,322	$15,209
Splendid Wealth Investments Limited	Ms. Cheng Ka Ki is a director	Advances made to the Company for working capital purposes. The balance was interest-free, unsecured and repayable on demand. The balances were settled by January 2, 2025.	$37,920,079	$48,903,919	$—	$—
Total			$38,375,303	$48,903,919	$118,322	$15,209

Sales of products to a related party

			As of September 30,		As of March 31,
Name of related party	Relationship	Nature of transactions	2023	2024	2025	2025
			HKD	HKD	HKD	US$
Asia Pacific Jewellery Group Limited	Controlled by an immediate family member of a director of the Company until March 26, 2025	Sales of finished jewelry products and loose pearls	$—	$—	$11,800,000	$1,516,729
Total			$—	$—	$11,800,000	$1,516,729

Purchase of products from a related party

			As of September 30,		As of March 31,
Name of related party	Relationship	Nature of transactions	2023	2024	2025	2025
			HKD	HKD	HKD	US$
Asia Pacific Jewellery Group Limited	Controlled by an immediate family member of a director of the Company until March 26, 2025	Purchase of jewelry materials and pearls	$—	$—	$3,132,135	$402,593
Total			$—	$—	$3,132,135	$402,593

Employment Agreements

See “MANAGEMENT — Employment Agreements and Indemnification Agreements.”

Policies and Procedures for Related Party Transactions

Our board of directors will establish an audit committee upon the effectiveness of the registration statement of which this prospectus forms a part, which will be tasked with review and approval of all related party transactions.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the laws of the British Virgin Islands on January 28, 2025. As of the date of this prospectus, we are authorized to issue a maximum of 440,000,000 Class A Ordinary Shares, with no par value per share, and 60,000,000 Class B Ordinary Shares, with no par value per share.

As of the date of this prospectus, there were 16,000,000 Class A Ordinary Shares and 3,300,000 Class B Ordinary Shares issued and outstanding.

The following are summaries of the material provisions of our Memorandum and Articles of Association and the BVI Act, insofar as they relate to the material terms of our Class A Ordinary Shares. The forms of our Memorandum and Articles of Association are filed as exhibits to the registration statement of which this prospectus forms a part.

Ordinary Shares

Class A Ordinary Shares

Each Class A Ordinary Share in the Company confers upon the shareholder the right to one (1) vote per share at a meeting of the shareholders of the Company or on any resolution of shareholders. Holders of our Class A Ordinary Share will vote together with holders of our Class B Ordinary Share as a single class on all matters presented to our shareholders for their vote approval.

Each Class A Ordinary Share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each Class A Ordinary Share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Class A Ordinary Shares are not convertible into Class B Ordinary Shares at any time.

All of our issued Class A Ordinary Shares are fully paid and non-assessable. Certificates representing the Class A Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their Class A Ordinary Shares.

At the completion of this offering, there will be 18,000,000 Class A Ordinary Shares issued and outstanding, assuming no exercise by the underwriters of their over-allotment option to purchase additional Class A Ordinary Shares.

Class B Ordinary Shares

Each Class B Ordinary Share in the Company confers upon the shareholder the right to twenty (20) votes at a meeting of the shareholders of the Company or on any resolution of shareholders. Holders of our Class B Ordinary Share will vote together with holders of our Class A Ordinary Share as a single class on all matters presented to our shareholders for their vote approval.

Each Class B Ordinary Share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each Class B Ordinary Share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such number of Class A Ordinary Shares, as may be issued at the conversion rate of 1:1 basis from Class B Ordinary Shares to Class A Ordinary Shares (“Conversion Rate”), of fully paid Class A Ordinary Shares calculated at the Conversion Rate. Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Ordinary Shares requesting conversion. Any future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

At the completion of this offering, there will be 3,300,000 Class B Ordinary Shares issued and outstanding.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “CKJ”. We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive approval letter for our listing.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation.

Dividends

The holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act. Our Memorandum and Articles of Association provide that our directors may, by resolution of directors, authorize a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to satisfy its debts as they fall due in the ordinary course of business.

Voting Rights

Pursuant to our Memorandum and Articles of Association, at each general meeting of our Company, on a poll, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one (1) vote for each Class A Ordinary Share and twenty (20) votes for each Class B Ordinary Share which such shareholder holds. The holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions of the shareholders. At any general meeting, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. There are no prohibitions to cumulative voting under the laws of the BVI, but our Memorandum and Articles of Association do not provide for cumulative voting.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven clear calendar days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved or stand further adjourned at the discretion of the chairman of the board or, if different, the chairman of the meeting.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 calendar days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of Minority Shareholders

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the BVI may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the BVI for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e., (1) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (2) the execution or other process issued on a judgment, decree or order of a BVI Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (3) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the BVI Courts for an order setting aside that payment or transaction in whole or in part.

Unclaimed Dividend

A dividend that remains unclaimed for a period of three years after it became due for payment may be forfeited, by resolutions of directors, to, and shall cease to remain owing by, the company.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of new Class A Ordinary Shares under either BVI law or our Memorandum and Articles of Association.

Transfer of Class A Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association, the lock-up agreements with the representative of the underwriters described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any Class A Ordinary Share unless the shareholder has failed to pay an amount due in respect of it.

Forfeiture of Ordinary Shares

Our Company’s shares that are not fully paid on issue are subject to the forfeiture provisions set forth in our Articles of Association. For this purpose, shares of our Company issued for a promissory note or a contract for future services are deemed to be not fully paid.

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 days’ written notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The written notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, and that member shall be discharged from any further obligation to the Company.

Redemption and Purchase of Ordinary Shares

We may purchase, redeem or otherwise acquire and hold our own Ordinary Shares save that we may not purchase, redeem or otherwise acquire our own Ordinary Shares without the consent of the shareholders whose Ordinary Shares are to be purchased, redeemed or otherwise acquired unless we are permitted or required by the BVI Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Ordinary Shares without such consent.

Inspection of Books and Records

Under the BVI Act, holders of our Class A Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, as amended and restated from time to time; (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Issuance of Ordinary Shares

Subject to the BVI Act and to our Memorandum and Articles of Association, shares in our Company may be issued, and options to acquire shares in our Company granted, at such times, to such persons, for such consideration and on such terms as the directors may determine.

Directors

Under the Memorandum and Articles of Association, we are required to have a minimum of one director and the maximum number of directors shall be unlimited. For as long as our Class A Ordinary Shares are listed or quoted on any Designated Stock Exchange (as defined in the Articles of Association), the board of directors shall include at least such number of independent directors as applicable law, rules or regulations of the Designated Stock Exchange require as determined by the directors.

A director may be appointed by ordinary resolution or by the directors for such term as the shareholders or the directors determine. Any appointment may be to fill a vacancy or as an additional director.

The directors or, if our Class A Ordinary Shares (or depository receipts therefor) are listed or quoted on any Designated Stock Exchange and if required by the rules of such Designated Stock Exchange, any committee thereof, may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

Under our Memorandum and Articles of Association, there is no shareholding qualification required for directors.

Pursuant to our Memorandum and Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

A director may be removed from office with or without cause by, a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy-five per cent (75%) of the shareholders of the Company entitled to vote; or a resolution of directors.

A director may at any time resign from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is received by us.

A director shall resign forthwith as a director of the Company if he is, or becomes, disqualified from acting as a director under the BVI Act.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the Nasdaq corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the Nasdaq corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Liquidation Rights

As permitted by BVI Act and our Memorandum and Articles of Association, the Company may be voluntarily liquidated under Part XII of the BVI Act, by a resolution of directors or a resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders. On a liquidation, on winding up or other return of assets of the Company to shareholders (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which governs companies incorporated in the state of Delaware.

Mergers and Similar Arrangements

Under the BVI Act, two or more companies, each a “constituent Company”, may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction or proposed transaction is (i) between the director and the company and (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if (a) the material facts of the interest of the director in the transaction are known by the shareholders entitled to vote at a meeting of shareholders and the transaction is approved or ratified by a resolution of shareholders; or (b) the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the Memorandum or Articles, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days immediately following the date of the shareholders’ approval. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Indemnification of Directors and Officers

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy (e.g. for purporting to provide indemnification against civil fraud or the consequences of committing a crime).

Under our Memorandum and Articles of Association, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under BVI law, the directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In exercising the powers of a director, the directors ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation.

However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by Written Consent

BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders. Pursuant to our Memorandum and Articles of Association, an action that may be taken by the shareholders of our Company at a meeting may also be taken by a resolution of shareholders of our Company consented to in writing, without the need for any notice, but if any resolution of shareholders of our Company is adopted otherwise than by the unanimous written consent of all shareholders of our Company, a copy of such resolution shall forthwith be sent to all shareholders of our Company not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more shareholders of our Company. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which eligible persons holding a sufficient number of votes of Shares to constitute a resolution of shareholders of our Company have consented to the resolution by signed counterparts. Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals

BVI and our Memorandum and Articles of Association provide that shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be requested may request that the directors shall requisition a shareholder’s meeting. Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

As a BVI company, we are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to convene meetings of the shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the laws of the BVI but our Memorandum and Articles of Association do not provide for cumulative voting. Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under our Memorandum and Articles of Association, a director of our Company may be removed from office, with or without cause, by a resolution of shareholders of our Company passed at a meeting of shareholders of our Company called for the purposes of removing the director of for purposes including the removal of the director or by written resolution passed by at least 75 percent of the votes of the shareholders of our Company entitled to vote, or by a resolution of directors of our Company. Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up

Under our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders of our Company or by resolution of directors of our Company. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under BVI law and our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class of shares of the Company may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued shares of that class.

Amendment of Governing Documents

As permitted by BVI law, our Memorandum and Articles of Association may be amended with a resolution of our shareholders or, subject to certain exceptions, by resolutions of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Anti-Money Laundering — BVI

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exception applies under the Anti-Money Laundering Regulations (as revised) of the BVI, as amended and revised from time to time or any other applicable law. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for our Class A Ordinary Shares, including our Class A Ordinary Shares, and while we have applied for approval to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Class A Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future.

Upon completion of this offering and assuming the issuance of 2,000,000 Class A Ordinary Shares offered hereby and exclusion of the exercise of underwriter’s over-allotment options, we will have an aggregate of 18,000,000 Class A Ordinary Shares outstanding. Of that amount, 2,000,000 Class A Ordinary Shares will be publicly held by investors participating in this offering, and 16,000,000 Class A Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

In addition to the 2,000,000 Class A Ordinary Shares to be issued and sold by us in this offering, this registration statement also includes a resale prospectus covering the resale of 1,568,000 Class A Ordinary Shares by certain of our existing shareholders (which are included in the 16,000,000 Class A Ordinary Shares held by our existing shareholders immediately following this offering). These 1,568,000 Class A Ordinary Shares will be freely tradeable without restriction under the Securities Act immediately upon the effectiveness of this registration statement and the listing of our Class A Ordinary Shares on the Nasdaq Capital Market, subject to the conditions described in the resale prospectus included herein.

The Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. The Class A Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

All of our Class A Ordinary Shares and Class B Ordinary Shares that will be outstanding upon the completion of this offering, other than those Class A Ordinary Shares sold in this offering are “restricted securities”, as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Lock-Up Agreements

Our directors, executive officers and holders of 5% or more of our Class A Ordinary Shares have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of six months after the date of first public sale of the Company’s securities in this offering, without the prior written consent of the underwriters. See “Underwriting”.

Rule 144

All of our Class A Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Class A Ordinary Shares then outstanding, or

•        the average weekly trading volume of the Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Ordinary Shares and any securities convertible into Class A Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Ordinary Shares and Class A Ordinary Shares underlying the convertible securities in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares or U.S. tax laws, other than certain U.S. federal income tax laws, such as the tax consequences under state, local and other tax laws of the United States and non U.S. (foreign) tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        U.S. expatriates;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% (by vote or value) or more of our voting shares (including by reason of owning our Class A Ordinary Shares);

•        persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

•        events, hip-hop, and marketing industries investment trusts;

•        governments or agencies or instrumentalities thereof;

•        beneficiaries of a trust holding our Class A Ordinary Shares; or

•        persons holding our Class A Ordinary Shares through a trust.

All of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, non-U.S. (foreign) and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the BVI, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you may be eligible for reduced tax rates on long term capital gains. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete U.S. Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. In addition, certain U.S. Holders may be required to file U.S. Internal Revenue Service Form 926 to report a contribution of property (including cash) to a foreign corporation. Failure to report the information could result in substantial penalties. The foregoing description of reporting requirements is not exhaustive, and you should consult your own tax advisor regarding your obligation to file Form 8938, Form 926, or other applicable forms with the U.S. Internal Revenue Service as a result of an investment in our Class A Ordinary Shares.

Passive Foreign Investment Company (“PFIC”)

Based on our current and anticipated operations and the composition of our assets, we were not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the taxable year ended March 31, 2023 and the taxable year ended March 31, 2024. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ending March 31, 2025 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the U.S. Internal Revenue Code, for any taxable year if either:

•        at least 75% of its gross income is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income,

•        the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year, and

•        An additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Class A Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of your taxable year over your adjusted basis in such Class A Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Class A Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Class A Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. Therefore, you should not expect to be eligible to make this election.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

If you hold our Class A Ordinary Shares in any year in which we are classified as a PFIC, you will be required to file IRS Form 8621 and to provide certain annual information regarding our Class A Ordinary Shares, including regarding distributions received on such Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Hong Kong Profits Taxation

Our subsidiary, C&K Jewellery, is a Hong Kong entity subject to the two-tier profit tax rates system according to Hong Kong tax rules and regulations.

The two-tier profits tax rates system was introduced under the Inland Revenue (Amendment)(No.3) Ordinance 2018 (the “Ordinance”) of Hong Kong became effective for the assessment year 2018/2019. Under the two-tier profit tax rates regime, the profits tax rate for the first HKD 2 million of assessable profits of a corporation will be subject to the lowered tax rate, 8.25% while the remaining assessable profits will be subject to the legacy tax rate, 16.5%. The Ordinance only allows one entity within a group of “connected entities” is eligible for the two-tier tax rate benefit. An entity is a connected entity of another entity if (1) one of them has control over the other; (2) both of them are under the control (more than 50% of the issued share capital) of the same entity; (3) in the case of the first entity being a natural person carrying on a sole proprietorship business-the other entity is the same person carrying on another sole proprietorship business. Under the Ordinance, it is an entity’s election to nominate an entity that will be subject to the two-tier profits tax rate on its Profits Tax Return. The election is irrevocable.

C&K Jewellery elected the two-tier profits tax rate for its tax years of 2022/2023 and 2023/2024.

Under Hong Kong tax laws, our Hong Kong subsidiary is exempted from Hong Kong income tax on its foreign-derived income. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” on page 55 of this prospectus for further details on our dividend policy.

British Virgin Islands Taxation

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the Class A Ordinary Shares in the Company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the Company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its shareholders.

British Virgin Islands Economic Substance Legislation

The British Virgin Islands, together with several other non-European Union jurisdictions, has introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ES Act”) came into force in the British Virgin Islands introducing certain economic substance requirements for in-scope British Virgin Islands entities which are engaged in certain “relevant activities”.

Although it is presently anticipated that the ES Act will have little material impact on the Company or its operations, as the legislation is relatively new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

UNDERWRITING

We will enter into an underwriting agreement with Revere Securities LLC (the “Representative”), to act as the representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our Class A Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Class A Ordinary Shares
Revere Securities LLC
Total

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such shares are taken.

The underwriters will offer the Class A Ordinary Shares to the public at the initial public offering price set forth on the cover page of this prospectus. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriters. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Class A Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to 15% additional Class A Ordinary Shares (an amount equal to 15% of the shares sold in the offering) at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised, and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional Class A Ordinary Shares. The underwriters will offer these additional Class A Ordinary Shares on the same terms as those on which the other Class A Ordinary Shares are being offered hereby.

Discounts and Expenses

The following table shows the price per Class A Ordinary Shares and total initial public offering price, underwriting discounts, and proceeds before expenses to us.

	Per Share	Total without exercise of the over-allotment option	Total with full exercise of the over-allotment option
Initial public offering price(1)	$	$	$
Underwriting discounts to be paid by us (7.0%)(2)	$	$	$
Proceeds to us, before expenses	$	$	$

____________

(1)      Initial public offering price per share is assumed as $___ per share, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)      We have agreed to pay to the underwriters discounts of 7.0% of the public offering price.

We will also pay to the underwriters, by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of the Class A Ordinary Shares.

In addition, we have agreed to reimburse the underwriters up to a maximum of $190,000 for out-of-pocket accountable expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals), provided that any expense over $2,000 shall require prior written or email approval of the Company, regardless of whether this offering occurs.

We have also agreed to pay advisory fees to the underwriters in connection with this offering in the amount of $50,000, which was paid upon engagement of the underwriters.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed, for a period of three (3) months from the closing of this offering, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including but not limited to any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Representative.

Our officers, directors and shareholders owning at least 5% of our outstanding Class A Ordinary Shares have agreed, subject to certain exceptions, to a six (6) month lock-up period from the closing of this offering, with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued.

Right of First Refusal

For a period of 12 months from the completion of this offering, we have granted the Representative the right of first refusal to perform investment banking services to the Company on an exclusive basis in the matters below occurring in the United States of America. For these purposes, investment banking services shall include, (a) acting as lead or joint-lead manager for any underwritten public offering; and (b) acting as lead or joint book-runner and/or lead or joint placement agent, initial purchaser in connection with any private offering of securities of the Company.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “CKJ”. We make no representation that such application will be approved or that our Class A Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this offering unless we are so listed.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of this Offering

Prior to this offering and the sales of our Class A Ordinary Shares by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, there has been no public market for our Class A Ordinary Shares. The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Class A Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Class A Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Class A Ordinary Shares in certain countries.

Stamp Taxes

If you purchase Class A Ordinary Shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the initial public offering price listed on the cover page of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, if applicable, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Class A Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or delaying a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan, the Republic of China

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

USD
Securities and Exchange Commission Registration Fee	$2,961
Nasdaq Listing Fee	$50,000
FINRA Filing Fee	$1,794
Legal Fees and Expenses	$458,092
Underwriter Expenses	$240,000
Printing and Engraving Expenses	$24,000
Transfer Agent Expenses	$2,400
Investor Relations	$33,000
Miscellaneous Expenses	$4,125
Total Expenses	$816,372

These expenses will be borne by us.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to BVI law will be passed upon for us by Ogier as to BVI law. The legal matters as to United States Federal and New York State law will be passed upon for us by Robinson & Cole LLP. The underwriter is being represented by Schlueter & Associates, P.C. with respect to legal matters of United States federal and New York State law. Legal matters as to Hong Kong laws will be passed upon for us by Tian Yuan Law Firm LLP. Legal matters as to PRC laws will be passed upon for us by Commerce & Finance Law Offices.

EXPERTS

The consolidated financial statements for the years ended September 30, 2023 and 2024 included in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, California 94403.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form F-1, including relevant exhibits, with the SEC under the Securities Act with respect to the Class A Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Class A Ordinary Shares.

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC.

As a foreign private issuer, we will be exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

C&K GROUP LIMITED

C&K GROUP LIMITED

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
C&K Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of C&K Group Limited and its subsidiary (collectively the “Company”) as of September 30, 2023 and 2024, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of our internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No. 1171

We have served as the Company’s auditor since 2024
San Mateo, California

April 28, 2025, except for Note 2 for which the date is August 22, 2025

C&K GROUP LIMITED
CONSOLIDATED BALANCE SHEETS

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	22,218,410	55,584,053	7,154,319
Accounts receivables, net	15,392,175	7,995,298	1,029,089
Inventories, net	15,445,767	10,449,510	1,344,974
Prepayments	433,630	508,669	65,472
Short-term deposits	550,000	—	—
Amount due from related party	61,570	77,730	10,005
Other current assets	42,242	66,335	8,538
TOTAL CURRENT ASSETS	54,143,794	74,681,595	9,612,397

NON-CURRENT ASSETS
Property and equipment, net	226,693	98,395	12,665
Intangible assets, net	63,690	29,748	3,829
Long-term deposits	808,077	1,584,218	203,908
Right-of-use assets – operating lease	2,641,589	7,457,243	959,835
Deferred tax assets	665,262	803,104	103,369
TOTAL NON-CURRENT ASSETS	4,405,311	9,972,708	1,283,606
TOTAL ASSETS	58,549,105	84,654,303	10,896,003

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	10,556,805	4,436,346	571,010
Operating lease obligation, current	2,543,263	2,388,281	307,400
Taxes payable	835,491	3,488,809	449,051
Accrued expenses	53,000	2,393,790	308,109
Amounts due to related parties	38,375,303	48,903,919	6,294,508
Other payables	2,868,494	726,631	93,526
TOTAL CURRENT LIABILITIES	55,232,356	62,337,776	8,023,604

NON-CURRENT LIABILITIES
Operating lease obligation, net of current portion	98,326	5,068,962	652,435
TOTAL NON-CURRENT LIABILITIES	98,326	5,068,962	652,435
TOTAL LIABILITIES	55,330,682	67,406,738	8,676,039

SHAREHOLDERS’ EQUITY
Class A Ordinary Shares, no par value, 440,000,000 shares authorized; 12,700,000 shares issued and outstanding as of September 30, 2023 and 2024, respectively(1)	9,906	9,906	1,270
Class B Ordinary Shares, no par value, 60,000,000 shares authorized; 3,300,000 shares issued and outstanding as of September 30, 2023 and 2024, respectively(1)	2,574	2,574	330
Additional paid-in capital	87,520	87,520	11,265
Retained earnings	3,118,423	17,147,565	2,207,099
TOTAL SHAREHOLDERS’ EQUITY	3,218,423	17,247,565	2,219,964
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	58,549,105	84,654,303	10,896,003

____________

(1)      Shares and per share data are presented on a retroactive basis to reflect the ordinary shares reorganization in note 1.

The accompanying notes are an integral part of these consolidated financial statements.

C&K GROUP LIMITED
CONSOLIDATED STATEMENTS OF INCOME

	For the Years ended September 30,
	2023	2024	2024
	HKD	HKD	US$
REVENUE & COSTS
Sales of products	75,541,445	66,839,374	8,603,011
Merchandise costs	(48,766,648)	(38,620,481)	(4,970,909)
Gross profit	26,774,797	28,218,893	3,632,102

OPERATING EXPENSES
Selling and marketing expenses	(454,888)	(321,920)	(41,435)
General and administrative expenses	(10,257,773)	(13,374,653)	(1,721,475)
Bad debt reversals/(expenses)	831,069	(98,505)	(12,679)
Total operating expenses	(9,881,592)	(13,795,078)	(1,775,589)

INCOME FROM OPERATIONS	16,893,205	14,423,815	1,856,513

OTHER INCOME (EXPENSE)
Interest income	223,495	1,935,943	249,179
Interest expense	(346)	—	—
Gain/(Loss) from foreign currency translation	165,248	(304,771)	(39,228)
Other income	426,324	509,439	65,571
INCOME BEFORE INCOME TAX PROVISION	17,707,926	16,564,426	2,132,035
PROVISION FOR INCOME TAXES	(2,502,190)	(2,535,284)	(326,321)
NET INCOME	15,205,736	14,029,142	1,805,714

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted(1)	16,000,000	16,000,000	16,000,000
EARNINGS PER SHARE
Basic and diluted	0.95	0.88	0.11

____________

(1)      Shares and per share data are presented on a retroactive basis to reflect the ordinary shares reorganization in note 1.

The accompanying notes are an integral part of these consolidated financial statements.

C&K GROUP LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Class A ordinary shares		Class B ordinary shares		Additional paid-in capital	Retained earnings	Total Shareholders’ Equity
	No. of Shares(1)	Amount	No. of Shares(1)	Amount
		HKD		HKD		HKD	HKD
BALANCE, September 30, 2022	12,700,000	9,906	3,300,000	2,574	87,520	(12,087,313)	(11,987,313)
Net income	—	—	—	—	—	15,205,736	15,205,736
BALANCE, September 30, 2023	12,700,000	9,906	3,300,000	2,574	87,520	3,118,423	3,218,423
Net income	—	—	—	—	—	14,029,142	14,029,142
BALANCE, September 30, 2024	12,700,000	9,906	3,300,000	2,574	87,520	17,147,565	17,247,565
BALANCE, September 30, 2024 (US$)	12,700,000	1,270	3,300,000	330	11,265	2,207,099	2,219,964

____________

(1)      Shares and per share data are presented on a retroactive basis to reflect the ordinary shares reorganization in note 1.

The accompanying notes are an integral part of these consolidated financial statements.

C&K GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years ended September 30,
	2023	2024	2024
	HKD	HKD	US$
Cash flows from operating activities
Net income	15,205,736	14,029,142	1,805,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	553,793	137,785	17,735
Amortization of intangible assets	33,942	33,942	4,369
Bad debt (reversals)/expenses	(831,069)	98,505	12,679
Impairment loss in inventories	3,793,284	3,177,100	408,930
(Gain)/Loss from unrealized foreign currency translation	(163,638)	350,379	45,098
Deferred income tax	1,666,699	(137,842)	(17,742)
Changes in operating assets and liabilities:
Accounts receivables	(10,999,592)	7,214,970	928,651
Inventories	12,443,323	1,819,157	234,147
Prepayments	(291,217)	(75,039)	(9,658)
Short-term deposits	(372,238)	550,000	70,791
Other current assets	(32,032)	(24,093)	(3,101)
Accounts payable	(3,473,719)	(6,156,936)	(792,470)
Taxes payables	835,491	2,653,318	341,513
Accrued expenses	3,000	2,340,790	301,287
Other payables	1,560,442	(2,141,863)	(275,683)
Net cash provided by operating activities	19,932,205	23,869,315	3,072,260
Cash flows from investing activities
Purchase of plant and equipment	(30,811)	(9,487)	(1,221)
Change in long-term deposits	120,686	(776,141)	(99,898)
Amount due from related party	(16,070)	(16,160)	(2,080)
Net cash provided by/(used in) investing activities	73,805	(801,788)	(103,199)
Cash flows from financing activities
Proceeds from related parties	—	11,750,152	1,512,382
Repayment to related parties	(4,490,313)	(1,221,536)	(157,226)
Net cash (used in)/provided by financing activities	(4,490,313)	10,528,616	1,355,156
Change in cash	15,515,697	33,596,143	4,324,217
Effect of foreign exchange on cash	15,501	(230,500)	(29,668)
Cash and cash equivalents at the beginning of the year	6,687,212	22,218,410	2,859,770
Cash and cash equivalents at the end of the year	22,218,410	55,584,053	7,154,319

Supplementary cash flow information
Cash paid for income tax	—	19,808	2,550
Cash paid for interest expense	346	—	—

Non-cash investing and financing activities
Operating lease right-of-use assets obtained in exchange for operating lease obligation	—	7,358,917	947,179

The accompanying notes are an integral part of these consolidated financial statements.

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — NATURE OF BUSINESS AND ORGANIZATION

C&K Group Limited (the “Company” or “C&K Group”) is a holding company incorporated on January 28, 2025 under British Virgin Islands (“BVI”) law. The Company has no substantial operations other than holding all of the outstanding share capital of C&K Jewellery Limited (“C&K Jewellery”), a Hong Kong company incorporated on November 3, 2016. The Company, through C&K Jewellery, is engaged in the purchasing, designing and sales of loose pearls and finished jewelry products. The Company’s headquarter is located in Hong Kong, China. All of the Company’s business activities are carried out by C&K Jewellery.

On February 17, 2025, the Company completed a reorganization of C&K Jewellery under common control of its then existing shareholders, who collectively owned all of the equity interests of C&K Group prior to the reorganization. Therefore, the reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. C&K Group and C&K Jewellery are under common control which results in the consolidation of C&K Jewellery at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of C&K Group.

The consolidated financial statements reflect the activities of each of the following entities:

Name	Background	Ownership	Principal activities
C&K Group Limited (the “Company” or “C&K Group”)	• A BVI company • Incorporated on January 28, 2025	—	Investment holding
C&K Jewellery Limited (“C&K Jewellery”)	• A Hong Kong company • Incorporated on November 3, 2016	80% owned by Splendid Wealth Investments Limited; 20% owned by New Jumbo Global Limited	Engaged in general trading and trading of jewelry

On January 28, 2025, Splendid Wealth Investments Limited and New Jumbo Global Limited entered into a sale and purchase agreement for the transfer of all of their shares of C&K Jewellery to eleven individuals, who on the same day entered into a share exchange agreement with C&K Group and C&K Jewellery, pursuant to which the eleven individuals transferred all of their rights in the shares in C&K Jewellery (pursuant to and under the aforesaid sale and purchase agreement) to C&K Group in exchange for 100% shares in C&K Group on a pro rata basis. The share transfers and issuances contemplated by the aforesaid sale and purchase agreement and share exchange agreement were effectuated on February 17, 2025. Upon completion of the reorganization on February 17, 2025, the equity interests of C&K Jewellery initially held by Splendid Wealth Investments Limited and New Jumbo Global Limited were ultimately transferred to C&K Group, and C&K Group became the 100% parent company of C&K Jewellery.

Note 2 — Summary of Significant Accounting Policies and Practices

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All inter-company transactions have been eliminated upon consolidation.

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

Revision

The Company determined that previously issued consolidated financial statements for the years ended September 30, 2023 and 2024 contained in the Company’s Registration Statement on Form F-1 required the reorganization of C&K Group Limited under common control of its then existing shareholders in the consolidated financial statements. The Company has revised amounts within the Consolidated Balance Sheets and Consolidated Statements of Changes in Shareholders’ Equity as of and for the years ended September 30, 2023 and 2024 to properly reflect the equity position of the Company. These revisions had increased the Company’s total additional paid in capital by HKD87,520 for each of the years ended September 30, 2023 and 2024, decreased Class A ordinary shares by HKD69,469 for each year, and decreased Class B ordinary shares by HKD18,051 for each year, which are not material to the Company’s consolidated financial statements and had no impact on total equity at the beginning of the periods presented. Moreover, there was no impact on the consolidated statements of income and the consolidated statements of cash flows for the years ended September 30, 2023 and 2024. The Company has evaluated the effects of these corrections on the previously issued consolidated financial statements, individually and in the aggregate, in accordance with the guidance in ASC Topic 250, Accounting Changes and Error Corrections, concluding such corrections to be immaterial to its previously issued consolidated financial statement. The effects of these items in the Company’s previously issued consolidated balance sheets and consolidated statements of changes in shareholder’s equity as of and for the years ended September 30, 2023 and 2024 are summarized as follows:

Previously reported				Revisions				Revised
Shareholders’ Equity	As of September 30, 2023	As of September 30, 2024		Shareholders’ Equity	As of September 30, 2023	As of September 30, 2024		Shareholders’ Equity	As of September 30, 2023	As of September 30, 2024
	HKD	HKD	USD		HKD	HKD	USD		HKD	HKD	USD
Class A Ordinary Shares, no par value, 440,000,000 shares authorized; 12,700,000 shares issued and outstanding as of September 30, 2023 and 2024, respectively	79,375	79,375	10,216	Class A Ordinary Shares, no par value, 440,000,000 shares authorized; 12,700,000 shares issued and outstanding as of September 30, 2023 and 2024, respectively	(69,469)	(69,469)	(8,946)	Class A Ordinary Shares, no par value, 440,000,000 shares authorized; 12,700,000 shares issued and outstanding as of September 30, 2024 and March 31, 2025, respectively	9,906	9,906	1,270
Class B Ordinary Shares, no par value, 60,000,000 shares authorized; 3,300,000 shares issued and outstanding as of September 30, 2023 and 2024, respectively	20,625	20,625	2,655	Class B Ordinary Shares, no par value, 60,000,000 shares authorized; 3,300,000 shares issued and outstanding as of September 30, 2023 and 2024, respectively	(18,051)	(18,051)	(2,325)	Class B Ordinary Shares, no par value, 60,000,000 shares authorized; 3,300,000 shares issued and outstanding as of September 30, 2024 and March 31, 2025, respectively.	2,574	2,574	330
Additional paid-in capital	—	—		Additional paid-in capital	87,520	87,520	11,265	Additional paid-in capital	87,520	87,520	11,265
	100,000	100,000	12,871		—	—	(6)		100,000	100,000	12,865

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the assessment of the allowance for expected credit losses, useful lives of property and equipment and right-of-use assets, the realizability of deferred income tax assets and liabilities, and accrual of contingencies, provision for inventory write-down, uncertain income tax positions, and implicit interest rate of operating leases. Actual results could differ from those estimates.

Risks and uncertainties

Economic and political risks

The Company’s operations are mainly conducted in Hong Kong. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in Hong Kong.

The Company’s operations in Hong Kong are subject to special considerations and significant risks. These include risks associated with, among others, the political, economic, and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in Hong Kong, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Liquidity Risk

The Company is also exposed to liquidity risk which is the risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to meet the liquidity shortage.

Inflation Risk

Management monitors changes in price levels. Historically inflation has not materially impacted the Company’s audited consolidated financial statements; however, significant increases in the price of raw materials and labor that cannot be fully passed on to the Company’s customers could adversely impact the Company’s results of operations.

Foreign currency translation

The Company uses Hong Kong dollars (“HKD”) as its reporting currency. The functional currency of the Company and its subsidiary which is incorporated in Hong Kong, is HKD, which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the consolidated statements of income (loss) during the year in which they occur.

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

Convenience translation

Translations of amounts in the consolidated balance sheets, consolidated statements of income (loss) and consolidated statements of cash flows from HKD into US$ as of and for the year ended September 30, 2024 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HKD7.7693, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of September 30, 2023 and 2024, the carrying values of current assets and current liabilities approximated their fair values reported in the consolidated balance sheets due to the short-term maturities.

Cash and cash equivalents

Cash and cash equivalents mainly represent cash on hand, cash in the bank and demand deposits placed with financial institutions, which have original maturities of less than three months and are unrestricted as to withdrawal or use. As of September 30, 2023, and 2024, the Company had HKD22,218,410 and HKD55,584,053 (US$7,154,319) in cash, respectively. The Company maintains all its bank accounts in Hong Kong.

In Hong Kong, the insurance coverage of each financial institution is HKD500,000. As of September 30, 2023 and 2024, all deposits at the financial institution incorporated in Hong Kong were covered by the insurance, respectively.

Accounts receivables and allowance for expected credit losses

Accounts receivables are recorded and carried at the original invoiced amount less an allowance for any potential uncollectible amounts overdue.

The Company make estimates of expected credit and collectability trends for the allowance for credit losses and allowance for unbilled receivables based upon our assessment of various factors, including historical experience, the age of the accounts receivables balances, credit quality of our customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect our ability to collect from customers. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. Allowance for expected credit losses accounts was HKD115,422 and HKD213,927 (US$27,535) as of September 30, 2023 and 2024, respectively.

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

Inventories, net

Inventories, net are measured at the lower of cost and net realizable value. The cost of inventories is calculated using the first-in-first-out formula, and includes expenditures incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. The cost of inventories includes an appropriate share of production overhead calculated based on normal operating capacity.

Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. The inventory is written down to the net realizable value when the net realizable value is lower than the cost.

The Company records adjustments to its inventories for estimated obsolescence or reductions in net realizable value, measured as the difference between the cost of the inventories and their estimated net realizable value. At the time of loss recognition, the Company assesses whether any impairment of inventories exists at year end. Subsequent changes in facts and circumstances do not result in the restoration or increase of the newly established cost basis.

For the years ended September 30, 2023 and 2024, the Company recognized the impairment loss in inventories of HKD3,793,284, and HKD3,177,100 (US$408,930), respectively.

Prepayments

Prepayments mainly consist of prepayments to jewelry manufacturers’ association and events participation fee. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. As of September 30, 2023 and 2024, no allowance was deemed necessary.

Deposits

Deposits paid by the Company represent amounts paid in advance for utility, rental or other contractual obligations. These amounts are refundable and bear no interest. As of September 30, 2023 and 2024, no allowance was deemed necessary.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful Life
Office equipment	5 years
Office furniture and fixtures	5 years
Leasehold improvements	lesser of lease term or expected useful life

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterment, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

The Company’s intangible assets consist primarily of purchased software licenses. Intangible assets with finite useful lives are recorded at cost and amortized on a straight-line basis over their estimated useful lives, which are 5 years.

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

The Company reviews the carrying value of its intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If such indicators are present, the Company performs a recoverability test in accordance with ASC 360-10 and recognizes an impairment loss if the asset’s carrying amount exceeds its fair value.

Impairment for long-lived assets

Long-lived assets, including intangible assets, property and equipment is reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of September 30, 2023 and 2024, no impairment of long-lived assets was recognized.

Accounts payable

Accounts payable are obligations to pay for pearls, jewelry materials, or services that have been acquired in the ordinary course of business.

Operating leases

The Company is a lessee of non-cancellable operating leases. The Company determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. The Company accounts operating lease under FASB Accounting Standards Codification (“ASC”) 842, Leases, and recognizes operating lease right-of-use (“ROU”) assets, and operating lease liabilities on the balance sheets for its operating leases accordingly.

ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

When determining the lease term, at lease commencement date, the Company considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The interest rate used to determine the present value of future lease payments is the Company’s incremental borrowing rate based on the information available at the lease commencement date.

ASC 842 provides practical expedients for an entity’s ongoing accounting. The Company elected to apply the short-term lease exception for leases with a lease term of 12 months or less at commencement. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

The Company evaluates the impairment of its ROU assets consistently with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future cash flows of the related operations. For the years ended September 30, 2023 and 2024, the Company did not recognize any impairment loss against its ROU assets.

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

Revenue Recognition

Revenue from contracts with customers is recognized using the five-step model defined by ASC Topic 606 requires the Company to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Under ASC 606, revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from the specified goods and services.

The Company currently generates its revenue through trading of jewelry. Currently, the Company sells its products through both business-to-business (“B2B”) and business-to-consumer (“B2C”).

For B2B sales, revenue recognition occurs upon delivery to the customer’s location or as specified in the contract terms. When sales are made under Free On Board (“FOB”) destination terms, revenue is recognized when the product is delivered to and received by the customer, as control is deemed to be transferred at that point. Given that the customers have no right to return the goods received, once the goods are received by the customers, the Company has fulfilled its performance obligation, and revenue is recognized accordingly. Any requests of sales return and refund is considered individually by the Company. Payment terms are determined individually based on each customer’s agreement, with typical payment terms set forth in the invoice are ranged from 30 days to 90 days.

For B2C sales, the Company recognizes revenue when control of the promised goods is transferred to customers, in an amount that reflects the consideration expected to be received in exchange for those goods. Transfer of control generally occurs at the time the product is taken from a store, or upon receipt of product by a customer for a shipment.

Merchandise costs

Merchandise costs of jewelry, which are directly related to revenue-generating transactions, primarily consist of the cost of purchasing of products, processing fees and impairment of inventory.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of bad debts, entertainment and commission, and general administrative expenses such as of employee costs, rental expenses, management fee, legal and professional fees and other miscellaneous administrative expenses.

Employee Benefit

Hong Kong Employment Ordinance (“The Ordinance”) requires an employee employed under a continuous employment contract is entitled to sickness allowance if (1) the sick leave taken is not less than four consecutive days; (2) the sick leave take is supported by an appropriate medical certificate; and (3) the employee has accumulated sufficient number of paid sickness days. The daily rate of sickness allowance is a sum equivalent to four-fifths of the average daily wages earned by an employee in the 12-month period preceding the first sickness day.

The Ordinance also requires an employee is entitled to 12 statutory holidays regardless of his or her length of services. Holiday pay should be paid to the employee whose continuous employment contract is not less than three months immediately preceding a statutory holiday is entitled to the holiday pay.

An employee is entitled to a paid annual leave after having been employed under a continuous employment contract for every 12 months. An employee’s paid annual leave increases progressively from 7 days to a maximum of 14 days in accordance with his or her length of employment.

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

Under Hong Kong Mandatory Provident Fund Schemes Ordinance, an employer shall enroll their regular employees in Mandatory Provident Fund Schemes. Regular employees are employees aged 18 to 64 and have been employed in any industry for a continuous period of 60 days or more and have been employed for consecutive 60 days or more. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income between HKD7,100 and HKD30,000 and HKD1,500 of the employee’s monthly income over HKD30,000.

Income taxes

The Company is not subject to tax on income or capital gains under the current laws of the British Virgin Islands. In addition, upon payments of dividends by the Company and the Company’s subsidiary in Hong Kong, C&K Jewellery, to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

C&K Jewellery is incorporated in, and carries trade and business in, Hong Kong and is subject to Hong Kong profits tax under Inland Revenue Department Ordinance.

The charge for taxation is based on actual results for the year as adjusted for items that are non-assessable or disallowed; and it is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. The Company is not currently subject to tax in the British Virgin Islands.

Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No penalties or interest related to income taxes were incurred for the year ended September 30, 2023 and 2024, respectively.

Related parties

Related parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation. Amounts due from/(to) related parties are measured at amortized cost.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such a contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended September 30, 2023 and 2024, there were no dilutive shares.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivables from our customers. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these customers. The Company establishes a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information.

Concentration of customers

For the year ended September 30, 2023, there were three customers each generating over 10% of the Company’s total revenue for the year, and they in aggregate accounted for approximately 53% of our total revenue for the year.

	For the year ended September 30, 2023
Customers	Amount	Amount	%
	HKD	US$
Customer A	18,013,328	2,318,527	24%
Customer B	13,907,506	1,790,059	18%
Customer C	8,450,520	1,087,681	11%
Total	40,371,354	5,196,267	53%

For the year ended September 30, 2024, there were three customers each generating over 10% of the Company’s total revenue for the year, and they in aggregate accounted for approximately 73% of our total revenue for the year.

	For the year ended September 30, 2024
Customers	Amount	Amount	%
	HKD	US$
Customer A	27,468,400	3,535,505	41%
Customer B	12,731,001	1,638,629	19%
Customer D	8,514,888	1,095,966	13%
Total	48,714,289	6,270,100	73%

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

As of September 30, 2023, three major customers accounted for 33%, 32%, and 14% of the Company’s total accounts receivables, respectively.

	As of September 30, 2023
Customers	Amount	Amount	%
	HKD	US$
Customer A	4,993,609	642,736	32%
Customer B	5,154,330	663,423	33%
Customer D	2,089,722	268,972	14%
Total	12,237,661	1,575,131	79%

As of September 30, 2024, a major customer accounted for 94% of the Company’s total accounts receivables.

	As of September 30, 2024
Customers	Amount	Amount	%
	HKD	US$
Customer A	7,504,072	965,862	94%

Concentration of suppliers

For the year ended September 30, 2023, two suppliers accounted for 34% and 10% of our total purchases, respectively.

	For the year ended September 30, 2023
Suppliers	Amount	Amount	%
	HKD	US$
Supplier A	10,995,786	1,415,287	34%
Supplier B	3,412,118	439,180	10%
Total	14,407,904	1,854,467	44%

For the year ended September 30, 2024, two suppliers accounted for 34% and 27% of our total purchases, respectively.

	For the year ended September 30, 2024
Suppliers	Amount	Amount	%
	HKD	US$
Supplier A	11,314,746	1,456,340	34%
Supplier C	9,025,372	1,161,671	27%
Total	20,340,118	2,618,011	61%

As of September 30, 2023, three suppliers accounted for 45%, 32% and 14% of the total balance of accounts payable, respectively.

	As of September 30, 2023
Suppliers	Amount	Amount	%
	HKD	US$
Supplier C	4,800,000	617,816	45%
Supplier D	3,387,916	436,065	32%
Supplier E	1,429,816	184,034	14%
Total	9,617,732	1,237,915	91%

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

As of September 30, 2024, three suppliers accounted for 35%, 32% and 14% of the total balance of accounts payable, respectively.

	As of September 30, 2024
Suppliers	Amount	Amount	%
	HKD	US$
Supplier C	1,560,000	200,790	35%
Supplier F	1,429,380	183,978	32%
Supplier G	608,815	78,362	14%
Total	3,598,195	463,130	81%

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish revenues, costs and expenses between segments in its internal reporting, but instead reports costs and expenses by nature as a whole. In addition, the Company’s long-lived assets are substantially located in Hong Kong.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” This amendment incorporates certain U.S. Securities and Exchange Commission (SEC) disclosure requirements into the FASB Accounting Standards Codification. The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of Codification Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC removes that related disclosure from its rules. For all other entities, the amendments will be effective two years later. However, if by June 30, 2027, the SEC has not removed the related disclosure from its regulations, the amendments will be removed from the Codification and not become effective for any entity. The Company does not expect the adoption of ASU 2023-06 to have a material impact on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) — Improvements to Reportable Segment Disclosures. The amendment requires entities to report a measure of segment profit or loss that the chief operating decision maker uses to assess segment performance and make decisions about allocating resources. The amendment also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosure under certain circumstances. The amendment does not change or remove those disclosure requirements and also does not change how an entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. This amendment is

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

effective for the Company’s consolidated financial statements issued for annual periods beginning after December 15, 2023. Early adoption is permitted. There was no material impact to the Company’s consolidated financial statements upon adoption.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) — Improvements to income Tax Disclosures. The amendment in this update is effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance.

In November 2024, the FASB issued ASU 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures” which primarily requires disaggregated disclosure of certain expense categories in the notes to the financial statements on an annual and interim basis. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted and the Company is currently assessing the impact of adoption.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows.

Note 3 — Revenue

Effective October 1, 2022, the Company adopted ASC Topic 606, Revenue from Contracts with Customers, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after October 1, 2022 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenues remains substantially unchanged. There was no cumulative effect adjustments made to the contracts in place prior to October 1, 2022. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

Revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from the specified goods and services.

There was no contract liability recorded as of September 30, 2023 and 2024.

The following table present the Company’s revenue disaggregated by product categories for the years ended September 30, 2023 and 2024, respectively:

	For the years ended September 30,
	2023	2024	2024
	HKD	HKD	US$
Revenue
Finished jewelry products	31,582,728	33,543,671	4,317,464
Loose pearls	43,958,717	33,295,703	4,285,547
Total	75,541,445	66,839,374	8,603,011

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — ACCOUNTS RECEIVABLES, NET

Accounts receivables, net consisted of the following:

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Accounts receivables	15,507,597	8,209,225	1,056,624
Less: allowance for credit losses accounts	(115,422)	(213,927)	(27,535)
Accounts receivables, net	15,392,175	7,995,298	1,029,089

Movements of allowance for credit losses accounts are as follows:

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Allowance for credit losses accounts, beginning balance	946,491	115,422	14,856
Addition/(Reversal)	(831,069)	98,505	12,679
Allowance for credit losses accounts, ending balance	115,422	213,927	27,535

As of the end of each of the financial year, the aging analysis of accounts receivables, net of allowance for credit losses accounts, based on the due date is as follows:

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Not past due	4,197,156	3,226,403	415,276
Up to 60 days	10,333,866	4,736,002	609,579
61 to 120 days	692,584	17,279	2,224
121 to 180 days	113,604	6,938	893
Over 180 days	54,965	8,676	1,117
Total accounts receivables, net	15,392,175	7,995,298	1,029,089

As of the report date, the Company had been subsequently collected 100% and 93% of the outstanding balance for overdue as of September 30, 2023 and 2024, respectively. Management assessed that a portion of the balance was still recoverable given the ongoing business relationship with the client; however, the time of recovery is expected to be greater than one operating period.

Note 5 — INVENTORIES, NET

As of September 30, 2023 and 2024, inventory, net of reserve consisted of the following:

	For the years ended September 30,
	2023	2024	2024
	HKD	HKD	US$
Inventories
Cost of inventory	22,611,635	18,128,190	2,333,310
less: provision for inventory write-down	(7,165,868)	(7,678,680)	(988,336)
Total	15,445,767	10,449,510	1,344,974

For the years ended September 30, 2023 and 2024, the Company recognized provision for inventories valuation in inventories of HKD3,793,284, and HKD3,177,100 (US$408,930), respectively. The provision for inventory valuation is included in merchandise costs.

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — PREPAYMENTS

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Prepayments	433,630	508,669	65,472

The prepayments are mainly related to the events participation fees for jewelry exhibition and Hong Kong Jewelry Association and Membership fees, which amounted to HKD321,082 and HKD362,551 (US$46,665) as of September 30, 2023 and 2024, respectively.

Note 7 — DEPOSITS

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Short-term deposits	550,000	—	—
Long-term deposits	808,077	1,584,218	203,908
	1,358,077	1,584,218	203,908

The deposit is mainly related to the rental deposit for office in Hong Kong. The rental deposit is an advance payment made by the Company to the landlord for services that will be received in the future, which amounted to HKD799,027 and HKD1,575,168 (US$202,743) as of September 30, 2023 and 2024, respectively. This payment serves as a security or partial payment for the upcoming office rental.

Note 8 — OTHER ASSETS

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Other current assets	42,242	66,335	8,538

The other current assets are mainly related to the time deposit interest receivable from the HSB bank, which amounted to HKD28,648 and HKD53,105 (US$6,836) as of September 30, 2023 and 2024, respectively.

Note 9 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consisted of the following:

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Office equipment	387,196	396,683	51,058
Office furniture and fixtures	186,206	186,206	23,967
Leasehold improvement	5,055,459	5,055,459	650,697
Subtotal	5,628,861	5,638,348	725,722
Less: accumulated depreciation	(5,402,168)	(5,539,953)	(713,057)
Property and equipment, net	226,693	98,395	12,665

Depreciation expenses recognized for the years ended September 30, 2023 and 2024 amounted to HKD 553,793 and HKD137,785 (US$17,735), respectively.

No impairment loss had been recognized during the years ended September 30, 2023 and 2024, respectively.

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — ACCRUED EXPENSES

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Accrued audit fees	53,000	2,393,790	308,109

Note 11 — OTHER PAYABLES

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Payables to customers	2,192,000	145,414	18,716
Staff costs payables	—	352,793	45,409
Sundry payables	676,494	228,424	29,401
	2,868,494	726,631	93,526

Other payables are primarily related to payables to suppliers, renovation costs, payroll expense payable, and payables to customers.

Note 12 — TAXES

Income tax

British Virgin Islands

The Company is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

C&K Jewellery is incorporated in Hong Kong and is subject to the two-tiered profits tax system applies to tax years commencing on or after 1 April 2018. Companies can choose to adopt a two-tiered profits tax system, which is 8.25% on assessable profits up to HKD2,000,000; and 16.5% on any part of assessable profits over HKD2,000,000. Under Hong Kong tax law, C&K Jewellery is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Taxation in the statement of income represents:

	For the years ended September 30,
	2023	2024	2024
	HKD	HKD	US$
Hong Kong profits tax provision for the year:
Current	835,491	2,673,126	344,063
Deferred	1,666,699	(137,842)	(17,742)
	2,502,190	2,535,284	326,321

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — TAXES (cont.)

The following table reconciles Hong Kong statutory rates to the Company’s effective tax rate:

	For the years ended September 30,
	2023	2024	2024
	HKD	HKD	US$
Income before tax	17,707,926	16,564,426	2,132,035
Hong Kong statutory income tax rate	16.5%	16.5%	16.5%
Income tax expense computed at statutory rate	2,921,808	2,733,130	351,786
Reconciling items:
Non-taxable items in Hong Kong	(413,618)	(194,846)	(25,079)
Tax credit	(6,000)	(3,000)	(386)
Effective income tax expenses	2,502,190	2,535,284	326,321

Uncertain tax positions

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of September 30, 2023 and 2024, the Company did not have any unrecognized tax benefits.

Note 13 — Related party balances and transactions

The Company’s relationships with related parties who had transactions with the Company are summarized as follows:

Related Party Name	Relationship to the Company
Ms. Cheng Ka Ki	Controlling shareholder, CEO and Chairman of the Company and Executive Director of C&K Jewellery Limited, and Director of C&K Jewellery Limited
Splendid Wealth Investments Limited (“Splendid”)	owned 80% shareholding of C&K Jewellery Limited before the reorganization on February 17, 2025
New Jumbo Global Limited (“New Jumbo”)	owned 20% shareholding of C&K Jewellery Limited before the reorganization on February 17, 2025

a.      Amount due from a related party

		As of September 30,
Name of related party	Nature of transactions	2023	2024	2024
		HKD	HKD	US$
New Jumbo Global Limited	Payments made by the Company on behalf of New Jumbo for its operating purposes. The balances were settled by January 3, 2025.	61,570	77,730	10,005

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Related party balances and transactions (cont.)

b.      Amounts due to related parties

Due to a related party consisted of the following:

		As of September 30,
Name of related party	Nature of transactions	2023	2024	2024
		HKD	HKD	US$
Ms. Cheng Ka Ki	Payments made on behalf of the Company for its operating purposes. The balances were settled by October 24, 2023.	455,224	—	—
Splendid Wealth Investments Limited	Advances made to the Company for working capital purposes. The balance was interest-free, unsecured and repayable on demand. The balances were settled by January 2, 2025.	37,920,079	48,903,919	6,294,508
Total		38,375,303	48,903,919	6,294,508

Note 14 — EQUITY

Ordinary shares

The Company was incorporated in the British Virgin Islands on January 28, 2025, with 500,000,000 shares authorized with no par value each divided into (i) 440,000,000 Class A ordinary shares of no par value and (ii) 60,000,000 Class B ordinary shares of no par value.

On January 28, 2025, 16,000,000 ordinary shares of the Company, including (i) 12,700,000 Class A ordinary shares and (ii) 3,300,000 Class B ordinary shares, were issued to the participating shareholders in connection with the restructuring of the Company at no par value.

All shares rank equally with regard to the participating shareholders’ residual assets. The holders of ordinary shares are entitled to receive dividends as declared from time to time. The holders of Class A ordinary shares are entitled to one vote per share at meetings of the Company. The holders of Class B ordinary shares are entitled to twenty votes per share at meetings of the Company.

During the year ended September 30, 2023 and 2024, the Company didn’t declare and paid any dividend to its shareholders.

Note 15 — COMMITMENTS AND CONTINGENCIES

Operating lease

The Company entered into various non-cancellable operating lease agreements for certain leasehold properties. The Company determines if an arrangement is a lease, or contains a lease, at inception and records the lease in the financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor. The lease terms may include one or more options to extend the lease terms, for periods from one to three years, when it is reasonably certain that the Company will exercise that option.

As of September 30, 2024, the options to extend the leases were recognized as ROU assets — operating leases and operating lease obligation on the consolidated balance sheets. The Company has elected not to present short-term leases on the consolidated balance sheets as these leases have a lease term of 12 months or less at lease inception.

C&K GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — COMMITMENTS AND CONTINGENCIES (cont.)

The following table shows amounts recognized in the consolidated balance sheet:

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Operating right-of-use assets	2,641,589	7,457,243	959,835

Operating lease obligation
Current	(2,543,263)	(2,388,281)	(307,400)
Non-current	(98,326)	(5,068,962)	(652,435)
	2,641,589	7,457,243	959,835

The following table shows the remaining contractual maturities of the Company’s operating lease obligation as of September 30, 2024:

Twelve months ending September 30,	HKD	US$
2025	2,562,821	329,865
2026	2,560,680	329,590
2027	2,560,680	329,590
2028	96,370	12,404
2029	—	—
Thereafter	—	—
Total future lease payment	7,780,551	1,001,449
Less: imputed interest	(323,308)	(41,614)
Present value of operating lease obligation	7,457,243	959,835
Operating lease obligation, current portion	2,388,281	307,400
Operating lease obligation, net of current portion	5,068,962	652,435

The following summarizes other supplemental information about the Company’s operating lease as of September 30, 2024:

Weighted average discount rate (per annum)	5.0%
Weighted average remaining lease term (years)	2.54 years

Note 16 — SUBSEQUENT EVENTS

The Company evaluated all events and transactions that from September 30, 2024 up through April 28, 2025, which is the date that these consolidated financial statements are available to be issued, there were no other any material subsequent events that require disclosure in these consolidated financial statements, other than disclosed below.

On December 31, 2024, dividend of HK$2,515,554 and dividend of HK$628,889 were declared to Splendid and New Jumbo respectively. The dividends payables were settled on February 14, 2025.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
C&K Group Limited

Results of Review Unaudited Interim Condensed Consolidated Financial Statements

We have reviewed the unaudited interim condensed consolidated balance sheet of C&K Group Limited and its subsidiary (collectively the “Company”) as of March 31, 2025 and 2024 and the related unaudited interim condensed consolidated statements of income, changes in shareholders’ equity, and cash flows for the six-month periods ended March 31, 2025 and 2024, and the related notes (collectively referred to as the “unaudited interim condensed consolidated financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying unaudited interim condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheet of the Company as of September 30, 2023 and 2024, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the years then ended (not presented herein); and in our report dated April 28, 2025, except for Note 2 for which the date is August 22, 2025, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of September 30, 2024, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Basis for Review Results

These unaudited interim condensed consolidated financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No. 1171

We have served as the Company’s auditor since 2024

San Mateo, California

August 22, 2025

C&K GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	55,584,053	8,499,277	1,092,466
Accounts receivables, net	7,995,298	8,999,642	1,156,781
Inventories, net	10,449,510	2,620,125	336,781
Taxes receivable	—	542,644	69,749
Prepayments	508,669	967,419	124,349
Amount due from related party	77,730	—	—
Other current assets	66,335	13,283	1,707
TOTAL CURRENT ASSETS	74,681,595	21,642,390	2,781,833

NON-CURRENT ASSETS
Property and equipment, net	98,395	101,060	12,990
Intangible assets, net	29,748	13,232	1,701
Long-term deposits	1,584,218	1,584,218	203,630
Right-of-use assets – operating lease	7,457,243	6,270,184	805,947
Deferred initial public offering costs	—	1,018,000	130,850
Deferred tax assets	803,104	643,654	82,733
TOTAL NON-CURRENT ASSETS	9,972,708	9,630,348	1,237,851
TOTAL ASSETS	84,654,303	31,272,738	4,019,684

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	4,436,346	4,218,024	542,169
Operating lease obligation, current	2,388,281	2,419,005	310,930
Taxes payable	3,488,809	—	—
Accrued expenses	2,393,790	2,526,390	324,733
Amounts due to related parties	48,903,919	118,322	15,209
Other payables	726,631	259,244	33,326
TOTAL CURRENT LIABILITIES	62,337,776	9,540,985	1,226,367

NON-CURRENT LIABILITIES
Operating lease obligation, net of current portion	5,068,962	3,851,179	495,017

TOTAL NON-CURRENT LIABILITIES	5,068,962	3,851,179	495,017
TOTAL LIABILITIES	67,406,738	13,392,164	1,721,384

SHAREHOLDERS’ EQUITY
Class A Ordinary Shares, no par value, 440,000,000 shares authorized; 12,700,000 shares issued and outstanding as of September 30, 2024 and March 31, 2025, respectively(1)	9,906	9,906	1,270
Class B Ordinary Shares, no par value, 60,000,000 shares authorized; 3,300,000 shares issued and outstanding as of September 30, 2024 and March 31, 2025, respectively(1)	2,574	2,574	330
Additional paid-in capital	87,520	87,520	11,250
Retained earnings	17,147,565	17,780,574	2,285,450
TOTAL SHAREHOLDERS’ EQUITY	17,247,565	17,880,574	2,298,300
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	84,654,303	31,272,738	4,019,684

____________

(1)      Shares and per share data are presented on a retroactive basis to reflect the ordinary shares reorganization in note 1.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

C&K GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Six Months ended March 31,
	2024	2025	2025
	HKD	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE & COSTS
Third-party sales of products	47,065,652	21,182,272	2,722,692
Related-party sales of products	—	11,800,000	1,516,729
Total sales of products	47,065,652	32,982,272	4,239,421

Third-party merchandise costs	(25,616,921)	(13,244,014)	(1,702,337)
Related-party merchandise costs	—	(9,654,409)	(1,240,943)
Total merchandise costs	(25,616,921)	(22,898,423)	(2,943,280)
Gross profit	21,448,731	10,083,849	1,296,141

OPERATING EXPENSES
Selling and marketing expenses	(180,237)	(97,424)	(12,523)
General and administrative expenses	(5,449,074)	(6,546,646)	(841,482)
Bad debt reversals/(expenses)	71,912	(13,073)	(1,680)
Total operating expenses	(5,557,399)	(6,657,143)	(855,685)

INCOME FROM OPERATIONS	15,891,332	3,426,706	440,456

OTHER INCOME (EXPENSE)
Interest income	873,626	131,667	16,924
(Loss)/Gain from foreign currency translation	(124,656)	187,203	24,062
Other income	319,514	251,008	32,264
INCOME BEFORE INCOME TAX PROVISION	16,959,816	3,996,584	513,706
PROVISION FOR INCOME TAXES	(2,657,571)	(219,132)	(28,166)
NET INCOME	14,302,245	3,777,452	485,540

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted(1)	16,000,000	16,000,000	16,000,000
EARNINGS PER SHARE
Basic and diluted	0.89	0.24	0.03

____________

(1)      Shares and per share data are presented on a retroactive basis to reflect the ordinary shares reorganization in note 1.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

C&K GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF
CHANGES IN SHAREHOLDERS’ EQUITY

For the six months ended March 31, 2024:

	Class A ordinary shares		Class B ordinary shares		Additional paid-in capital	Retained earnings	Total Shareholders’ Equity
	No. of Shares(1)	Amount	No. of Shares(1)	Amount
		HKD		HKD		HKD	HKD
BALANCE, September 30, 2023	12,700,000	9,906	3,300,000	2,574	87,520	3,118,423	3,218,423
Net income	—	—	—	—	—	14,302,245	14,302,245
BALANCE, March 31, 2024	12,700,000	9,906	3,300,000	2,574	87,520	17,420,668	17,520,668

For the six months ended March 31, 2025:

	Class A ordinary shares		Class B ordinary shares		Additional paid-in capital	Retained earnings	Total Shareholders’ Equity
	No. of Shares(1)	Amount	No. of Shares(1)	Amount
		HKD		HKD		HKD	HKD
BALANCE, September 30, 2024	12,700,000	9,906	3,300,000	2,574	87,520	17,147,565	17,247,565
Dividends paid	—	—	—	—	—	(3,144,443)	(3,144,443)
Net income	—	—	—	—	—	3,777,452	3,777,452
BALANCE, March 31, 2025	12,700,000	9,906	3,300,000	2,574	87,520	17,780,574	17,880,574
BALANCE, March 31, 2025 (US$)	12,700,000	1,270	3,300,000	330	11,250	2,285,450	2,298,300

____________

(1)      Shares and per share data are presented on a retroactive basis to reflect the ordinary shares reorganization in note 1.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

C&K GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months ended March 31,
	2024	2025	2025
	HKD	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	14,302,245	3,777,452	485,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	68,615	55,103	7,083
Amortization of intangible assets	16,971	16,516	2,123
Bad debt (reversals)/expenses	(71,912)	13,073	1,680
Impairment loss in inventories	1,410,124	455,126	58,500
Loss/(Gain) from unrealized foreign currency translation	147,844	(204,981)	(26,348)
Deferred income tax	(15,555)	159,450	20,495
Changes in operating assets and liabilities:
Accounts receivables	3,818,961	(985,151)	(126,628)
Inventories	3,422,634	7,374,259	947,860
Taxes receivable	—	(542,644)	(69,749)
Prepayments	(350,612)	(458,750)	(58,966)
Other current assets	496,462	53,052	6,819
Accounts payable	(936,901)	(218,322)	(28,062)
Taxes payables	2,673,126	(3,488,809)	(448,439)
Accrued expenses	10,000	132,600	17,044
Other payables	(2,186,701)	(467,387)	(60,076)
Net cash provided by operating activities	22,805,301	5,670,587	728,876
Cash flows from investing activities
Purchase of plant and equipment	—	(57,768)	(7,425)
Amount due from related party	(13,160)	—	—
Repayment from related party	—	77,730	9,991
Net cash (used in)/provided by investing activities	(13,160)	19,962	2,566
Cash flows from financing activities
Proceeds from related parties	356,089	579,294	74,460
Repayment to related parties	(468,384)	(49,364,891)	(6,345,183)
Dividends paid	—	(3,144,443)	(404,175)
Deferred initial public offering costs	—	(1,018,000)	(130,850)
Net cash used in financing activities	(112,295)	(52,948,040)	(6,805,748)
Change in cash	22,679,846	(47,257,491)	(6,074,306)
Effect of foreign exchange on cash	(60,231)	172,715	22,200
Cash and cash equivalents at BEGINNING OF PERIOD	22,218,410	55,584,053	7,144,572
Cash and cash equivalents AT PERIOD END	44,838,025	8,499,277	1,092,466

Supplementary cash flow information
Cash paid for income tax	—	4,091,135	525,860

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — NATURE OF BUSINESS AND ORGANIZATION

C&K Group Limited (the “Company” or “C&K Group”) is a holding company incorporated on January 28, 2025 under British Virgin Islands (“BVI”) law. The Company has no substantial operations other than holding all of the outstanding share capital of C&K Jewellery Limited (“C&K Jewellery”), a Hong Kong company incorporated on November 3, 2016. The Company, through C&K Jewellery, is engaged in the purchasing, designing and sales of loose pearls and finished jewelry products. The Company’s headquarter is located in Hong Kong, China. All of the Company’s business activities are carried out by C&K Jewellery.

On February 17, 2025, the Company completed a reorganization of C&K Jewellery under common control of its then existing shareholders, who collectively owned all of the equity interests of C&K Group prior to the reorganization. Therefore, the reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. C&K Group and C&K Jewellery are under common control which results in the consolidation of C&K Jewellery at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of C&K Group.

The consolidated financial statements reflect the activities of each of the following entities:

Name	Background	Ownership	Principal activities
C&K Group Limited (the “Company” or “C&K Group”)	• A BVI company • Incorporated on January 28, 2025	—	Investment holding
C&K Jewellery Limited (“C&K Jewellery”)	• A Hong Kong company • Incorporated on November 3, 2016	80% owned by Splendid Wealth Investments Limited; 20% owned by New Jumbo Global Limited	Engaged in general trading and trading of jewelry

On January 28, 2025, Splendid Wealth Investments Limited and New Jumbo Global Limited entered into a sale and purchase agreement for the transfer of all of their shares of C&K Jewellery to eleven individuals, who on the same day entered into a share exchange agreement with C&K Group and C&K Jewellery, pursuant to which the eleven individuals transferred all of their rights in the shares in C&K Jewellery (pursuant to and under the aforesaid sale and purchase agreement) to C&K Group in exchange for 100% shares in C&K Group on a pro rata basis. The share transfers and issuances contemplated by the aforesaid sale and purchase agreement and share exchange agreement were effectuated on February 17, 2025. Upon completion of the reorganization on February 17, 2025, the equity interests of C&K Jewellery initially held by Splendid Wealth Investments Limited and New Jumbo Global Limited were ultimately transferred to C&K Group, and C&K Group became the 100% parent company of C&K Jewellery

Note 2 — Summary of Significant Accounting Policies and Practices

Basis of presentation

The unaudited interim condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of March 31, 2025, and results of operations and cash flows for the six-month periods ended March 31, 2024 and 2025. The unaudited interim condensed consolidated balance sheet as of March 31, 2025 has been derived from the audited consolidated financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended September 30, 2023 and 2024, and related notes included in the Company’s audited consolidated financial statements.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

Principles of consolidation

The unaudited interim condensed consolidated financial statements include the unaudited interim condensed consolidated financial statements of the Company and its subsidiary. All inter-company transactions have been eliminated upon consolidation.

Use of estimates

In preparing the unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates are based on information available as of the date of the unaudited interim condensed consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the assessment of the allowance for expected credit losses, useful lives of property and equipment and right-of-use assets, the realizability of deferred income tax assets and liabilities, and accrual of contingencies, provision for inventory write-down, uncertain income tax positions, and implicit interest rate of operating leases. Actual results could differ from those estimates.

Risks and uncertainties

Economic and political risks

The Company’s operations are mainly conducted in Hong Kong. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in Hong Kong.

The Company’s operations in Hong Kong are subject to special considerations and significant risks. These include risks associated with, among others, the political, economic, and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in Hong Kong, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Liquidity Risk

The Company is also exposed to liquidity risk which is the risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to meet the liquidity shortage.

Inflation Risk

Inflationary factors, such as increases in personnel and overhead costs, could impair the Company’s operating results. Although the Company does not believe that inflation has had a material impact on its financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on the Company’s ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Foreign currency translation

The Company uses Hong Kong dollars (“HKD”) as its reporting currency. The functional currency of the Company and its subsidiary which is incorporated in Hong Kong, is HKD, which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

In the unaudited interim condensed consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the unaudited interim condensed consolidated statements of income (loss) during the period in which they occur.

Convenience translation

Translations of amounts in the unaudited interim condensed consolidated balance sheets, unaudited interim condensed consolidated statements of income and unaudited interim condensed consolidated statements of cash flows from HKD into US$ as of and for the year ended March 31, 2025 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HKD7.7799, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of September 30, 2024 and March 31, 2025, the carrying values of current assets and current liabilities approximated their fair values reported in the consolidated balance sheets and the unaudited interim condensed consolidated balance sheets respectively due to the short-term maturities.

Cash and cash equivalents

Cash and cash equivalents mainly represent cash on hand, cash in the bank and demand deposits placed with financial institutions, which have original maturities of less than three months and are unrestricted as to withdrawal or use. As of September 30, 2024 and March 31, 2025, the Company had HKD55,584,053 and HKD8,499,277 (US$1,092,466) in cash, respectively. The Company maintains all its bank accounts in Hong Kong.

In Hong Kong, the insurance coverage of each financial institution is HKD500,000. As of September 30, 2024 and March 31, 2025, all deposits at the financial institution incorporated in Hong Kong were covered by the insurance, respectively.

Accounts receivables and allowance for expected credit losses

Accounts receivables are recorded and carried at the original invoiced amount less an allowance for any potential uncollectible amounts overdue.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

The Company make estimates of expected credit and collectability trends for the allowance for credit losses and allowance for unbilled receivables based upon our assessment of various factors, including historical experience, the age of the accounts receivables balances, credit quality of our customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect our ability to collect from customers. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. Allowance for expected credit losses accounts was HKD213,927 and HKD227,000 (US$29,178) as of September 30, 2024 and March 31, 2025, respectively.

Inventories, net

Inventories, net are measured at the lower of cost and net realizable value. The cost of inventories is calculated using the first-in-first-out formula, and includes expenditures incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. The cost of inventories includes an appropriate share of production overhead calculated based on normal operating capacity.

Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. The inventory is written down to the net realizable value when the net realizable value is lower than the cost.

The Company records adjustments to its inventories for estimated obsolescence or reductions in net realizable value, measured as the difference between the cost of the inventories and their estimated net realizable value. At the time of loss recognition, the Company assesses whether any impairment of inventories exists at year end. Subsequent changes in facts and circumstances do not result in the restoration or increase of the newly established cost basis.

For the six months ended March 31, 2024 and 2025, the Company recognized the impairment loss in inventories of HKD1,410,124, and HKD455,126 (US$58,500), respectively.

Prepayments

Prepayments mainly consist of prepayments to jewelry manufacturers’ association and events participation fee. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. As of September 30, 2024 and March 31, 2025, no allowance was deemed necessary.

Deferred initial public offering (“IPO”) costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, consulting fees related to the registration preparation, the SEC filing and print related costs. As of March 31, 2025, the Company did not conclude its IPO. During the six months ended March 31, 2025, the Company recorded a charge of HKD1,018,000 (US$130,850) related to the IPO. As of September 30, 2024 and March 31, 2025, the accumulated deferred IPO costs was nil and HKD1,018,000 (US$130,850), respectively.

Deposits

Deposits paid by the Company represent amounts paid in advance for utility, rental or other contractual obligations. These amounts are refundable and bear no interest. As of September 30, 2024 and March 31, 2025, no allowance was deemed necessary.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful Life
Office equipment	5 years
Office furniture and fixtures	5 years
Leasehold improvements	lesser of lease term or expected useful life

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterment, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

The Company’s intangible assets consist primarily of purchased software licenses. Intangible assets with finite useful lives are recorded at cost and amortized on a straight-line basis over their estimated useful lives, which are 5 years.

The Company reviews the carrying value of its intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If such indicators are present, the Company performs a recoverability test in accordance with ASC 360-10 and recognizes an impairment loss if the asset’s carrying amount exceeds its fair value.

Impairment for long-lived assets

Long-lived assets, including intangible assets, property and equipment is reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of September 30, 2024 and March 31, 2025, no impairment of long-lived assets was recognized.

Accounts payable

Accounts payable are obligations to pay for pearls, jewelry materials, or services that have been acquired in the ordinary course of business.

Operating leases

The Company is a lessee of non-cancellable operating leases. The Company determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. The Company accounts operating lease under FASB Accounting Standards Codification (“ASC”) 842, Leases, and recognizes operating lease right-of-use (“ROU”) assets, and operating lease liabilities on the balance sheets for its operating leases accordingly.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

When determining the lease term, at lease commencement date, the Company considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The interest rate used to determine the present value of future lease payments is the Company’s incremental borrowing rate based on the information available at the lease commencement date.

ASC 842 provides practical expedients for an entity’s ongoing accounting. The Company elected to apply the short-term lease exception for leases with a lease term of 12 months or less at commencement. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

The Company evaluates the impairment of its ROU assets consistently with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future cash flows of the related operations. For the six months ended March 31, 2024 and 2025, the Company did not recognize any impairment loss against its ROU assets.

Revenue Recognition

Revenue from contracts with customers is recognized using the five-step model defined by ASC Topic 606 requires the Company to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Under ASC 606, revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from the specified goods and services.

The Company currently generates its revenue through trading of jewelry. Currently, the Company sells its products through both business-to-business (“B2B”) and business-to-consumer (“B2C”).

For B2B sales, revenue recognition occurs upon delivery to the customer’s location or as specified in the contract terms. When sales are made under Free On Board (“FOB”) destination terms, revenue is recognized when the product is delivered to and received by the customer, as control is deemed to be transferred at that point. Given that the customers have no right to return the goods received, once the goods are received by the customers, the Company has fulfilled its performance obligation, and revenue is recognized accordingly. Any requests of sales return and refund is considered individually by the Company. Payment terms are determined individually based on each customer’s agreement, with typical payment terms set forth in the invoice are ranged from 30 days to 90 days.

For B2C sales, the Company recognizes revenue when control of the promised goods is transferred to customers, in an amount that reflects the consideration expected to be received in exchange for those goods. Transfer of control generally occurs at the time the product is taken from a store, or upon receipt of product by a customer for a shipment.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

Merchandise costs

Merchandise costs of jewelry, which are directly related to revenue-generating transactions, primarily consist of the cost of purchasing of products, processing fees and impairment of inventory.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of bad debts, entertainment and commission, and general administrative expenses such as of employee costs, rental expenses, management fee, legal and professional fees and other miscellaneous administrative expenses.

Employee Benefit

Hong Kong Employment Ordinance (“The Ordinance”) requires an employee employed under a continuous employment contract is entitled to sickness allowance if (1) the sick leave taken is not less than four consecutive days; (2) the sick leave take is supported by an appropriate medical certificate; and (3) the employee has accumulated sufficient number of paid sickness days. The daily rate of sickness allowance is a sum equivalent to four-fifths of the average daily wages earned by an employee in the 12-month period preceding the first sickness day.

The Ordinance also requires an employee is entitled to 12 statutory holidays regardless of his or her length of services. Holiday pay should be paid to the employee whose continuous employment contract is not less than three months immediately preceding a statutory holiday is entitled to the holiday pay.

An employee is entitled to a paid annual leave after having been employed under a continuous employment contract for every 12 months. An employee’s paid annual leave increases progressively from 7 days to a maximum of 14 days in accordance with his or her length of employment.

Under Hong Kong Mandatory Provident Fund Schemes Ordinance, an employer shall enroll their regular employees in Mandatory Provident Fund Schemes. Regular employees are employees aged 18 to 64 and have been employed in any industry for a continuous period of 60 days or more and have been employed for consecutive 60 days or more. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income between HKD7,100 and HKD30,000 and HKD1,500 of the employee’s monthly income over HKD30,000.

Income taxes

The Company is not subject to tax on income or capital gains under the current laws of the British Virgin Islands. In addition, upon payments of dividends by the Company and the Company’s subsidiary in Hong Kong, C&K Jewellery, to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

C&K Jewellery is incorporated in, and carries trade and business in, Hong Kong and is subject to Hong Kong profits tax under Inland Revenue Department Ordinance.

The charge for taxation is based on actual results for the year as adjusted for items that are non-assessable or disallowed; and it is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. The Company is not currently subject to tax in the British Virgin Islands.

Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No penalties or interest related to income taxes were incurred for the six months ended March 31, 2024 and 2025, respectively.

Related parties

Related parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation. Amounts due from/(to) related parties are measured at amortized cost.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such a contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended March 31, 2024 and 2025, there were no dilutive shares.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivables from our customers. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these customers. The Company establishes a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

Concentration of customers

For the six months ended March 31, 2024, there were three customers each generating over 10% of the Company’s total revenue for the period, and they in aggregate accounted for approximately 70% of our total revenue for the period.

	For the six months ended March 31, 2024
Customers	Amount	Amount	%
	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Customer A	17,031,814	2,176,339	36%
Customer B	10,608,488	1,355,561	23%
Customer C	5,400,176	690,039	11%
Total	33,040,478	4,221,939	70%

For the six months ended March 31, 2025, there were two customers each generating over 10% of the Company’s total revenue for the period, and they in aggregate accounted for approximately 76% of our total revenue for the period.

	For the six months ended March 31, 2025
Customers	Amount	Amount	%
	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Customer A	13,364,582	1,717,835	40%
Customer D	11,800,000	1,516,729	36%
Total	25,164,582	3,234,564	76%

As of September 30, 2024, a major customer accounted for 94% of the Company’s total accounts receivables.

	As of September 30, 2024
Customers	Amount	Amount	%
	HKD	US$
Customer A	7,504,072	965,862	94%

As of March 31, 2025, two major customers accounted for 69% and 18% of the Company’s total accounts receivables, respectively.

	As of March 31, 2025
Customers	Amount	Amount	%
	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Customer A	6,181,100	794,496	69%
Customer E	1,617,479	207,905	18%
Total	7,798,579	1,002,401	87%

Concentration of suppliers

For the six months ended March 31, 2024, two suppliers accounted for 29% and 35% of our total purchases, respectively.

	For the six months ended March 31, 2024
Suppliers	Amount	Amount	%
	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Supplier A	6,064,377	774,911	29%
Supplier B	7,356,531	940,024	35%
Total	13,420,908	1,714,935	64%

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

For the six months ended March 31, 2025, two suppliers accounted for 36% and 21% of our total purchases, respectively.

	For the six months ended March 31, 2025
Suppliers	Amount	Amount	%
	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Supplier A	5,423,768	697,151	36%
Supplier C	3,132,135	402,593	21%
Total	8,555,903	1,099,744	57%

As of September 30, 2024, three suppliers accounted for 35%, 32% and 14% of the total balance of accounts payable, respectively.

	As of September 30, 2024
Suppliers	Amount	Amount	%
	HKD	US$
Supplier B	1,560,000	200,790	35%
Supplier D	1,429,380	183,978	32%
Supplier E	608,815	78,362	14%
Total	3,598,195	463,130	81%

As of March 31, 2025, one supplier accounted for 74% of the total balance of accounts payable.

	As of March 31, 2025
Suppliers	Amount	Amount	%
	HKD	US$
Supplier C	3,096,552	398,020	73%

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish revenues, costs and expenses between segments in its internal reporting, but instead reports costs and expenses by nature as a whole. In addition, the Company’s long-lived assets are substantially located in Hong Kong.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” This amendment incorporates certain U.S. Securities and Exchange Commission (SEC) disclosure requirements into the FASB Accounting Standards Codification. The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of Codification Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Practices (cont.)

with those entities that were not previously subject to the requirements, and align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC removes that related disclosure from its rules. For all other entities, the amendments will be effective two years later. However, if by June 30, 2027, the SEC has not removed the related disclosure from its regulations, the amendments will be removed from the Codification and not become effective for any entity. The Company does not expect the adoption of ASU 2023-06 to have a material impact on its unaudited interim condensed consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) — Improvements to Reportable Segment Disclosures. The amendment requires entities to report a measure of segment profit or loss that the chief operating decision maker uses to assess segment performance and make decisions about allocating resources. The amendment also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosure under certain circumstances. The amendment does not change or remove those disclosure requirements and also does not change how an entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. This amendment is effective for the Company’s consolidated financial statements issued for annual periods beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently assessing the impact of adoption.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) — Improvements to income Tax Disclosures. The amendment in this update is effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted and the Company is currently assessing the impact of adoption for annual financial statements that have not yet been issued or made available for issuance.

In November 2024, the FASB issued ASU 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures” which primarily requires disaggregated disclosure of certain expense categories in the notes to the financial statements on an annual and interim basis. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted and the Company is currently assessing the impact of adoption.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited interim condensed consolidated balance sheets, unaudited interim condensed consolidated statements of income and unaudited interim condensed consolidated statements of cash flows.

Note 3 — Revenue

Effective October 1, 2022, the Company adopted ASC Topic 606, Revenue from Contracts with Customers, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after October 1, 2022 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenues remains substantially unchanged. There was no cumulative effect adjustments made to the contracts in place prior to October 1, 2022. The effect from the adoption of ASC Topic 606 was not material to the Company’s unaudited interim condensed consolidated financial statements.

Revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from the specified goods and services.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Revenue (cont.)

There was no contract liability recorded as of September 30, 2024 and March 31, 2025.

The following table present the Company’s revenue disaggregated by product categories for the six months ended March 31, 2024 and 2025, respectively:

	For the Six Months ended March 31,
	2024	2025	2025
	HKD	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Third-party sales of finished jewelry products	20,178,964	17,128,004	2,201,571
Related-party sales of finished jewelry products	—	5,617,288	722,026
	20,178,964	22,745,292	2,923,597

Third-party sales of loose pearls	26,886,688	4,054,268	521,121
Related-party sales of loose pearls	—	6,182,712	794,703
	26,886,688	10,236,980	1,315,824

Total	47,065,652	32,982,272	4,239,421

Note 4 — ACCOUNTS RECEIVABLES, NET

Accounts receivables, net consisted of the following:

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
Accounts receivables	8,209,225	9,226,642	1,185,959
Less: allowance for credit losses accounts	(213,927)	(227,000)	(29,178)
Accounts receivables, net	7,995,298	8,999,642	1,156,781

Movements of allowance for credit losses accounts are as follows:

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
Allowance for credit losses accounts, beginning balance	115,422	213,927	27,498
Addition	98,505	13,073	1,680
Allowance for credit losses accounts, ending balance	213,927	227,000	29,178

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — ACCOUNTS RECEIVABLES, NET (cont.)

The aging analysis of accounts receivables, net of allowance for credit losses accounts, based on the due date is as follows:

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
Not past due	3,226,403	5,747,925	738,816
Up to 60 days	4,736,002	3,222,027	414,148
61 to 120 days	17,279	—	—
121 to 180 days	6,938	2,961	381
Over 180 days	8,676	26,729	3,436
Total accounts receivables, net	7,995,298	8,999,642	1,156,781

As of the report date, the Company had been subsequently collected 94% and 93% of the outstanding balance for overdue as of September 30, 2024 and March 31, 2025, respectively. Management assessed that a portion of the balance was still recoverable given the ongoing business relationship with the client; however, the time of recovery is expected to be greater than one operating period.

Note 5 — INVENTORIES, NET

As of September 30, 2024 and March 31, 2025, inventory, net of reserve consisted of the following:

	As of September 30, 2024	As of March 31
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
Inventories
Cost of inventory	18,128,190	2,620,125	336,781
less: impairment of obsolete goods	(7,678,680)	—	—
Total	10,449,510	2,620,125	336,781

For the six months ended March 31, 2024 and 2025, the Company recognized provision for inventories valuation in inventories of HKD1,410,124, and HKD455,126 (US$58,500), respectively. The provision for inventory valuation is included in merchandise costs.

Note 6 — PREPAYMENTS

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
Prepayments	508,669	967,419	124,349

The prepayments, related to the events participation fees for jewelry exhibition and Hong Kong Jewelry Association and Membership fees, amounted to HKD362,551 and HKD282,549 (US$36,318) as of September 30, 2024 and March 31, 2025, respectively.

The prepayments to suppliers amounted to nil and HKD154,883 (US$19,908) as of September 30, 2024 and March 31, 2025, respectively.

The prepayments to landlord amounted to nil and HKD287,113 (US$36,904) as of September 30, 2024 and March 31, 2025, respectively.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — DEPOSITS

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
Long-term deposits	1,584,218	1,584,218	203,630

The deposit is mainly related to the rental deposit for office in Hong Kong. The rental deposit is an advance payment made by the Company to the landlord for services that will be received in the future, which amounted to HKD1,575,168 and HKD1,575,168 (US$202,466) as of September 30, 2024 and March 31, 2025, respectively. This payment serves as a security or partial payment for the upcoming office rental.

Note 8 — OTHER ASSETS

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
Other current assets	66,335	13,283	1,707

As of September 30, 2024, the other current assets are mainly related to the time deposit interest receivable from Hang Seng Bank Limited, which amounted to HKD53,105.

As of March 31, 2025, the other current assets are mainly related to the receivables from suppliers, which amounted to HKD13,230 (US$1,701).

Note 9 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consisted of the following:

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
Office equipment	396,683	448,785	57,685
Office furniture and fixtures	186,206	189,252	24,326
Leasehold improvement	5,055,459	5,055,459	649,810
Subtotal	5,638,348	5,693,496	731,821
Less: accumulated depreciation	(5,539,953)	(5,592,436)	(718,831)
Property and equipment, net	98,395	101,060	12,990

Depreciation expenses recognized for the six months ended March 31, 2024 and 2025 amounted to HKD 68,615 and HKD55,103 (US$7,083), respectively.

No impairment loss had been recognized during for the six months ended March 31, 2024 and 2025, respectively.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — ACCRUED EXPENSES

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
Accrued audit fees	2,393,790	2,526,390	324,733

Note 11 — OTHER PAYABLES

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
Payables to customers	145,414	—	—
Staff costs payables	352,793	212,965	27,373
Sundry payables	228,424	46,279	5,953
	726,631	259,244	33,326

Other payables are primarily related to payables to suppliers, renovation costs, payroll expense payable, and payables to customers.

Note 12 — TAXES

Income tax

British Virgin Islands

The Company is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

C&K Jewellery is incorporated in Hong Kong and is subject to the two-tiered profits tax system applies to tax years commencing on or after 1 April 2018. Companies can choose to adopt a two-tiered profits tax system, which is 8.25% on assessable profits up to HKD2,000,000; and 16.5% on any part of assessable profits over HKD2,000,000. Under Hong Kong tax law, C&K Jewellery is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Taxation in the statement of income represents:

	For the six months ended March 31,
	2024	2025	2025
	HKD	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Hong Kong profits tax provision for the period:
Current	2,673,126	59,682	7,671
Deferred	(15,555)	159,450	20,495
	2,657,571	219,132	28,166

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — TAXES (cont.)

The following table reconciles Hong Kong statutory rates to the Company’s effective tax rate:

	For the six months ended March 31,
	2024	2025	2025
	HKD	HKD	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Income before tax	16,959,816	3,996,584	513,706
Hong Kong statutory income tax rate	16.5%	16.5%	16.5%
Income tax expense computed at statutory rate	2,798,370	659,436	84,761
Reconciling items:
Non-taxable items in Hong Kong	(139,299)	(439,554)	(56,499)
Tax credit	(1,500)	(750)	(96)
Effective income tax expenses	2,657,571	219,132	28,166

Uncertain tax positions

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of September 30, 2024 and March 31, 2025, the Company did not have any unrecognized tax benefits.

Note 13 — Related party balances and transactions

The Company’s relationships with related parties who had transactions with the Company are summarized as follows:

Related Party Name	Relationship to the Company
Ms. Cheng Ka Ki	Controlling shareholder, CEO and Chairman of the Company and Executive Director of C&K Jewellery Limited, and Director of C&K Jewellery Limited
Splendid Wealth Investments Limited (“Splendid”)	owned 80% shareholding of C&K Jewellery Limited before the reorganization on February 17, 2025
New Jumbo Global Limited (“New Jumbo”)	owned 20% shareholding of C&K Jewellery Limited before the reorganization on February 17, 2025
Asia Pacific Jewellery Group Limited (“Asia Pacific”)	controlled by an immediate family member of a director of C&K Group until March 26, 2025

a.      Amount due from a related party

		As of September 30, 2024	As of March 31,
Name of related party	Nature of transactions		2025	2025
		HKD	HKD	US$
			(Unaudited)	(Unaudited)
New Jumbo Global Limited	Payments made by the Company on behalf of New Jumbo for its operating purposes. The balances were settled by January 3, 2025.	77,730	—	—

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Related party balances and transactions (cont.)

b.      Amounts due to related parties

Due to a related party consisted of the following:

		As of September 30, 2024	As of March 31,
Name of related party	Nature of transactions		2025	2025
		HKD	HKD	US$
			(Unaudited)	(Unaudited)
Ms. Cheng Ka Ki	Payments made on behalf of the Company for its operating purposes. The balances were settled by April 11, 2025.	—	118,322	15,209
Splendid Wealth Investments Limited	Advances made to the Company for working capital purposes. The balance was interest-free, unsecured and repayable on demand. The balances were settled by January 2, 2025.	48,903,919	—	—
Total		48,903,919	118,322	15,209

c.      Sales of products to a related party

		For the Six Months ended March 31,
Name of related party	Nature of transactions	2024	2025	2025
		HKD	HKD	US$
		(Unaudited)	(Unaudited)	(Unaudited)
Asia Pacific	Sales of finished jewelry products and loose pearls	—	11,800,000	1,516,729

For the six months ended 31 March 2024, there were no sales of products to a related party.

For the six months ended 31 March 2025, the sales of finished jewelry products to a related party and the sales of loose pearls to a related party amounted to HKD5,617,288 (US$722,026) and HKD6,182,712 (US$794,703) respectively.

d.      Purchase products from a related party

		For the Six Months ended March 31,
Name of related party	Nature of transactions	2024	2025	2025
		HKD	HKD	US$
		(Unaudited)	(Unaudited)	(Unaudited)
Asia Pacific	Purchases of jewelry materials and pearls	—	3,132,135	402,593

Note 14 — EQUITY

Ordinary shares

The Company was incorporated in the British Virgin Islands on January 28, 2025, with 500,000,000 shares authorized with no par value each divided into (i) 440,000,000 Class A ordinary shares of no par value and (ii) 60,000,000 Class B ordinary shares of no par value.

On January 28, 2025, 16,000,000 ordinary shares of the Company, including (i) 12,700,000 Class A ordinary shares and (ii) 3,300,000 Class B ordinary shares, were issued to the participating shareholders in connection with the restructuring of the Company at no par value. The total aggregate subscription prices for Class A ordinary shares and Class B ordinary shares were HKD9,906 and HKD2,574, respectively.

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — EQUITY (cont.)

All shares rank equally with regard to the participating shareholders’ residual assets. The holders of ordinary shares are entitled to receive dividends as declared from time to time. The holders of Class A ordinary shares are entitled to one vote per share at meetings of the Company. The holders of Class B ordinary shares are entitled to twenty votes per share at meetings of the Company.

During the six months ended March 31, 2024, the Company didn’t declare and paid dividend to its shareholders. On December 31, 2024, prior to our reorganization, C&K Jewellery declared total dividend of HKD3,144,443 (US$ 404,175) to its then shareholders, which was paid on February 14, 2025.

Note 15 — COMMITMENTS AND CONTINGENCIES

Operating lease

The Company entered into various non-cancellable operating lease agreements for certain leasehold properties. The Company determines if an arrangement is a lease, or contains a lease, at inception and records the lease in the financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor. The lease terms may include one or more options to extend the lease terms, for periods from one to three years, when it is reasonably certain that the Company will exercise that option.

As of September 30, 2024, the options to extend the leases were recognized as ROU assets — operating leases and operating lease obligation on the consolidated balance sheets. The Company has elected not to present short-term leases on the consolidated balance sheets as these leases have a lease term of 12 months or less at lease inception.

The following table shows amounts recognized in the consolidated balance sheet:

	As of September 30, 2024	As of March 31,
		2025	2025
	HKD	HKD	US$
		(Unaudited)	(Unaudited)
Operating right-of-use assets	7,457,243	6,270,184	805,947

Operating lease obligation
Current	(2,388,281)	(2,419,005)	(310,930)
Non-current	(5,068,962)	(3,851,179)	(495,017)
	7,457,243	6,270,184	805,947

The following table shows the remaining contractual maturities of the Company’s operating lease obligation as of March 31, 2025:

Twelve months ending March 31,	HKD	US$
2026	2,560,680	329,140
2027	2,560,680	329,140
2028	1,376,710	176,957
2029	—	—
2030	—	—
Thereafter	—	—
Total future lease payment	6,498,070	835,237
Less: imputed interest	(227,886)	(29,290)
Present value of operating lease obligation	6,270,184	805,947
Operating lease obligation, current portion	2,419,005	310,930
Operating lease obligation, net of current portion	3,851,179	495,017

C&K GROUP LIMITED
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — COMMITMENTS AND CONTINGENCIES (cont.)

The following summarizes other supplemental information about the Company’s operating lease as of March 31, 2025:

Weighted average discount rate (per annum)	5.0%
Weighted average remaining lease term (years)	2.50 years

Note 16 — SUBSEQUENT EVENTS

The Company evaluated all events and transactions that from March 31, 2025 up through August 22 2025, which is the date that these unaudited interim condensed consolidated financial statements are available to be issued, there were no other any material subsequent events that require disclosure in these unaudited interim condensed consolidated financial statements, other than disclosed below.

On July 15, 2025, the Company completed an equity restructuring in which we repurchased 3,300,000 Class B ordinary shares from Prosper Spring Group Limited (a company owned by Ms. Cheng Ka Ki, our Chief Executive Officer), the sole holder of Class B ordinary shares at that time, for nominal consideration of $0.01 and, immediately thereafter, we issued 3,300,000 Class A ordinary shares and 3,300,000 Class B ordinary shares to Prosper Spring Group Limited for nominal consideration of $0.02, in a private transaction. This transaction did not result in a material cash inflow but increased our total Class A ordinary shares outstanding from 12,700,000 (as of September 30, 2024) to 16,000,000 (following July 15, 2025).

2,000,000 Class A Ordinary Shares

C&K Group Limited

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PRELIMINARY PROSPECTUS

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Revere Securities LLC

Until          , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

_____________, 2025

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Preliminary Prospectus	SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2025

C&K GROUP LIMITED

1,568,000 Class A Ordinary Shares

This Resale Prospectus relates to the resale of 1,568,000 Class A Ordinary Shares by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the selling shareholders named in this prospectus.

Currently, no public market exists for our Class A Ordinary Shares. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “CKJ” in connection with our initial public offering. There is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq Capital Market, or that our initial public offering will be closed.

No sales of the Class A Ordinary Shares covered by this prospectus shall occur until the Class A Ordinary Shares sold in our initial public offering at an assumed initial public offering price of $4.50 per share (which is the midpoint of the estimated offering range of $4.00 and $5.00 per share for the Class A Ordinary Shares being sold in our initial public offering) begin trading on the Nasdaq Capital Market. Thereafter, any Class A Ordinary Shares sold by the selling shareholders will occur at prevailing market prices or privately negotiated. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 20 of the Public Offering Prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors” and “Public Offering Prospectus Summary — “Implications of Our Being an Emerging Growth Company” on pages 20 and 15, respectively, of the Public Offering Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Resale Prospectus is [•], 2025

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THE OFFERING	Alt-1
USE OF PROCEEDS	Alt-2
SELLING SHAREHOLDERS	Alt-2
SELLING SHAREHOLDERS PLAN OF DISTRIBUTION	Alt-3
LEGAL MATTERS	Alt-5

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THE OFFERING

Ordinary Shares offered by the Selling Shareholder	1,568,000 Class A Ordinary Shares
Selling price

Any shares sold by the selling shareholders will occur only after the Class A Ordinary Shares sold in our initial public offering at an assumed initial public offering price of $4.50 per share (which is the midpoint of the estimated offering range of $4.00 and $5.00 per share for the Class A Ordinary Shares being sold in our initial public offering) begin trading on the Nasdaq Capital Market. Thereafter, any Class A Ordinary Shares sold by the selling shareholders will occur at prevailing market prices or privately negotiated prices.

Ordinary Shares to be offered by us pursuant to this Resale Prospectus	0 Class A Ordinary Shares
Ordinary Shares outstanding prior to completion of this offering	16,000,000 Class A Ordinary Shares
Ordinary Shares outstanding immediately after our initial public offering pursuant to the Public Offering Prospectus	18,000,000 Class A Ordinary Shares
Use of proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares by the selling shareholders named in this Resale Prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the selling shareholders.

SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number of Class A Ordinary Shares owned by each selling shareholder immediately prior to the date of this Resale Prospectus and the number of Class A Ordinary Shares to be offered by the selling shareholder pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our Class A Ordinary Shares by the selling shareholder as adjusted to reflect the assumed sale of all of the Class A Ordinary Shares offered under this Resale Prospectus.

Percentage of beneficial ownership before this offering is based on 18,000,000 Class A Ordinary Shares outstanding as at the date of this Resale Prospectus. Beneficial ownership is based on information furnished by the selling shareholders. Unless otherwise indicated and subject to community property laws where applicable, the selling shareholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by him/her/it.

None of the selling shareholders has had any position, office or other material relationship within the past three years with the Company. None of the selling shareholders is a broker dealer or an affiliate of a broker dealer. None of the selling shareholders has an agreement or understanding to distribute any of the Class A Ordinary Shares being registered. Each selling shareholder may offer for sale from time to time any or all of the shares, subject to the agreements described in the “Selling Shareholders Plan of Distribution.” The table below assumes that the selling shareholders will sell all of the Class A Ordinary Shares offered for sale hereby:

Name of Selling Shareholder	Class A Ordinary Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Class A Ordinary Shares to be Sold	Number of Class A Ordinary Shares Owned after Offering	Percentage Class A Ordinary Shares Ownership After Offering (%)
First Start International Limited(2)	784,000	784,000	0	0%
Market Tycoon Investments Limited(3)	784,000	784,000	0	0%

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(1)      Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into Class A Ordinary Shares, or convertible or exercisable into our Class A Ordinary Shares within 60 days of the date hereof are deemed outstanding. Such Class A Ordinary Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each shareholder named in the table has sole voting and investment power with respect to the Class A Ordinary Shares set forth opposite such shareholder’s name.

(2)      First Start International Limited is a BVI company, of which Mr. LEUNG Chun Ming is the sole owner and a director. Mr. Leung has the voting, dispositive or investment powers over such Class A Ordinary Shares.

(3)      Market Tycoon Investments Limited is a BVI company, of which Mr. LUK Tat Ho Andy is the sole owner and a director. Mr. Luk has the voting, dispositive or investment powers over such Class A Ordinary Shares.

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SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Class A Ordinary Shares being offered under this Resale Prospectus on any stock exchange, market or trading facility on which our Class A Ordinary Shares are traded or in private transactions. No sales of the Class A Ordinary Shares covered by this prospectus shall occur until the Class A Ordinary Shares sold in our initial public offering at an assumed initial public offering price of $4.50 per share (which is the midpoint of the estimated offering range of $4.00 and $5.00 per share for the Class A Ordinary Shares being sold in our initial public offering) begin trading on the Nasdaq Capital Market. Thereafter, any Class A Ordinary Shares sold by the selling shareholders will occur at prevailing market prices or privately negotiated prices. The selling shareholders may use any one or more of the following methods when disposing of shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the Class A Ordinary Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the selling shareholders to sell a specified number of such Class A Ordinary Shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The Class A Ordinary Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a selling shareholders, rather than under this Resale Prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Class A Ordinary Shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders may pledge their Class A Ordinary Shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Class A Ordinary Shares.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of Class A Ordinary Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Class A Ordinary Shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling shareholders and any broker-dealers or agents that are involved in selling the Class A Ordinary Shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Class A Ordinary Shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Class A Ordinary Shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

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The selling shareholders and any other persons participating in the sale or distribution of the Class A Ordinary Shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Class A Ordinary Shares by, the selling shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the Class A Ordinary Shares.

Rule 5110 requires members firms to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of selling shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for ensuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•        it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•        the complete details of how the selling shareholders’ Class A Ordinary Shares are and will be held, including location of the particular accounts;

•        whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•        in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the resale of the securities by the selling shareholders.

If any of the Class A Ordinary Shares offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling shareholders will sell all or any portion of the shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this Resale Prospectus. However, each selling shareholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the selling shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

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LEGAL MATTERS

Robinson & Cole, LLP, Chrysler East Building, 666 Third Avenue, 20th Floor, New York, NY 10017 has acted as our counsel in connection with the preparation of this prospectus.

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C&K GROUP LIMITED

1,568,000 Class A Ordinary Shares

_________________________

RESALE PROSPECTUS

_________________________

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until [•], 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this Resale Prospectus is [•], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Memorandum and Articles of Association, which became effective on January 28, 2025, empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We have also entered into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement in connection with this offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S or Rule 701 under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities:

Ordinary Shares Issued Upon Incorporation

On January 28, 2025, pursuant to a share exchange agreement entered into by and among the Company, C&K Jewellery Limited, our Hong Kong subsidiary, and 11 individual shareholders, we issued (i) an aggregate of 12,700,000 Class A Ordinary Shares to existing shareholders of the Company, and (ii) 3,300,000 Class B Ordinary Shares to Prosper Spring Group Limited, which is owned by Ms. Cheng Ka Ki, our Chief Executive Officer, in exchange for 100% of the equity interest in C&K Jewellery Limited, in private transactions.

Issuances in Connection with Share Repurchase and Subscription

On July 15, 2025, the Company repurchased 3,300,000 Class B ordinary shares from Prosper Spring Group Limited (“Prosper Spring”), the sole holder of Class B ordinary shares at that time, which is owned by Ms. Cheng Ka Ki, our Chief Executive Officer, at a total consideration of $0.01. Following the repurchase, the Company issued 3,300,000 Class A ordinary shares and 3,300,000 Class B ordinary shares to Prosper Spring for a total consideration of $0.02, in a private transaction.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
1.1++	Form of Underwriting Agreement
3.1++	Memorandum and Articles of Association.
4.1++	Specimen Certificate for Class A Ordinary Shares
5.1++	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
8.1++	Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)
10.1++	Executive Employment Agreement, dated March 1, 2025, by and between the Company and Cheng, Ka Ki
10.2++	Executive Employment Agreement, dated March 1, 2025, by and between the Company and Leung, Wing Hong
10.3++	Executive Employment Agreement, dated March 1, 2025, by and between the Company and Wong, Man Yin Vanessa
10.4++	Executive Employment Agreement, dated March 1, 2025, by and between the Company and Kong, Ka Yin
10.5++	Form of Indemnification Agreement between the Registrant and its directors and officers
10.6++	Offer Letter, dated March 24, 2025, from the Company to Yuen, Ka Lok Ernest
10.7++	Offer Letter, dated March 25, 2025, from the Company to Chan Leo
10.8++	Offer Letter, dated March 25, 2025, from the Company to Chung Chi Kit
10.9++	Sale and Purchase Agreement, dated January 28, 2025, by and between Splendid Wealth Investments Limited, New Jumbo Global Limited and certain shareholders of C&K Jewellery Limited
10.10++	Share Exchange Agreement, dated January 28, 2025, by and between the Company, C&K Jewellery and certain shareholders of the Company
10.11++	Lease Agreement, dated May 24, 2024, between C&K Jewellery Limited and Harbour City Estates Limited
10.12++	Form of Purchase Order
10.13++	Form of Invoice
10.14++	Share Subscription and Consent Letter, dated July 15, 2025, from Prosper Spring Group Limited to the Board of Directors of the Company
15.1	Letter of WWC, P.C., an independent registered public accounting firm, re unaudited interim financial information
21.1++	List of Subsidiaries
23.1	Consent of WWC, P.C., Independent Registered Public Accounting Firm
23.2++	Consent of Ogier (included in Exhibit 5.1)
23.3++	Consent of Tian Yuan Law Firm LLP (included in Exhibit 99.5)
23.4++	Consent of Commerce & Finance Law Offices (included in Exhibit 99.6)
24.1++	Power of Attorney
99.1++	Code of Business Conduct and Ethics of the Registrant
99.2++	Consent of Yuen Ka Lok, Ernest to be named as a director nominee
99.3++	Consent of Chung Chi Kit to be named as a director nominee
99.4++	Consent of Chan Leo to be named as a director nominee
99.5++	Opinion of Tian Yuan Law Firm LLP regarding certain Hong Kong Legal Matters
99.6++	Opinion of Commerce & Finance Law Offices regarding certain PRC Legal Matters
107++	Filing Fee Table

____________

++      Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 5, 2025.

C&K Group Limited
By:	/s/ Cheng Ka Ki
Cheng Ka Ki
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cheng Ka Ki as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his name or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Cheng Ka Ki	Chief Executive Officer, Chairman and Director	September 5, 2025
Name: Cheng Ka Ki	(Principal Executive Officer)
/s/ Leung Wing Hong	Chief Financial Officer	September 5, 2025
Name: Leung Wing Hong	(Principal Accounting and Financial Officer)
/s/ Kong Ka Yin	Director	September 5, 2025
Name: Kong Ka Yin

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, on September 5, 2025.

U.S. Authorized Representative
Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.